Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF AUGUST 26, 2004

by and among

TEMPUR-PEDIC, INC.,

TEMPUR PRODUCTION USA, INC.

and

DAN-FOAM ApS

as Borrowers

and

THE OTHER PERSONS PARTY HERETO THAT

ARE DESIGNATED AS CREDIT PARTIES

and

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent, US L/C Issuer and a Lender

and

LEHMAN COMMERCIAL PAPER INC.

as Syndication Agent

and

NORDEA BANK DANMARK A/S

as European Security Agent, European Working Capital Loan Agent and a Lender

and

GE EUROPEAN LEVERAGED FINANCE LIMITED,

as European Loan Agent

and

HSBC BANK PLC

as European Funding Agent

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders

and

LEHMAN BROTHERS INC. and GECC CAPITAL MARKETS GROUP, INC.

as Joint Lead Arrangers and Joint Book Runners

INDEX OF APPENDICES

Annexes
Annex A	—	Definitions
Annex B	—	Commitment Amounts
Annex C	—	Closing Checklist
Annex D	—	Pro Forma
Annex E	—	Lenders’ Bank Accounts
Annex F	—	Currency Risk Management Policy
Annex G	—	European Cash Management
Annex H	—	Mandatory Cost Formulae

Exhibits

Exhibit 1.l(a)(i)(A)	—	US Term Note A
Exhibit 1.1(a)(i)(B)	—	US Term Note B
Exhibit 1.1(a)(ii)(A)	—	European Term Note A
Exhibit 1.1(b)(i)	—	US Revolving Note
Exhibit 1.1(b)(i)(A)	—	Notice of US Revolving Credit Advance
Exhibit 1.1(b)(ii)	—	European Revolving Note
Exhibit 1.1(b)(ii)(A)	—	Notice of European Revolving Credit Advance
Exhibit 1.1(d)	—	Swing Line Note
Exhibit 1.1(e)(i)	—	European Working Capital Note
Exhibit 1.1(e)(ii)	—	Notice of European Working Capital Credit Advance
Exhibit 1.1(f)(iii)	—	Form of US Letter of Credit Request
Exhibit 1.1(g)(iii)	—	Form of European Letter of Credit Request
Exhibit 1.2(e)	—	Notice of Conversion/Continuation
Exhibit 4.4(m)	—	Compliance Certificate
Exhibit 8.1	—	Assignment Agreement

Schedules

Schedule 3.1	—	Indebtedness
Schedule 3.2	—	Liens
Schedule 3.3	—	Investments
Schedule 3.4	—	Contingent Obligations
Schedule 3.7	—	Asset Dispositions
Schedule 3.8	—	Affiliate Transactions
Schedule 3.9	—	Business Description
Schedule 3.21	—	Activities of Ultimate Holdco, Intermediate Holdco, Holdco,
Spanish Holdco
Schedule 5.4(a)	—	Jurisdictions of Organization and Qualification
Schedule 5.4(b)	—	Capitalization
Schedule 5.6	—	Intellectual Property
Schedule 5.7	—	Investigations and Audits

i

Schedule 5.8	—	Employee Matters
Schedule 5.10	—	Litigation
Schedule 5.11	—	Use of Proceeds
Schedule 5.12	—	Real Estate
Schedule 5.13	—	Environmental Matters
Schedule 5.14	—	ERISA
Schedule 5.16	—	Deposit and Disbursement Accounts
Schedule 5.17	—	Agreements and Other Documents
Schedule 5.18	—	Insurance
Schedule 5.22	—	Collateral Agreement Schedules
Schedule 5.23	—	Intercompany Payables

ii

i

3.14	Bank Accounts; Cash Management	51
3.15	Hazardous Materials	52
3.16	ERISA	52
3.17	Sale Leasebacks	52
3.18	Changes to Material Contracts	52
3.19	Prepayments of Other Indebtedness	52
3.20	Real Estate Purchases	53
3.21	Activities of Ultimate Holdco, Intermediate Holdco, Holdco and Spanish Holdco	53
3.22	Change of Corporate Name or Location.	53
3.23	Holdco Merger.	54

SECTION 4. FINANCIAL COVENANTS/REPORTING		54

4.1	Minimum Fixed Charge Coverage Ratio	54
4.2	Minimum Interest Coverage Ratio	54
4.3	Maximum Leverage Ratio	54
4.4	Financial Statements and Other Reports	55
4.5	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement	58

SECTION 5. REPRESENTATIONS AND WARRANTIES		59

5.1	Disclosure	59
5.2	No Material Adverse Effect	59
5.3	No Conflict	59
5.4	Organization, Powers, Capitalization and Good Standing	59
5.5	Financial Statements and Projections	60
5.6	Intellectual Property	61
5.7	Investigations, Audits, Etc	61
5.8	Employee Matters	61
5.9	Solvency	62
5.10	Litigation; Adverse Facts	62
5.11	Use of Proceeds; Margin Regulations	62
5.12	Ownership of Property; Liens	62
5.13	Environmental Matters	63
5.14	ERISA	64
5.15	Brokers	65
5.16	Deposit and Disbursement Accounts	65
5.17	Agreements and Other Documents	65
5.18	Insurance	66
5.19	Government Regulation.	66
5.20	Subordinated Notes Documents	66
5.21	Taxes.	66
5.22	Collateral Documents	66

SECTION 6. DEFAULT, RIGHTS AND REMEDIES		66

6.1	Event of Default	66
6.2	Suspension or Termination of Commitments	69
6.3	Acceleration and other Remedies	69
6.4	Performance by Agent	70
6.5	Application of Proceeds and Payments	71
6.6	Loss Sharing	72

SECTION 7. CONDITIONS TO LOANS		73

7.1	Conditions to Initial Loans	73
7.2	Conditions to All Loans	73

SECTION 8. ASSIGNMENT AND PARTICIPATION		74

8.1	Assignment and Participations.	74
8.2	Agents	77
8.3	Set Off and Sharing of Payments	83
8.4	Disbursement of Funds	83
8.5	Disbursements of Advances; Payment	84
8.6	Swiss and German Power of Attorney	86

SECTION 9. MISCELLANEOUS		87

9.1	Indemnities	87
9.2	Amendments and Waivers	87
9.3	Notices	88
9.4	Failure or Indulgence Not Waiver; Remedies Cumulative	90
9.5	Marshaling; Payments Set Aside	90
9.6	Severability	91
9.7	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights	91
9.8	Headings	91
9.9	Applicable Law	91
9.10	Successors and Assigns	91
9.11	No Fiduciary Relationship Limited Liability	91
9.12	Construction	92
9.13	Confidentiality	92
9.14	CONSENT TO JURISDICTION	92
9.15	WAIVER OF JURY TRIAL	93
9.16	Survival of Warranties and Certain Agreements	93
9.17	Entire Agreement	93
9.18	Counterparts; Effectiveness	94
9.19	Replacement of Lenders	94
9.20	Delivery of Termination Statements and Mortgage Releases	95
9.21	Judgment Currency	96
9.22	European Monetary Union	96

9.23	Subordination	96

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of August 26, 2004 and entered into by and among TEMPUR-PEDIC INTERNATIONAL INC. (f/k/a TWI HOLDINGS, INC.), a Delaware corporation (“Ultimate Holdco”), TEMPUR WORLD, LLC (f/k/a TEMPUR WORLD, INC.), a Delaware limited liability company (“Intermediate Holdco”), TEMPUR WORLD HOLDINGS, LLC (formerly TEMPUR WORLD HOLDINGS, INC.), a Delaware limited liability company (“Holdco”), TEMPUR WORLD HOLDINGS, S.L., a company organized under the laws of Spain (“Spanish Holdco”), TEMPUR-PEDIC, INC., a Kentucky corporation (“TPI”), TEMPUR PRODUCTION USA, INC., a Virginia corporation (“TPUSA”), DAN-FOAM ApS (f/k/a Tempur World Holding Company ApS), a company organized under the laws of Denmark (“DF” or “European Borrower”) (TPI and TPUSA are sometimes collectively referred to herein as “US Borrowers” and individually as a “US Borrower”; and TPI, TPUSA and DF are sometimes collectively referred to as “Borrowers” and individually as a “Borrower”); the other persons designated as “Credit Parties” on the signature pages hereof; the financial institutions who are or hereafter become parties to this Agreement as Lenders; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity “GE Capital”), as Administrative Agent, US L/C Issuer and as a Lender; LEHMAN COMMERCIAL PAPER INC. (in its individual capacity, “LCPI”), as Syndication Agent and as a Lender, NORDEA BANK DANMARK A/S (in its individual capacity “Nordea”), as European Security Agent, European Working Capital Loan Agent and as a Lender; GE EUROPEAN LEVERAGED FINANCE LIMITED, a company incorporated under the laws of England and Wales (in its individual capacity “GE ELF”) as European Loan Agent for the European Lenders; and HSBC BANK PLC, a company incorporated under the laws of England and Wales (in its individual capacity “HSBC”) as European Funding Agent.

RECITALS:

WHEREAS, Borrowers, Ultimate Holdco, Intermediate Holdco, Holdco, Spanish Holdco, the other Credit Parties signatory thereto, the lenders parties thereto (the “Existing Lenders”), GE Capital, as administrative agent and Nordea as European security agent for certain of the Existing Lenders, are parties to a Second Amended and Restated Credit Agreement, dated as of August 15, 2003 (as so amended and restated and as otherwise amended, restated, supplemented or otherwise modified to date, the “Existing Credit Agreement”); and

WHEREAS, pursuant to and upon the terms and conditions set forth in the Existing Credit Agreement, the Existing Lenders agreed to make certain loans and other extensions of credit to Borrowers of up to $218,779,772.39 plus €20,062,090.51; and

WHEREAS, pursuant to and upon the terms and conditions set forth in the Agreement, each of the parties hereto wishes to and agrees to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities under the Existing Credit Agreement or evidence payment and reborrowing of all or any such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement and that from the date hereof, the Existing Credit Agreement be of no further force and effect except to evidence the incurrence of the Obligations thereunder, the representations and warranties made thereunder and the obligations, covenants and liabilities of the parties thereto prior to the Closing Date; and

WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference. All references to Revolver Agent in any Loan Documents shall be deemed to be references to Administrative Agent.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Lenders and Agents agree that, as of August 26, 2004, the Existing Credit Agreement (including all Schedules, Annexes and Exhibits thereto) is amended and restated in its entirety to read as set forth above and as follows:

SECTION 1.

AMOUNTS AND TERMS OF LOANS

1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Credit Parties contained herein:

(a) Term Loans.

(i) (A) Each US Term A Lender agrees, severally and not jointly, to continue to lend to TPUSA and TPI, subject to Section 1.1(c), its Pro Rata Share of the US Term Loan A described herein (the “US Term Loan A”), which, as of the Closing Date, is in an initial total principal amount equal to $9,561,772.39; (B) each US Term B Lender agrees, severally and not jointly, to continue to lend to the US Borrowers, subject to Section 1.1(c), its Pro Rata Share of the US Term Loan B described herein (the “US Term Loan B” and together with the US Term Loan A, the “US Term Loans” and each a “US Term Loan”), which, as of the Closing Date, is in an initial total principal amount equal to $133,650,000.00; and

(ii) Each European Term A Lender agrees, severally and not jointly, to continue to lend to DF, subject to Section 1.1(c), its Pro Rata Share of the European Term Loan A described herein (the “European Term Loan A”), which, as of the Closing Date, is in an initial total principal amount equal to $35,568,000.00 plus €20,062,090.51.

The US Term Loans and the European Term Loan A will be referred to collectively as the “Term Loans.”

The US Borrowers shall repay the US Term Loans and DF shall repay its European Term Loan A through periodic payments on the dates and in the amounts indicated below (“Scheduled Installments”).

US Term Loan A

Date	Scheduled Installment
September 30, 2004	$297,864.48
December 31, 2004	$297,864.48
March 31, 2005	$396,794.20
June 30, 2005	$396,794.20
September 30, 2005	$396,794.20
December 31, 2005	$396,794.20
March 31, 2006	$396,794.20
June 30, 2006	$396,794.20
September 30, 2006	$396,794.20
December 31, 2006	$396,794.20
March 31, 2007	$595,728.96
June 30, 2007	$595,728.96
September 30, 2007	$595,728.96
December 31, 2007	$595,728.96
March 31, 2008	$711,863.84
June 30, 2008	$711,863.84
September 30, 2008	$711,863.84
November 1, 2008	$1,273,182.47

US Term Loan B

Date	Scheduled Installment
September 30, 2004	$337,500.00
December 31, 2004	$337,500.00
March 31, 2005	$337,500.00
June 30, 2005	$337,500.00
September 30, 2005	$337,500.00
December 31, 2005	$337,500.00
March 31, 2006	$337,500.00
June 30, 2006	$337,500.00
September 30, 2006	$337,500.00
December 31, 2006	$337,500.00
March 31, 2007	$337,500.00
June 30, 2007	$337,500.00
September 30, 2007	$337,500.00
December 31, 2007	$337,500.00
March 31, 2008	$337,500.00
June 30, 2008	$337,500.00
September 30, 2008	$337,500.00
December 31, 2008	$337,500.00
March 31, 2009	$337,500.00
June 30, 2009	$127,237,500.00

European Term Loan A

Date	Scheduled Installment (in $)	Scheduled Installment (in €)
September 30, 2004	$1,108,000.00	€624,966.16
December 31, 2004	$1,108,000.00	€624,966.16
March 31, 2005	$1,476,000.00	€832,536.14
June 30, 2005	$1,476,000.00	€832,536.14
September 30, 2005	$1,476,000.00	€832,536.14
December 31, 2005	$1,476,000.00	€832,536.14
March 31, 2006	$1,476,000.00	€832,536.14
June 30, 2006	$1,476,000.00	€832,536.14
September 30, 2006	$1,476,000.00	€832,536.14
December 31, 2006	$1,476,000.00	€832,536.14
March 31, 2007	$2,216,000.00	€1,249,932.31
June 30, 2007	$2,216,000.00	€1,249,932.31
September 30, 2007	$2,216,000.00	€1,249,932.31
December 31, 2007	$2,216,000.00	€1,249,932.31
March 31, 2008	$2,648,000.00	€1,493,601.43
June 30, 2008	$2,648,000.00	€1,493,601.43
September 30, 2008	$2,648,000.00	€1,493,601.43
November 1, 2008	$4,736,000.00	€2,671,335.49

The final installment for each Term Loan, shall in each case and in all events, equal the entire remaining principal balance of each of the Term Loans, respectively. Notwithstanding the foregoing, the outstanding principal balance of the US Term Loan A and the European Term Loan A shall be due and payable in full on the Commitment Termination Date. The outstanding principal balance of the US Term Loan B shall be due and payable in full on June 30, 2009 or earlier pursuant to Section 6.3 hereof. Amounts borrowed under this Section 1.l(a) and repaid may not be reborrowed.

The US Term Loan A shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a)(i)(A) (each a “US Term Note A” and, collectively, the “US Term Notes A”), and, except as provided in Section 1.7, TPUSA and TPI shall execute and deliver a US Term Note A to each US Term A Lender. The US Term Loan B shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a)(i)(B) (each a “US Term Note B” and, collectively, the “US Term Notes B” and, together with the US Term Notes A, the “US Term Notes” and, each a “US Term Note”), and, except as provided in Section 1.7, TPUSA and TPI shall execute and deliver a US Term Note B to each US Term B Lender. Each US Term Note shall represent the obligation of TPUSA and TPI to pay the amount of the applicable US Term Lender’s applicable US Term Loan A Commitment or US Term Loan B Commitment, as applicable, together with interest thereon.

The European Term Loan A shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a)(ii)(A) (each a “European Term Note A” and, collectively, the “European Term Notes A”), and, except as provided in Section 1.7, DF shall execute and deliver a European Term Note A to each European Term A Lender. Each European Term Note A shall represent the obligation of DF to pay the amount of the European Term Loan Commitment of each applicable European Term A Lender, together with interest thereon.

(b) Revolving Loans.

(i) US Revolving Loan. Each US Revolving Lender agrees, severally and not jointly, to continue to make available in Dollars to TPI and TPUSA from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a “US Revolving Credit Advance”) requested by US Borrower Representative on behalf of TPI hereunder. The Pro Rata Share of the US Revolving Loan of any US Revolving Lender (including, without duplication, Swing Line Loans) shall not at any time exceed its separate US Revolving Loan Commitment. US Revolving Credit Advances may be repaid and reborrowed; provided that the amount of any US Revolving Credit Advance to be made at any time shall not exceed the US Maximum Amount at such time less the US Revolving Loan Outstandings at such time. The US Revolving Loan shall be repaid in full on the Commitment Termination Date. Except as provided in the last sentence of Section 1.7, TPI and TPUSA shall execute and deliver to each US Revolving Lender a promissory note to evidence the US Revolving Loan Commitment of such US Revolving Lender in the principal amount of the US Revolving Loan Commitment of such US Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(i) (each a “US Revolving Note” and, collectively, the “US Revolving Notes”). If at any time the outstanding US Revolving Loan exceeds the aggregate US Revolving Loan Commitments, Lenders shall not be obligated to make US Revolving Credit Advances, no additional US Letters of Credit shall be issued and the US Revolving Loan must be repaid immediately and US Letters of Credit cash collateralized, in each case, in an amount sufficient to eliminate any such excess. All such excess shall constitute Index Rate Loans and shall bear interest at the Default Rate. US Revolving Credit Advances which are Index Rate Loans may be requested in any amount. For funding requests for a US Revolving Credit Advance equal to or greater than $5,000,000, written notice must be provided by 1:00 p.m. (New York time) one (1) Business Day prior to the Business Day on which such US Revolving Credit Advance is to be made and for funding requests less than $5,000,000, written notice must be provided by 1:00 p.m. (New York time) on the Business Day on which such US Revolving Credit Advance is to be made. All US Revolving Credit Advances which are LIBOR Loans require three (3) Business Days prior written notice. Written notices for funding requests shall be in the form attached as Exhibit 1.1(b)(i)(A) (“Notice of US Revolving Credit Advance”).

(ii) European Revolving Loan. Each European Revolving Lender agrees, severally and not jointly, to continue to make available in Dollars or in an Alternative Currency to European Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a “European Revolving Credit Advance”) requested by European Borrower. The Pro Rata Share of the European Revolving Loan of any European Revolving Lender shall not at any time exceed its separate European Revolving Loan Commitment. European Revolving Credit Advances may be repaid and reborrowed; provided that the amount of any European Revolving Credit Advance to be made at any time shall not exceed the European Revolving Maximum Amount less the European Revolving Loan Outstandings at such time. The Equivalent Amount in Dollars of each European Revolving Credit Advance shall be recalculated hereunder on each date on which it shall be necessary to determine the European Revolving Maximum Amount. The European Revolving Loan shall be repaid in full on the Commitment Termination Date. Except as provided in the last sentence of Section 1.7, European Borrower shall execute and deliver to each European Revolving Lender a promissory note to evidence the European Revolving Loan Commitment of such European Revolving Lender in the principal amount of the European Revolving Loan Commitment of such European Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (each a “European Revolving Note” and, collectively, the “European Revolving Notes”). If at any time the outstanding European Revolving Loan exceeds the aggregate European Revolving Loan Commitment, Lenders shall not be obligated to make European Revolving Credit Advances, no additional European Letters of Credit shall be issued and the European Revolving Loan must be repaid immediately and European Letters of Credit cash collateralized, in each case, in an amount sufficient to eliminate any such excess. All such excess shall constitute an LIBOR Loan having an LIBOR Period of one month and shall bear interest at the Default Rate. All LIBOR Loans require three (3) Business Days prior written notice. Written notices for funding requests shall be in the form attached as Exhibit 1.1(b)(ii)(A) (“Notice of European Revolving Credit Advance”). A European Revolving Credit Advance may not be drawn in an Alternative Currency if (a) any European Revolving Lender notifies the European Funding Agent not later than 10:00 a.m. (Local Time) on the third Business Day prior to the proposed European Revolving Credit Advance that deposits of such Alternative Currency are not readily available to such Lender in an amount comparable with such Lender’s Pro Rata Share of such proposed European Revolving Credit Advance; or (b) the European Funding Agent determines after consultation with the other European Revolving Lenders (which determination shall be conclusive) at any time prior to 10:00 a.m. (Local Time) on the date of such proposed European Revolving Credit Advance that by reason of any change in currency availability, currency exchange rates or exchange controls it is, or will be, impracticable for such European Revolving Credit Advance to be made in the requested Alternative Currency. In such event, the proposed European Revolving Credit Advance shall be made in Dollars.

(c) Loans Under Existing Credit Agreement. The Credit Parties acknowledge and agree that as of the Closing Date (i) there is no outstanding principal amount of US Revolving Credit Advances under (and as defined in) the Existing Credit Agreement; (ii) there is no outstanding principal amount of European Revolving Credit Advances under (and as defined in) the Existing Credit Agreement; (iii) the outstanding principal amount of the US Term Loan A under (and as defined in) the Existing Credit Agreement equals $9,561,772.39 and that such US Term Loan A is continued as US Term Loan A hereunder; (iv) the outstanding principal amount of the US Term Loan B under (and as defined in) the Existing Credit Agreement equals $133,650,000.00 and that such US Term Loan B is continued as US Term Loan B hereunder; (v) the outstanding principal amount of the European Term Loan A under (and as defined in) the Existing Credit Agreement equals $35,568,000.00 plus €20,062,090.51 and that such European Term Loan A is continued as the European Term Loan A hereunder; (vi) the US Letters of Credit outstanding under (and as defined in) the Existing Credit Agreement equals $265,000; and (vii) European Letters of Credit are outstanding under (and as defined in) the Existing Credit Agreement having a stated amount of $4,196,688.15 and such European Letters of Credit are continued as European Letters of Credit hereunder. The Commitments are as set forth on Annex B hereto. On the Closing Date all outstanding IBOR Loans (as defined in the Existing Credit Agreement) to the US Borrowers to each Lender under the Existing Credit Agreement shall continue as LIBOR Loans hereunder.

(d) Swing Line Facility.

(i) Administrative Agent shall notify the Swing Line Lender upon Administrative Agent’s receipt of any Notice of US Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(d)(i) shall not relieve US Revolving Lenders of their obligations to make US Revolving Credit Advances under Section 1.1(b)(i); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any US Revolving Credit Advance that otherwise may be made by US Revolving Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (i) the Swing Line Commitment less the then outstanding principal balance of the Swing Line Loans at such time or (ii) the US Maximum Amount at such time less the US Revolving Loan Outstandings at such time (“Swing Line Availability”). Until the Commitment Termination Date, TPI may from time to time borrow, repay and reborrow under this Section 1.1(d)(i). Each Swing Line Advance shall be made pursuant to a Notice of US Revolving Credit Advance delivered by US Borrower Representative on behalf of TPI and TPUSA to Administrative Agent in accordance with Section 1.1(b)(i). Unless the Swing Line Lender has received at least one (1) Business Day’s prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 7.2 be entitled to fund that Swing Line Advance, and to have each US Revolving Lender make US Revolving Credit Advances in accordance with Section 1.1(d)(iii) or purchase participating interests in accordance with Section 1.1(d)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. TPI and TPUSA jointly and severally shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Administrative Agent. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(ii) TPI and TPUSA shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(d) (the “Swing Line Note”). The Swing Line Note shall represent the obligation of TPI to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to TPI together with interest thereon as prescribed in Section 1.2.

(iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, shall on behalf of TPI and TPUSA (and each of TPI and TPUSA hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each US Revolving Lender (including the Swing Line Lender) to make a US Revolving Credit Advance to TPI and TPUSA (which shall be an Index Rate Loan) in an amount equal to that US Revolving Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 6.1(f) and 6.l(g) has occurred (in which event the procedures of Section 1.1(d)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a US Revolving Credit Advance are then satisfied, each US Revolving Lender shall disburse directly to Administrative Agent, its Pro Rata Share of a US Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those US Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

(iv) If, prior to refunding a Swing Line Loan with a US Revolving Credit Advance pursuant to Section 1.1(d)(iii), one of the events described in Sections 6.1(f) or 6.1(g) has occurred, then, subject to the provisions of Section l.1(d)(v) below, each US Revolving Lender shall, on the date such US Revolving Credit Advance was to have been made for the benefit of TPI and TPUSA, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share (determined with respect to the US Revolving Loan) of such Swing Line Loan. Upon request, each US Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v) Each US Revolving Lender’s obligation to make US Revolving Credit Advances in accordance with Section 1.1(d)(iii) and to purchase participation interests in accordance with Section 1.1(d)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such US Revolving Lender may have against the Swing Line Lender, TPI or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of TPI to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Swing Line Lender shall be entitled to recover, on demand, from each US Revolving Lender the amounts required pursuant to Sections 1.1(d)(iii) or 1.1(d)(iv), as the case may be. If any US Revolving Lender does not make available such amounts to Administrative Agent or the Swing Line Lender, as applicable, the Swing Line Lender shall be entitled to recover, on demand, such amount on demand from such US Revolving Lender, together with interest thereon for each day from the date of non payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

(e) European Working Capital Loan. Each European Working Capital Lender agrees, severally and not jointly, to make available in Dollars or in an Alternative Currency to European Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a “European Working Capital Credit Advance”) requested by European Borrower. The Pro Rata Share of the European Working Capital Loan of any European Working Capital Lender shall not at any time exceed its separate European Working Capital Loan Commitment. European Working Capital Credit Advances may be repaid and reborrowed; provided that the amount of any European Working Capital Credit Advance to be made at any time shall not exceed the European Working Capital Maximum Amount less the European Working Capital Loan Outstandings at such time. The Equivalent Amount in Dollars of each European Working Capital Credit Advance shall be recalculated hereunder on each date on which it shall be necessary to determine the European Working Capital Maximum Amount. The

European Working Capital Loan shall be repaid in full on the Commitment Termination Date. Except as provided in the last sentence of Section 1.7, European Borrower shall execute and deliver to each European Working Capital Lender a promissory note to evidence the European Working Capital Loan Commitment of such European Working Capital Lender in the principal amount of the European Working Capital Loan Commitment of such European Working Capital Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(e)(i) (each a “European Working Capital Note” and, collectively, the “European Working Capital Notes”). All European Working Capital Credit Advances shall constitute N Bor Loans. If at any time the outstanding European Working Capital Loan exceeds the aggregate European Working Capital Loan Commitment, European Working Capital Lenders shall not be obligated to make European Working Capital Credit Advances and the European Working Capital Loan must be repaid immediately in an amount sufficient to eliminate any such excess. All such excess shall constitute an N Bor Loan and shall bear interest at the Default Rate. For funding requests for a European Working Capital Credit Advance written notice must be provided by 10:00 a.m. (London time) on the Business Day on which such European Working Capital Credit Advance is to be made. Written notices for funding requests shall be in the form attached as Exhibit 1.1(e)(ii) (“Notice of European Working Capital Credit Advance”) (it being agreed that any presentation of a draft with respect to a bank account maintained by the European Borrower at Nordea for which there are otherwise insufficient funds then available to honor such draft shall be deemed to be notice (a “Deemed Notice”) for funding of a European Working Capital Advance. A European Working Capital Credit Advance may not be drawn in an Alternative Currency if (a) any European Working Capital Lender notifies the European Working Capital Loan Agent not later than 10:00 a.m. (Local Time) on the Business Day prior to the proposed European Working Capital Credit Advance that deposits of such Alternative Currency are not readily available to such Lender in an amount comparable with such European Working Capital Lender’s Pro Rata Share of such proposed European Working Capital Credit Advance; or (b) the European Working Capital Loan Agent determines after consultation with the other European Working Capital Lenders (which determination shall be conclusive) at any time prior to 10:00 a.m. (Local Time) on the date of such proposed European Working Capital Credit Advance that by reason of any change in currency availability, currency exchange rates or exchange controls it is, or will be, impracticable for such European Working Capital Credit Advance to be made in the requested Alternative Currency. In such event, the proposed European Working Capital Credit Advance shall be made in Dollars.

The European Borrower may notify the European Working Capital Loan Agent, the Administrative Agent and the European Loan Agent that the European Borrower is electing to permanently convert all or a portion of the then outstanding European Working Capital Loan Commitments to European Revolving Loan Commitments. Upon receipt of such notice by each of such Persons (i) the European Borrower shall repay all then outstanding European Working Capital Credit Advances (and shall pay all then outstanding interest thereon and all other amounts owing with respect thereto), (ii) the European Working Capital Loan Commitment of each European Working Capital Lender shall be reduced to zero and (x) in the event that the European Working Capital Lender is also a European Revolving Lender, the European Revolving Loan Commitment of each such European Working Capital Lender shall, without the need for any amendments or other modifications hereto, be increased by the amount that the European Working Capital Loan Commitment of such European Working Capital Lender was so reduced and (y) in the event that the European Working Capital Lender is at such time not a

European Revolving Lender, such European Working Capital Lender shall become and be deemed for all purposes to be a European Revolving Lender and the European Revolving Loan Commitment of such Lender shall, without the need for any amendments or other modifications hereto, equal the amount by which the European Working Capital Commitment of such Lender was so reduced, (iii) the European Revolving Lenders shall assign, purchase and sell, as applicable, from each other, European Revolving Credit Advances to the extent necessary to provide that after giving effect thereto, each European Revolving Lender shall have funded its Pro Rata Share of the then outstanding European Revolving Credit Advances and (iv) each European Revolving Lender shall be deemed to purchase or sell participations in the then outstanding European Letters of Credit to the extent necessary to provide that each European Revolving Lender owns its Pro Rata Share of participations in the then outstanding European Letters of Credit.

(f) US Letters of Credit. The US Revolving Loan Commitment may, in addition to advances under the US Revolving Loan (including US Swing Line Advances), be utilized, upon the request of US Borrower Representative on behalf of TPI, for the issuance or continuation of US Letters of Credit. Immediately upon the issuance or continuation by a US L/C Issuer of a US Letter of Credit, and without further action on the part of Administrative Agent or any of the US Lenders, each US Revolving Lender shall be deemed to have purchased from such US L/C Issuer a participation in such US Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such US Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such US Letter of Credit. US Letters of Credit outstanding under the Existing Credit Agreement shall remain outstanding and shall be governed hereby.

(i) US L/C Sublimit. The aggregate amount of US Letter of Credit Obligations with respect to all US Letters of Credit outstanding at any time shall not exceed $5,000,000 (“US L/C Sublimit”).

(ii) Reimbursement. TPI shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse any US L/C Issuer on demand in immediately available funds for any amounts paid by such US L/C Issuer with respect to a US Letter of Credit, including all reimbursement payments, fees, charges, costs and expenses paid by such US L/C Issuer. TPI hereby authorizes and directs Administrative Agent, at Administrative Agent’s option, to debit TPI’s account (by increasing the outstanding principal balance of the US Revolving Credit Advances) in the amount of any payment made by a US L/C Issuer with respect to any US Letter of Credit. All amounts paid by a US L/C Issuer with respect to any US Letter of Credit that are not repaid as provided in the first sentence hereof by TPI with the proceeds of a US Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to the portions of the US Revolving Loan which are Index Rate Loans plus, at the election of Administrative Agent or Requisite Lenders, an additional two percent (2.00%) per annum. Each US Revolving Lender agrees to fund its Pro Rata Share of any US Revolving Loan made pursuant to this Section 1.1(f)(ii). In the event Administrative Agent elects not to debit TPI’s account and TPI fails to reimburse the US L/C Issuer in full on the date of any payment in respect of a US Letter of Credit, Administrative Agent shall promptly notify each US Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and each US Revolving Lender, on the next Business

Day prior to 3:00 p.m. (New York time), shall deliver to Administrative Agent an amount equal to its Pro Rata Share thereof in same day funds. Each US Revolving Lender hereby absolutely and unconditionally agrees to pay to the US L/C Issuer upon demand by the US L/C Issuer such US Revolving Lender’s Pro Rata Share of each payment made by the US L/C Issuer in respect of a US Letter of Credit and not immediately reimbursed TPI or satisfied through a debit of TPI’s account. Each US Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of US Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by TPI to satisfy any of the conditions set forth in Section 7.2. If any US Revolving Lender fails to make available to the US L/C Issuer the amount of such US Revolving Lender’s Pro Rata Share of any payments made by the US L/C Issuer in respect of a US Letter of Credit as provided in this Section 1.1(f)(ii), the US L/C Issuer shall be entitled to recover such amount on demand from such US Revolving Lender together with interest at the Index Rate.

(iii) Request for US Letters of Credit. US Borrower Representative shall give Administrative Agent at least two (2) Business Days prior written notice specifying the date a US Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby in the form set forth as Exhibit 1.1(f)(iii). If Administrative Agent informs US Borrower Representative that the US L/C Issuer cannot issue the requested US Letter of Credit directly, US Borrower Representative may request that US L/C Issuer arrange for the issuance of the requested US Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Administrative Agent, US L/C Issuer and US Borrower Representative. The issuance of any US Letter of Credit under this Agreement shall be subject to the conditions that the US Letter of Credit (i) supports a transaction entered into in the ordinary course of business of US Borrowers and (ii) is in a form and contains such terms and conditions as are reasonably satisfactory to the US L/C Issuer and, in the case of standby letters of credit, Administrative Agent. The initial notice requesting the issuance of a US Letter of Credit shall be accompanied by the form of the US Letter of Credit and the Master Standby Agreement or Master Documentary Agreement, as applicable, and an application for a letter of credit, if any, then required by the US L/C Issuer completed in a manner satisfactory to such US L/C Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

(iv) Expiration Dates of US Letters of Credit. The expiration date of each US Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the fifteenth (15th) day prior to the date set forth to in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a US Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods; provided that the US L/C Issuer has the right to terminate such US Letter of Credit on each such annual expiration date and no renewal term may extend the term of the US Letter of Credit to a date that is later than the fifteenth (15th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. The US L/C Issuer may elect not to renew any such US Letter of Credit and, upon direction by Administrative Agent or Requisite Lenders, shall not renew any such US Letter of Credit at any time during the continuance of an Event of Default; provided that in the case of a direction by Administrative Agent or Requisite Lenders, the US L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the US L/C Issuer and the US L/C Issuer has had a reasonable period of time to act on such notice.

(v) Obligations Absolute. The obligation of TPI to reimburse the US L/C Issuer, Administrative Agent and US Revolving Lenders for payments made in respect of US Letters of Credit issued by the US L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any US Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any US Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which TPI, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any US Letter of Credit, any Agent, any US L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any US Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any US Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such US Letter of Credit; or (f) any other act or omission to act or delay of any kind of any US L/C Issuer, any Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(f)(v), constitute a legal or equitable discharge of TPI’s obligations hereunder.

(vi) Obligations of US L/C Issuers. Each US L/C Issuer (other than GE Capital) hereby agrees that it will not issue a US Letter of Credit hereunder until it has provided Administrative Agent with written notice specifying the amount and intended issuance date of such US Letter of Credit and Administrative Agent has returned a written acknowledgment of such notice to US L/C Issuer. Each US L/C Issuer (other than GE Capital) further agrees to provide to Administrative Agent: (a) a copy of each US Letter of Credit issued by such US L/C Issuer promptly after its issuance; (b) a quarterly report summarizing available amounts under US Letters of Credit issued by such US L/C Issuer, the dates and amounts of any draws under such US Letters of Credit, the effective date of any increase or decrease in the face amount of any US Letters of Credit during such quarter and the amount of any unreimbursed draws under such US Letters of Credit; and (d) such additional information reasonably requested by Administrative Agent from time to time with respect to the US Letters of Credit issued by such US L/C Issuer. Without limiting the generality of the foregoing, it is expressly understood and agreed by US Borrowers that the absolute and unconditional obligation of US Borrowers to Administrative Agent and US Lenders hereunder to reimburse payments made under a US Letter of Credit will not be excused by the gross negligence or willful misconduct of the US L/C Issuer. However, the foregoing shall not be construed to excuse a US L/C Issuer from liability to US Borrowers to the extent of any direct damages (as opposed to consequential damages, with US Borrowers hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by US Borrowers that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

(g) European Letters of Credit. The European Revolving Loan Commitment may, in addition to advances under the European Revolving Loan, be utilized, upon the request of European Borrower, for the issuance of European Letters of Credit. Immediately upon the issuance by a European L/C Issuer of a European Letter of Credit or on the Closing Date in the case of European Letters of Credit outstanding under the Existing Credit Agreement, and without further action on the part of European Loan Agent, European Funding Agent or any of the European Lenders, each European Revolving Lender shall be deemed to have purchased from such European L/C Issuer a participation in such European Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such European Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such European Letter of Credit. European Letters of Credit outstanding under the Existing Credit Agreement shall remain outstanding and shall be governed hereby.

(i) European L/C Sublimit. The aggregate amount of European Letter of Credit Obligations with respect to all European Letters of Credit outstanding at any time shall not exceed the Equivalent Amount of $10,000,000 (“European L/C Sublimit”).

(ii) Reimbursement. European Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse any European L/C Issuer on demand in immediately available funds for any amounts paid by such European L/C Issuer with respect to a European Letter of Credit, including all reimbursement payments, fees, charges, costs and expenses paid by such European L/C Issuer. European Borrower hereby authorizes and directs European Loan Agent, at European Loan Agent’s option, to debit European Borrower’s account (by increasing the outstanding principal balance of the European Revolving Credit Advances) in the amount of any payment made by a European L/C Issuer with respect to any European Letter of Credit. All amounts paid by a European L/C Issuer with respect to any European Letter of Credit that are not repaid as provided in the first sentence hereof by European Borrower with the proceeds of a European Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to the European Revolving Loan plus, at the election of Administrative Agent or Requisite Lenders, an additional two percent (2.00%) per annum. Each European Revolving Lender agrees to fund its Pro Rata Share of any European Revolving Loan made pursuant to this Section 1.1(g)(ii). In the event European Loan Agent elects not to instruct European Funding Agent to debit European Borrower’s account and European Borrower fails to reimburse the European L/C Issuer in full on the date of any payment in respect of a European Letter of Credit, European Loan Agent shall promptly notify each European Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and each European Revolving Lender, on the next Business Day prior to 3:00 p.m. (Local Time), shall deliver to European Funding Agent an amount equal to its Pro Rata Share thereof in same day funds. Each European Revolving Lender hereby absolutely and unconditionally agrees to pay to the European L/C Issuer upon demand by the European L/C Issuer such European Revolving Lender’s Pro Rata Share of each payment made by the European L/C Issuer in respect of a European Letter of Credit and not immediately reimbursed by European Borrower or satisfied through a debit of European Borrower account. Each European Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of European Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by European Borrower to satisfy any of the conditions set forth in Section 7.2. If any European Revolving Lender fails to make available to the European L/C Issuer the amount of such European Revolving Lender’s Pro Rata Share of any payments made by the European L/C Issuer in respect of a European Letter of Credit as provided in this Section 1.1(g)(ii), the European L/C Issuer shall be entitled to recover such amount on demand from such European Revolving Lender together with interest at the LIBOR Rate with an LIBOR Period of one month.

(iii) Request for European Letters of Credit. European Borrower shall give European Loan Agent, European Funding Agent and European L/C Issuer at least three (3) Business Days prior written notice specifying the date a European Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby in the form set forth as Exhibit 1.1(g)(iii). If European Loan Agent informs European Borrower that the European L/C Issuer cannot issue the requested European Letter of Credit directly, European Borrower may request that European L/C Issuer arrange for the issuance of the requested European Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to European Loan Agent, European L/C Issuer and European Borrower. The issuance of any European Letter of Credit under this Agreement shall be subject to the conditions that the European Letter of Credit (i) supports a transaction entered into in the ordinary course of business of European Borrower and (ii) is in a form and contains such terms and conditions as are reasonably satisfactory to the European L/C Issuer and, in the case of standby letters of credit, European Loan Agent. The initial notice requesting the issuance of a European Letter of Credit shall be accompanied by the form of the European Letter of Credit and an application for a letter of credit, if any, then required by the European L/C Issuer completed in a manner satisfactory to such European L/C Issuer and European Loan Agent. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

(iv) Expiration Dates of European Letters of Credit. The expiration date of each European Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the fifteenth (15th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a European Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods; provided that the European L/C Issuer has the right to terminate such European Letter of Credit on each such annual expiration date and no renewal term may extend the term of the European Letter of Credit to a date that is later than the fifteenth (15th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. The European L/C Issuer may elect not to renew any such European Letter of Credit and, upon direction by Administrative Agent, European Loan Agent or Requisite Lenders, shall not renew any such European Letter of Credit at any time during the continuance of an Event of Default; provided that in the case of a direction by Administrative Agent, European Loan Agent or Requisite Lenders, the European L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the European L/C Issuer and the European L/C Issuer has had a reasonable period of time to act on such notice.

(v) Obligations Absolute. The obligation of European Borrower to reimburse the European L/C Issuer, European Loan Agent, European Funding Agent and

European Revolving Lenders for payments made in respect of European Letters of Credit issued by the European L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any European Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any European Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which European Borrower, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any European Letter of Credit, any Agent, any European L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any European Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any European Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such European Letter of Credit; or (f) any other act or omission to act or delay of any kind of any European L/C Issuer, any Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(g)(v), constitute a legal or equitable discharge of European Borrower’s obligations hereunder.

(vi) Obligations of European L/C Issuers. Each European L/C Issuer hereby agrees that it will not issue a European Letter of Credit hereunder until it has provided European Loan Agent with written notice specifying the amount and intended issuance date of such European Letter of Credit and European Loan Agent has returned a written acknowledgment of such notice to European L/C Issuer. Each European L/C Issuer further agrees to provide to European Loan Agent and European Funding Agent: (a) a copy of each European Letter of Credit issued by such European L/C Issuer promptly after its issuance; (b) on a change occurring to amounts under European Letters of Credit the European L/C Issuer shall promptly notify the European Loan Agent of the change, (c) a quarterly report summarizing available amounts under European Letters of Credit issued by such European L/C Issuer, the effective date of any increase or decrease in the face amount of any European Letters of Credit during such week and the amount of any unreimbursed draws under such European Letters of Credit; and (d) such additional information reasonably requested by European Loan Agent from time to time with respect to the European Letters of Credit issued by such European L/C Issuer. European L/C Issuer shall notify European Loan Agent and European Funding Agent within one (1) Business Day following any draw under a European Letter of Credit. Without limiting the generality of the foregoing, it is expressly understood and agreed by European Borrower that the absolute and unconditional obligation of European Borrower to European Loan Agent, European Funding Agent and European Lenders hereunder to reimburse payments made under a European Letter of Credit will not be excused by the gross negligence or willful misconduct of the European L/C Issuer. European Borrower hereby waives all claims for any consequential damages or any other damages, other than direct damages, to the extent permitted by applicable law.

(h) Letter of Credit Sublimits. US Letters of Credit may only be used for the business and operations of the US Credit Parties and Designated US Cash Management Credit Parties and (ii) European Letters of Credit may only be used for the business and operations of the European Credit Parties.

(i) Funding Authorization.

(i) The proceeds of all US Revolving Credit Advances made pursuant to this Agreement subsequent to the Closing Date are to be funded by Administrative Agent by wire transfer to the account designated by US Borrower Representative below (the “US Disbursement Account”):

Bank:	Fifth Third Bank
ABA No.:	042000314
Bank Address:	250 West Main Street, Suite 105 Lexington, Kentucky 40512
Account No.:	99964853
Reference:	Tempur-Pedic, Inc.

US Borrower Representative shall provide Administrative Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

(ii) The proceeds of all European Revolving Credit Advances made pursuant to this Agreement subsequent to the Closing Date are to be funded by European Funding Agent by wire transfer to the account designated by European Borrower below (the “European Revolving Disbursement Account”):

Bank:	Nordea Bank Danmark A/S
SWIFT No.:	NDEADKKKXXX
Bank Address:	Raadhustorvet 13 DK 8700 Horsens Denmark
Account No.:	2213 6264367830
Reference:	Dan-Foam ApS

European Borrower shall provide European Loan Agent and European Funding Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

(iii) The proceeds of all European Working Capital Credit Advances (other than those made pursuant to a Deemed Notice) made pursuant to this Agreement subsequent to the Closing Date are to be funded by European Working Capital Loan Agent by wire transfer to the account designated by European Borrower below (the “European Working Capital Disbursement Account”):

Bank:	Nordea Bank Danmark A/S
SWIFT No.:	NDEADKKKXXX
Bank Address:	Raadhustorvet 13 DK 8700 Horsens Denmark
Account No.:	2213 6264367830
Reference:	Dan-Foam ApS

European Borrower shall provide European Working Capital Loan Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

1.2 Interest and Applicable Margins.

(a) Borrowers shall pay interest to Appropriate Agent, as specified below, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the US Revolving Credit Advances which are designated as Index Rate Loans (and for all other Obligations not otherwise set forth below), to Administrative Agent, the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to US Revolving Credit Advances which are designated as LIBOR Loans, at the election of US Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; (ii) with respect to the European Revolving Credit Advances, to the European Funding Agent, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum plus any Mandatory Costs; (iii) with respect to the European Working Capital Credit Advances, to the European Working Capital Loan Agent, the N Bor Rate plus the Applicable Revolver LIBOR Margin per annum minus 0.50% per annum; (iv) with respect to such portion of the US Term Loan A designated as an Index Rate Loan, to the Administrative Agent, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, with respect to such portion of the US Term Loan A designated as an LIBOR Loan, at the election of US Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum; (v) with respect to such portion of the US Term Loan B designated as an Index Rate Loan, to the Administrative Agent, the Index Rate plus the Applicable Term Loan B Index Margin per annum or, with respect to such portion of the US Term Loan B designated as an LIBOR Loan, at the election of US Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum; (vi) with respect to the European Term Loan A, to the European Funding Agent, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum plus any Mandatory Costs; and (vii) with respect to the Swing Line Loan, to the Administrative Agent, the Index Rate plus the Applicable Revolver Index Margin per annum.

The Applicable Margins will be as follows:

Applicable Revolver Index Margin	.50%
Applicable Revolver LIBOR Margin	2.25%
Applicable Term Loan A Index Margin	.50%
Applicable Term Loan A LIBOR Margin	2.25%
Applicable Term Loan B Index Margin	.50%
Applicable Term Loan B LIBOR Margin	2.25%

With respect to the Revolving Loans and the US Term Loan A, the Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Ultimate Holdco’s and its Subsidiaries’ consolidated financial performance, commencing with the third (3rd) Business Day following the date of the delivery of Ultimate Holdco’s audited Financial Statements to Lenders for the Fiscal Year ending December 31, 2004. Adjustments in the Applicable Margins will be determined by reference to the following grids:

If Leverage Ratio is:	Level of Applicable Margins:
> 2.75	Level I
< 2.75, but > 2.00	Level II
< 2.00	Level III

Applicable Margins	Level I	Level II	Level III
Applicable Revolver LIBOR Margin	2.50%	2.25%	2.00%
Applicable Term A Loan LIBOR Margin	2.50%	2.25%	2.00%
Applicable Revolver Index Margin	.75%	.50%	.25%
Applicable Term A Loan Index Margin	.75%	.50%	.25%

All adjustments in the foregoing Applicable Margins after December 31, 2004 shall be implemented quarterly on a prospective basis, commencing on the third (3rd) Business Day following the date of delivery to Lenders of the quarterly unaudited Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the US Borrower Representative shall deliver to Authorized Agents a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to deliver such Financial Statements within 2 Business Days after the day required for such delivery pursuant to Section 4.4(a) shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the sixth Business Day following the delivery of those Financial Statements demonstrating that such an increase is not required. If any Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the third (3rd) Business Day following the date on which all Events of Default are waived or cured. If the Applicable Margins have been adjusted downward based upon Ultimate Holdco’s unaudited quarterly Financial Statements for any Fiscal Quarter and it is later determined by Administrative Agent based upon Ultimate Holdco’s audited Financial Statements for the Fiscal Year in which such Fiscal Quarter occurs that (i) such unaudited quarterly Financial Statements for such Fiscal Quarter have been adjusted in connection with the preparation of such audited Financial Statement (the “Adjusted Quarterly Financial Statements”), and (ii) such downward adjustment in the Applicable Margins would not have been made had the Adjusted Quarterly Financial Statements been used to so adjust the Applicable Margins, then each Borrower shall pay to Appropriate Agent, for the account of the Lenders, within five (5) Business Days of such determination, such additional interest on the Loans that would have been payable hereunder had the Applicable Margin been adjusted (or not adjusted) on the basis of the Adjusted Quarterly Financial Statements.

(b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c) All computations of Fees calculated on a per annum basis and interest at the LIBOR Rate and the N Bor Rate shall be made by Appropriate Agent on the basis of a 360-day year (or a 365-day year, in the case of Loans denominated in British pounds (or any other Alternative Currency where market practice so requires)), in each case for the actual number of days occurring in the period for which such Fees and interest are payable. All computations of interest at the Index Rate shall be made by Administrative Agent on the basis of a 365-day or 366-day year, as applicable. The Index Rate is a floating rate determined for each day. Each determination by Appropriate Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

(d) (i) So long as an Event of Default has occurred and is continuing under Section 6.1(f) or (g) and without notice of any kind, or (ii) so long as any other Event of Default under Section 6.1(a) or under Section 6.1(c) (in the latter case, as of a result of a breach of any of Sections 4.1 through 4.3) has occurred and is continuing and at the election of Administrative Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to each Borrower Representative (with a copy to European Loan Agent, European Funding Agent and European Working Capital Loan Agent), the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue (i) from the initial date of such Event of Default in the case of an Event of Default that has occurred and is continuing under Section 6.1(f) or (g) and (ii) from the date of such notice of election, in the case of an Event of Default under Section 6.1(a) or under Section 6.1(c) (in the latter case, as a result of a breach of any of Sections 4.1 through 4.3), and in each case shall continue to accrue until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

(e) US Borrower Representative shall have the option to (1) convert at any time all or any part of outstanding US Revolving Credit Advances (other than the Swing Line Loan) and US Term Loans from Index Rate Loans to LIBOR Loans, (2) convert all or any part of outstanding US Revolving Credit Advances (other than the Swing Line Loan) and US Term Loans from LIBOR Loans to Index Rate Loans, subject to payment of the LIBOR Breakage Fee in accordance with Section 1.3(e) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (3) continue all or any portion of any US Revolving Credit Advances (other than the Swing Line Loan) and US Term Loans as an LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. European Borrower shall have the option to continue all or any portion of any European Revolving Credit Advances and European Term Loan A as an LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, an LIBOR Loan must be in a minimum amount of $500,000 (or the Equivalent Amount in an Alternative Currency) and integral multiples of $100,000 (or the Equivalent Amount in an Alternative Currency) in excess of such amount. Any such election must be made by 11:00 a.m. (Local Time) on the 3rd Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which US Borrower Representative wishes to convert any Index Rate Loan to an LIBOR Loan for an LIBOR Period designated by US Borrower Representative in such election. If no election is received with respect to all or any portion of any US Revolving Credit Advances or the US Term Loans that are an LIBOR Loan by 11:00 a.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. If no election is received with respect to all or any portion of any European Revolving Credit Advances or the European Term Loan A that is an LIBOR Loan by 11:00 a.m. (Local Time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an LIBOR Loan having an LIBOR Period of one month at the end of its LIBOR Period. US Borrower Representative must make such election by notice to Administrative Agent in writing, by fax or overnight courier. European Borrower must make such election by notice to European Funding Agent in writing, by fax or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.2(e). No US Revolving Credit Advance or US Term Loan shall be made, converted into or continued as an LIBOR Loan, if an Event of Default has occurred and is continuing and Administrative Agent or Requisite Lenders have determined not to make, convert or continue any such Loan as an LIBOR Loan as a result thereof.

(f) Notwithstanding anything to the contrary set forth in this Section 1.2(f) with respect to the US Revolving Loan and the US Term Loan, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 1.5(c) and thereafter shall refund any excess to Borrowers or as such court of competent jurisdiction may otherwise order.

1.3 Fees.

(a) Fee Letters. Borrowers shall pay to GE Capital and GE ELF, individually, the fees specified in that certain amended and restated fee letter dated as of August             , 2004, among Borrowers, GE Capital and GE ELF (the “GE Capital Fee Letter”), at the times specified for payment therein, and shall otherwise comply with all of the terms thereof. US Borrowers shall pay to LBI, individually, the fees specified in that certain fee letter dated as of July 24, 2003 among LBI, LCPI and the Borrowers (the “LBI Fee Letter”), at the times specified for payment therein, and shall otherwise comply with all of the terms thereof. European Borrower shall pay to Nordea, individually, the fees specified in that certain fee letter dated as of July 24, 2003 among the European Borrower and Nordea (the “Nordea Fee Letter”), at the times specified for payment therein, and shall otherwise comply with all of the terms thereof.

(b) Unused Line Fee. As additional compensation for the US Revolving Lenders, US Borrowers shall pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each January, April, July and October of each year prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for US Borrowers’ non-use of available funds during the immediately preceding quarter (or with respect to the Fee payable on: (i) the first Business Day of October 2004, during the period commencing on the Closing Date and ending on and including September 30, 2004, or (ii) the Commitment Termination Date, during the period commencing the first day of the quarter in which the Commitment Termination Date occurs and ending on and including the Commitment Termination Date), which Fee for each day in such period shall equal: (x) one-half of one percent (0.50%) (the “Applicable Unused Line Fee Margin”) divided by 360 multiplied by (y) the difference between (1) the US Maximum Amount for such day and (2) the closing balance of the aggregate US Revolving Loan Outstandings for such day. As additional compensation for the European Revolving Lenders, European Borrower shall pay to European Funding Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each January, April, July and October of each year prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for European Borrower’s non-use of available funds during the immediately preceding three-month period (or with respect to the Fee payable on: (i) the first Business Day of October 2004, during the period commencing on the Closing Date and ending on and including September 30, 2004, or (ii) the Commitment Termination Date, during the period commencing the first day of the quarter in which the Commitment Termination Date occurs and ending on and including the Commitment Termination Date), which Fee for each day in such period shall equal: (x) the Applicable Unused Line Fee Margin divided by 360 multiplied by (y) the difference between (1) the European Revolving Maximum Amount for such day and (2) the Equivalent Amount in Dollars of the closing balance of the aggregate European Revolving Loan Outstandings for such day.

(c) Letter of Credit Fees.

(i) US Letter of Credit Fees. US Borrowers agree to pay to Administrative Agent for the benefit of US Revolving Lenders, as compensation to such US Revolving Lenders for US Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Administrative Agent or any Lender on account of such US Letter of Credit Obligations, and (ii) for each day during which any US Letter of Credit Obligation shall remain outstanding, a fee (the “US Letter of Credit Fee”) in respect of each US Letter of Credit in an amount equal to the Applicable Revolver LIBOR Margin from time to time in effect, multiplied by the maximum amount available from time to time to be drawn under such US Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the US Revolving Lenders in arrears, on the first Business Day of each January, April, July and October and on the Commitment Termination Date. In addition, US Borrowers shall pay to any US L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such US L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of all US Letters of Credit issued by it or otherwise payable pursuant to the applications and related documentation under which such US Letters of Credit are issued.

(ii) European Letter of Credit Fees. European Borrower agrees to pay to European Funding Agent for the benefit of European Revolving Lenders, as compensation to such European Revolving Lenders for European Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by European Loan Agent, European Funding Agent, the European L/C Issuer or any Lender on account of such European Letter of Credit Obligations, and (ii) for each day during which any European Letter of Credit Obligation shall remain outstanding, a fee (the “European Letter of Credit Fee”) in respect of each European Letter of Credit in an amount equal to the Applicable Revolver LIBOR Margin from time to time in effect, multiplied by the maximum amount available from time to time to be drawn under such European Letter of Credit. Such fee shall be paid to European Funding Agent for the benefit of the European Revolving Lenders in arrears, on the first Business Day of each January, April, July and October and on the Commitment Termination Date. In addition, European Borrower shall pay to any European L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such European L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of all European Letters of Credit or otherwise payable pursuant to the applications and related documentation under which such European Letters of Credit are issued.

(d) European Working Capital Loan Commission Fee. As additional compensation for the European Working Capital Lenders, European Borrower shall pay to European Working Capital Loan Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each January, April, July and October of each year prior to the Commitment Termination Date and on the Commitment Termination Date or any earlier date on which the European Working Capital Loan Commitment is converted in accordance with Section 1.1(e), a Fee for European Borrower’s non-use of available European Working Capital Loans during the immediately preceding three-month period (or with respect to the Fee payable on: (i) the first Business Day of October 2004, during the period commencing on the Closing Date and ending on and including September 30, 2004, or (ii) the Commitment Termination Date, during the period commencing the first day of the quarter in which the Commitment Termination Date occurs and ending on and including the Commitment Termination Date), which Fee for each day in such period shall equal: (x) one-half of one percent (0.50%) (the “Applicable Commission Fee Margin”) divided by 360 multiplied by the European Working Capital Maximum Amount for such day

(e) LIBOR Breakage Fee. Upon (i) any default by any US Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following US

Borrower Representative’s delivery to Administrative Agent of any LIBOR Loan request in respect thereof or (ii) any payment of an LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), US Borrowers shall pay Administrative Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Fee. Upon (i) any default by European Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following European Borrower’s delivery to European Loan Agent of any LIBOR Loan request in respect thereof or (ii) any payment of an LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), European Borrower shall pay European Funding Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Fee.

(f) Expenses and Attorneys’ Fees. Borrowers agree to promptly pay all reasonable fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses and (without duplication) the allocated cost of internal legal staff) incurred by each Authorized Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. Borrowers agree to promptly pay reasonable documentation charges assessed by each Authorized Agent for amendments, waivers, consents and any of the documentation prepared by any Authorized Agent (including reasonable attorneys’ fees and expenses and the allocated cost of internal legal staff). Borrowers agree to promptly pay all fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, external auditors (out-of-pocket costs, including fees and expenses), internal auditors ($750 per audit day per in-house auditor plus out-of-pocket expenses), appraisers, consultants and advisors and the allocated cost of internal legal staff) incurred by any Authorized Agent in connection with any Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party. In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party, Borrowers agree to promptly pay all fees, charges, costs and expenses incurred by Lenders for one (1) counsel acting for all Lenders other than Agents. All fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(f) shall be deemed part of the Obligations when incurred, payable upon demand or in accordance with Section 1.4(d) and secured by the Collateral.

1.4 Payments.

(a) Payments to Administrative Agent. All payments by US Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Administrative Agent, for the benefit of Agents and Lenders, as applicable, by wire transfer to the following account or such other place as Administrative Agent may from time to time designate in writing.

24

ABA No. 021 001 033

Account Number 502 328 54

Deutsche Bank Trust Company Americas

New York, New York

ACCOUNT NAME: GECC/CAF DEPOSITORY

Reference: CFN4927

(b) Payments to European Loan Agent. All payments by European Borrower of the Obligations (other than amounts owing in respect of European Working Capital Credit Advances) shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to European Loan Agent, at its account with European Funding Agent for the benefit of Agents and European Lenders, as applicable, by wire transfer to the following account or such other place as European Loan Agent may from time to time designate in writing.

In Dollars:

Pay to:	HSBC Bank USA, New York
SWIFT:	MRMDUS33
Account Name:	HSBC Bank plc, London
SWIFT:	MIDLGB22
Account Number:	000023868
Reference:	DFSAS/GE Capital/Tempur

In Alternative Currencies:

Pay to:	HSBC Bank plc, London
SWIFT:	MIDLGB22
Account Name:	HSBC Bank plc, London
SWIFT:	MIDLGB22
Account Number:	87513834
Reference:	DFSAS/GE Capital/Tempur

(ii) Payments to European Working Capital Loan Agent. All payments by European Borrower of amounts owing in respect of European Working Capital Credit Advances shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to European Working Capital Loan Agent by wire transfer to the following account or such other place as European Working Capital Loan Agent may from time to time designate in writing.

In Dollars:

Pay to:	Nordea Bank Danmark A/S
SWIFT:	NDEADKKKXXX
Account Name:	Dan-Foam ApS
SWIFT:	NDEADKKKXXX
Account Number:	2213-5005866562

Reference:	Dan-Foam ApS

In Alternative Currencies:

Pay to:	Nordea Bank Danmark A/S
SWIFT:	NDEADKKKXXX
Account Name:	Dan-Foam ApS
SWIFT:	NDEADKKKXXX
Account Number:	2213-5005954861
Reference:	Dan-Foam ApS

(c) Receipt of Payments; Currency. Borrowers shall receive credit on the day of receipt for funds received by the Appropriate Agent by 2:00 p.m. (Local Time). In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder. Subject to the provisions of Section 9.22, all European Revolving Credit Advances and all European Working Capital Credit Advances hereunder denominated in an Alternative Currency shall be made, and all payments hereunder or under any other Loan Document in respect thereof (whether of principal, interest, Fees or otherwise) shall be made, in such Alternative Currency. All US Revolving Credit Advances, the US Term Loans the European Term Loan A, all European Revolving Credit Advances and all European Working Capital Credit Advances hereunder denominated in Dollars, shall be made, and all payments hereunder or under any other Loan Document in respect thereof (whether of principal, interest, Fees or otherwise) shall be made, in Dollars. That portion of the European Term Loan A denominated in Euros shall be made, and all payments hereunder or under any other Loan Document in respect thereof (whether of principal, interest, fees or otherwise) shall be made, in Euros. Unless otherwise agreed by the applicable Borrower and each Lender and each Authorized Agent to receive any such payment and except as otherwise provided above in this Section 1.4(c) all other amounts due hereunder or under any other Loan Document shall be payable in Dollars.

(d) Revolving Credit Advances. Administrative Agent is authorized to, and at its sole election may, charge to the US Revolving Loan balance or Swing Line Loan balance on behalf of each US Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 2.2) and interest and Scheduled Installments and Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Section 6.3 other than principal of the US Revolving Loan, owing by US Borrowers under this Agreement or any of the other Loan Documents if and to the extent US Borrowers fail to pay promptly any such amounts as and when due. At Administrative Agent’s option and to the extent permitted by law, any charges so made shall constitute a US Revolving Credit Advance hereunder. European Funding Agent at the direction of the European Loan Agent shall, charge to the European Revolving Loan balance on behalf of European Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 2.2) and interest and Scheduled Installments and Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Section 6.3 other than principal of the European Revolving Credit Advances, owing by European Borrower under this Agreement or any of the other Loan Documents in connection with the Loans (other than the European Working Capital Loans) if and to the extent European Borrower fails to pay promptly any such amounts as and when due. At Administrative Agent’s option and to the extent permitted by law, any charges so made shall constitute a European Revolving Credit Advance hereunder.

(e) European Working Capital Loan Agent shall charge to the European Working Capital Loan balance on behalf of European Borrower and cause to be paid all Fees, expenses, Charges, costs and interest, owing by European Borrower under this Agreement or any of the other Loan Documents in connection with the European Working Capital Loan if and to the extent European Borrower fails to pay promptly any such amounts as and when due. At Administrative Agent’s option and to the extent permitted by law, any charges so made shall constitute a European Working Capital Credit Advance hereunder.

1.5 Prepayments.

(a) Voluntary Prepayments of Loans. TPUSA may at any time on at least 3 Business Days’ prior written notice by TPUSA to Administrative Agent voluntarily prepay all or part of the US Term Loans; provided that any such prepayments shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. DF may at any time on at least 3 Business Days’ prior written notice by DF to the Administrative Agent, European Funding Agent and the European Loan Agent voluntarily prepay all or part of the European Term Loan A; provided that any such prepayments shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Notwithstanding the foregoing, TPUSA and DF may at any time on at least 3 Business Days’ prior written notice by Borrower Representative to Administrative Agent, European Funding Agent and the European Loan Agent voluntarily prepay all or part of each of the US Term Loans and the European Term Loan A; provided that any such reductions shall be in a minimum amount of $1,000,000, in the aggregate, and integral multiples of $500,000 in excess of such amount. TPI may at any time on at least 3 Business Days’ prior written notice to Administrative Agent permanently reduce (but not terminate) the US Revolving Loan Commitment; provided that (A) any such reductions shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount, (B) the US Revolving Loan Commitment shall not be reduced to an amount less than $5,000,000, and (C) after giving effect to such reductions, TPI shall comply with Section 1.1(b)(i). European Borrower may at any time on at least 3 Business Days’ prior written notice by DF to the Administrative Agent, European Funding Agent and the European Loan Agent permanently reduce (but not terminate) the European Revolving Loan Commitment; provided that (A) any such prepayments shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount, (B) the European Revolving Loan Commitment shall not be reduced to an amount less than $5,000,000, (C) after giving effect to such reductions, the European Borrower shall comply with Section 1.1(b)(ii), and (D) any such reduction shall require a pro rata reduction in the European Working Capital Loan Commitment. Subject to Section 1.1(e), European Borrower may at any time on at least 3 Business Days’ prior written notice by DF to the Administrative Agent, the European Loan Agent and the European Working Capital Loan Agent permanently reduce (but not terminate) the European Working Capital Loan Commitment; provided that (A) any such reduction shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount, (B) the European Working Capital Loan Commitment shall not be reduced to an amount less than $2,000,000, (C) after giving effect to such reductions, the European Borrower shall comply with Section 1.1(e), and (D) any such reduction shall require a pro rata reduction in the European Revolving Loan Commitment. Any such voluntary prepayment of any Term Loan must be accompanied by the payment of any LIBOR Breakage Fees, if applicable. In addition, Borrowers may at any time on at least 5 Business Days’ prior written notice by the US Borrower Representative to the Administrative Agent, European Funding Agent and the European Loan Agent terminate each of the US Revolving Loan Commitment, the European Revolving Loan Commitment and the European Working Capital Loan Commitment; provided that upon any such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Section 6.3. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitments and the European Working Capital Loan Commitments must be accompanied by the payment of any LIBOR Breakage Fees, if applicable. Borrowers may voluntarily repay the Revolving Loans and the European Working Capital Loan (without any reduction or termination of the Revolving Loan Commitments) without prior written notice to any Agent. Upon any such termination of the US Revolving Loan Commitment, the European Revolving Loan Commitment and the European Working Capital Loan Commitment, each Borrower’s right to request US Revolving Credit Advances, European Revolving Credit Advances and European Working Capital Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall be terminated. Any partial prepayments of a Term Loan of any Borrower shall be applied pro rata against all remaining Scheduled Installments until prepaid in full. Notwithstanding anything to the contrary contained herein or otherwise, no Credit Party shall, on or prior to August 26, 2005, directly or indirectly prepay or repay all or any portion of the Loans with the proceeds of one or more IRB Transactions or with the proceeds of one or more debt financings or equity transactions; provided, however, on or prior to August 26, 2005, one or more Credit Parties may directly or indirectly prepay or repay all or any portion of the Loans with the proceeds of one or more IRB Transactions or with the proceeds of one or more debt financings, as long as such prepayment or repayment is accompanied by the payment of the applicable Refinancing Premium; provided, additionally, that the Credit Parties may directly or indirectly prepay or repay Revolving Loans in an aggregate principal amount after the date hereof with the proceeds of one or more IRB Transactions not to exceed the Equivalent Amount of $1,000,000 (and no Refinancing Premium shall be payable as a result of any such payment or prepayments). Nothing in the immediately preceding sentence shall effect the obligation or ability of any Credit Party to prepay the Loans as a result of any scheduled payment or mandatory prepayment provisions set forth in this Agreement, including, without limitation, Section 1.5 (or as otherwise set forth in this Agreement).

(b) Prepayments from Net Proceeds.

(i) Immediately upon receipt by any US Credit Party of any Net Proceeds in excess of $5,000,000 during any Fiscal Year, Borrowers shall prepay the Loans in an amount equal to all such Net Proceeds. Notwithstanding the foregoing, US Credit Parties may reinvest all such Net Proceeds in productive replacement fixed assets of a kind then used or usable in the business of Borrowers. If US Credit Parties do not intend to so reinvest such Net

Proceeds or if such Net Proceeds are of the type referred to in clause (a)(ii) of the definition thereof, Borrowers shall prepay the Loans in an amount equal to such Net Proceeds or, to the extent that a portion of such Net Proceeds have been reinvested, the remainder of such Net Proceeds. Any such prepayment shall be made by the applicable Borrower and applied in accordance with Section l.5(c).

(ii) Immediately upon receipt by any European Credit Party of Net Proceeds (other than from the sale of the German Property) in excess of $5,000,000 (or the Equivalent Amount in an Alternative Currency) during any Fiscal Year, Borrowers shall prepay the Loans in an amount equal to all such Net Proceeds. Notwithstanding the foregoing, European Credit Parties may reinvest all such Net Proceeds (other than from the sale of the German Property) in productive replacement fixed assets of a kind then used or usable in the business of Borrowers. If European Credit Parties do not intend to so reinvest such Net Proceeds or if such Net Proceeds are of the type referred to in clause (ii) of the definition thereof, Borrowers shall prepay the Loans in an amount equal to such Net Proceeds or, to the extent that a portion of such Net Proceeds have been reinvested, the remainder of such Net Proceeds. Any such prepayment shall be made by the applicable Borrower and applied in accordance with Section 1.5(c); provided, that upon receipt by any European Credit Party of Net Proceeds from the sale of the German Property during any Fiscal Year, European Borrower shall prepay pro rata the remaining Scheduled Installments of the European Term Loan A.

(c) Application of Proceeds. Any prepayments pursuant to Section 1.5(b), shall be made by the applicable Borrowers and applied as follows: (i) with respect to Net Proceeds or proceeds of business interruption insurance received by any European Credit Party, first, to prepay pro rata the remaining Scheduled Installments of the European Term Loan A until prepaid in full; and second, to prepay the principal balance of the European Revolving Credit Advances and European Working Capital Credit Advances, pro rata until the same have been paid in full, and (ii) with respect to proceeds of business interruption insurance allocated to any US Borrower or Net Proceeds received by any US Credit Party, first, to prepay pro rata the remaining Scheduled Installments of each of the US Term Loans until prepaid in full; second, to prepay pro rata the remaining Scheduled Installments of the European Term Loan A until prepaid in full; third to prepay the principal balance of the US Revolving Credit Advances until paid in full; and last, to prepay the European Revolving Credit Advances and European Working Capital Credit Advances, pro rata until the same have been paid in full. None of the Revolving Loan Commitments or European Working Capital Loan Commitments shall be permanently reduced by the amount of any such prepayments. Notwithstanding the foregoing, each of the US Term B Lenders may, in the event of a prepayment pursuant to Sections 1.5(b), waive the application of any such prepayment to the outstanding principal amount of the US Term Loan B under this Section 1.5(c) by providing written notice of such waiver to Administrative Agent (duly executed by such US Term B Lender) prior to the application by Administrative Agent of such prepayment, in which case the amount of such prepayment intended to prepay US Term Loan B shall be applied to prepay pro rata the remaining Scheduled Installments of US Term Loan A.

1.6 Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of this Agreement. Until the Termination Date, Authorized Agents shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws. Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the US Revolving Loan Commitment or the European Revolving Loan Commitment, all of the Obligations shall be due and payable except for the US Term Loan B which shall be due and payable on June 30, 2009 or earlier pursuant to Section 6.3.

1.7 Loan Accounts. Each Appropriate Agent shall maintain a loan account (each, a “Loan Account”) on its books to record: all Advances and the Term Loan for which it is Agent, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Accounts shall be made in accordance with Appropriate Agent’s customary accounting practices as in effect from time to time. The balance in the applicable Loan Account, as recorded on Appropriate Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. Each Appropriate Agent shall render to Appropriate Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Appropriate Borrower Representative notifies Appropriate Agent and Administrative Agent, if different, in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the applicable Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.8 Yield Protection; Illegality.

(a) Capital Adequacy and Other Adjustments. In the event that any Lender shall have determined that the adoption after the Closing Date of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Appropriate Agent) pay to Appropriate Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Appropriate Borrower Representative and Appropriate Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b) Increased LIBOR Funding Costs; Illegality. Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s reasonable opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Appropriate Borrower Representative through Appropriate Agent, (i) the obligation of such Lender to agree to make or to continue to fund or maintain LIBOR Loans shall terminate, (ii) each US Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such US Borrower to such Lender, together with interest accrued thereon, unless with respect to US Revolving Credit Advances and US Term Loans that are LIBOR Loans, US Borrower Representative on behalf of such US Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans, and (iii) European Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by European Borrower to such Lender, together with interest accrued thereon. If, after the Closing Date, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining an LIBOR Loan, then US Borrowers or European Borrower, as applicable, shall from time to time within twenty (20) days after notice and demand from Appropriate Agent to Appropriate Borrower Representative (together with the certificate referred to in the next sentence) pay to Appropriate Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Appropriate Agent on behalf of all such affected Lenders to Appropriate Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

(c) Each Lender shall notify Appropriate Borrower Representative of any event that will entitle such Lender to compensation under this Section 1.8 as promptly as practicable, but in any event within 120 days after such Lender obtains actual knowledge thereof; provided, however, that (i) if any Lender fails to give such notice within 120 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 1.8 in respect of any Costs resulting from such event, only be entitled to payment under this Section 1.8 for amounts or losses incurred from and after the date 120 days prior to the date that such Lender does give such notice.

1.9 Taxes.

(a) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on an Agent’s or a Lender’s net income by the jurisdiction in which such Agent or such Lender is organized. If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or any Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or such Agent receives an amount equal to the sum it would have received had no such deductions been made.

(b) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by any Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

(i) does or shall subject any Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to such Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees or Fees payable hereunder or changes in the rate of tax on the overall net income of such Agent or such Lender); or

(ii) does or shall impose on any Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to any such Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to such Agent or such Lender, upon its demand, any additional amounts necessary to compensate such Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by such Agent or such Lender with respect to this Agreement or the other Loan Documents. If such Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.9(b), it shall promptly notify Appropriate Borrower Representative of the event by reason of which such Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Agent or such Lender to Appropriate Borrower Representative (with a copy to Appropriate Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

(c) Foreign Lenders. Each US Lender organized under the laws of a jurisdiction outside the United States and each European Lender organized under the laws of a jurisdiction outside of Denmark, shall, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender hereunder, and on the date of the Assignment Agreement pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by a Borrower or the Appropriate Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Appropriate Agent and Appropriate Borrower Representative with: (i) in the case of such a US Lender, a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS of the United States certifying as to such US Lender’s entitlement an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, and (ii) in the case of any such European Lender organized under the laws of a jurisdiction outside of Denmark, such valid and fully completed forms, as are required by the applicable tax authority of Denmark, indicating that such European Lender is entitled to benefits under an income tax treaty to which the country within which European Borrower is resident is a party that reduces the rate of interest-withholding tax on payments under this Agreement or the Notes (each a “Certificate of Exemption”). No such Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender as provided above. In addition, each of the foregoing Lenders agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous Certificate of Exemption obsolete or inaccurate in any material respect, it will deliver to the Appropriate Agent and the Appropriate Borrower Representative a new, accurate, complete and executed Certificate of Exemption and such other forms as may be required in order to confirm the entitlement of such Lender to a continued exemption from United States withholding tax or other interest-withholding tax, as applicable, with respect to payments under this Agreement or any Note, or it shall promptly upon actual knowledge thereof notify the Appropriate Agent and the Appropriate Borrower Representative of its inability to deliver any such Certificate of Exemption. No Borrower shall be required to indemnify any Lender, or pay any additional amounts to any Lender, in respect of United States withholding tax or Danish withholding tax, as applicable, pursuant to Section 1.9(a) to the extent that (y) the obligation to withhold such amounts existed on the date such Lender became a party to this Agreement; provided however, that this clause (y) shall not apply to the extent that (I) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (y)) do not exceed the indemnity payments or additional amounts that the Person making the assignment or transfer to such Lender would have been entitled to receive in the absence of such assignment or transfer, or (II) such assignment or transfer had been requested by any Borrower, or (z) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of this Section 1.9(c).

(d) Each Lender shall notify Appropriate Borrower Representative of any event that will entitle such Lender to compensation under this Section 1.9 as promptly as practicable, but in any event within 120 days after such Lender obtains actual knowledge thereof; provided however, that (i) if any Lender fails to give such notice within 120 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 1.9 in respect of any costs result from such event, only be entitled to payment under this Section 1.9 for amounts or losses incurred from and after the date 120 days prior to the date that such Lender does give such notice.

1.10 Limitations on Obligations of European Credit Parties. Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, other than as may be required under Section 2.7(d), no European Credit Party shall at any time be liable for any portion of the principal of the US Term Loans or US Revolving Loan or any interest thereon or Fees payable with respect thereto (and the US Credit Parties are liable for such Obligations), and no assets of any European Credit Party shall at any time serve, directly or indirectly, as security for any portion of the principal of the US Term Loans or US Revolving Loan or any interest thereon or any Fees payable with respect thereto.

1.11 Borrower Representatives. Each US Borrower hereby designates TPI as its representative and agent on its behalf for the purposes of issuing any Notice of US Revolving Credit Advances and Notice of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any US Borrower or US Borrowers under the Loan Documents. US Borrower Representative hereby accepts such appointment. Each Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from any Appropriate Borrower Representative as a notice or communication from all applicable Borrowers. Each Borrower agrees that each warranty, covenant, agreement and undertaking made on its behalf by Appropriate Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.

1.12 Single Loan. All Loans to each US Borrower and all of the other Obligations of each US Borrower arising under this Agreement and the other Loan Documents, including its obligations as a Guarantor, shall constitute one general obligation of that US Borrower secured, until the Termination Date, by the Collateral pledged by the US Credit Parties to secure such Obligations pursuant to the Collateral Documents (it being understood that, subject to the provisions of Section 2.7(d), pursuant to the Collateral Documents only 65% of the Stock of DF is pledged to secure such Obligations). All Loans to European Borrower and all of the other Obligations of European Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that European Borrower secured, until the Termination Date, by all of the Collateral pursuant to the Collateral Documents.

SECTION 2.

AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

2.1 Compliance With Laws and Contractual Obligations. Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Charges, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its

Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP. Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above, except where the failure to do so could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.2 Maintenance of Properties; Insurance. Each Credit Party will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Credit Party and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Administrative Agent and will deliver evidence thereof to Administrative Agent. Each European Credit Party will maintain business interruption insurance providing coverage for a period of at least six (6) months and in an amount not less than $12,000,000, and each US Credit Party will maintain business interruption insurance providing coverage for a period of at least six (6) months and in an amount not less than $11,000,000. Each Credit Party shall cause Administrative Agent (or with respect to any European Credit Party, the European Security Agent), pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to such Agent, to be named as lender’s loss payee in the case of casualty insurance, additional insured in the case of all liability insurance and assignee in the case of all business interruption insurance, in each case for the benefit of Agents and Lenders. Each Credit Party represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. In the event any Credit Party fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent (or with respect to any European Credit Party, the European Loan Agent, the European Working Capital Loan Agent or the European Security Agent) may purchase such insurance at such Credit Party’s expense to protect such Agent’s interest in the Collateral. This insurance may, but need not, protect such Credit Party’s interests. The coverage purchased by any Agent may not pay any claim made by such Credit Party or any claim that is made against such Credit Party in connection with the Collateral. Such Credit Party may later cancel any insurance purchased by any Agent, but only after providing such Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If any Agent purchases insurance for the Collateral, such Credit Party will be responsible for the costs of that insurance, including interest and other Charges imposed by such Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations, as provided in Section l.4(d). The costs of the insurance may be more than the cost of insurance such Credit Party is able to obtain on its own.

2.3 Inspection; Lender Meeting. Each Credit Party shall permit any authorized representatives of the Administrative Agent, the European Loan Agent, the European Working Capital Loan Agent and the European Security Agent (the “Authorized Agents”) to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, (a) prior to the occurrence and during the continuance of an Event of Default, no more than once each Fiscal Year (or more frequently as may be mutually agreed on by Administrative Agent and Borrower Representative), at such reasonable times during normal business hours, in each case, upon 2 Business Day’s prior notice, and (b) after the occurrence and during the continuance of an Event of Default, without notice and as often as Administrative Agent determines to be appropriate. Representatives of each Lender will be permitted to accompany representatives of any Authorized Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Authorized Agents and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Administrative Agent.

2.4 Organizational Existence. Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

2.5 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate except where failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) notify each Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities which could reasonably be expected to have a Material Adverse

Effect, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If any Authorized Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon such Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling, of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as such Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to such Agent and shall be in form and substance reasonably acceptable to such Agent, and (ii) permit each Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Appropriate Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

2.6 Landlords’ Agreements, Mortgagee Agreements and Bailee Letters. After the Closing Date, no real property or warehouse space shall be leased by any US Credit Party or Designated European Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Administrative Agent (which consent, shall not be unreasonably withheld) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location; provided that (i) any US Credit Party may lease real property or warehouse space without obtaining a landlord agreement after the Closing Date so long as the book value of Inventory located at any such location does not exceed $5,000,000 and the aggregate book value of all Inventory at all such locations does not exceed $10,000,000 in the aggregate, (ii) any Designated European Credit Party may lease real property or warehouse space without obtaining a landlord agreement after the Closing Date so long as the book value of Inventory located at any such location does not exceed the Equivalent Amount of $5,000,000 and the aggregate book value of all Inventory at all such locations does not exceed the Equivalent Amount of $5,000,000 in the aggregate and (iii) any US Credit Party or Designated European Credit Party may ship Inventory to a processor or converter without obtaining prior Agent consent or obtaining a bailee letter after the Closing Date so long as the aggregate book value of Inventory located at such location does not exceed $5,000,000 in the aggregate and, in each case, the applicable US Credit Party or Designated European Credit Party provides prompt written notice (but in any event within 30 days thereafter) to the Administrative Agent. Each Credit Party shall and shall cause its Subsidiaries to timely and fully pay and perform their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral with a value in excess of $1,000,000 is stored is or may be located.

2.7 Further Assurances.

(a) Each Credit Party (except as noted in the following sentence) shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as any Authorized Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

(b) In the event any Credit Party acquires after the Closing Date (i) a fee simple interest for a purchase price in excess of $1,000,000, such Credit Party shall deliver to Administrative Agent or European Security Agent, as applicable, a fully executed mortgage or deed of trust over such real property in form and substance satisfactory to Administrative Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Administrative Agent (or with respect to any European Credit Party, Administrative Agent and European Security Agent) or (ii) a leasehold interest in real property having annual rental or lease payments of greater than $500,000, such Credit Party shall, subject to the consent of the landlord of such real property (provided that such Credit Party shall use commercially reasonable efforts to obtain such consent of the landlord), deliver to Administrative Agent or European Security Agent, as applicable, a fully executed mortgage or deed of trust over such real property in form and substance satisfactory to Administrative Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Administrative Agent (or with respect to any European Credit Party, Administrative Agent and European Security Agent).

(c) Each US Credit Party shall (i) cause each Person, upon its becoming a Domestic Subsidiary of such US Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations and to grant to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations, (ii) pledge, or cause to be pledged, to Administrative Agent, for the benefit of Administrative Agent and Lenders, all of the Stock of such Subsidiary to secure the Obligations and (iii) enter into blocked account agreements in form and substance approved by the Administrative Agent. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Administrative Agent.

(d) To the extent that no incremental income tax liability (other than de minimus incremental income tax liability) would result from consolidating any European Credit Party’s financial statements with the US Credit Parties for US tax-reporting purposes, then at the request of the Administrative Agent or the Required Lenders, Ultimate Holdco shall cause each such European Credit Party to execute and deliver to the Administrative Agent (a) a Guaranty in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations of the US Borrowers hereunder and under the other Loan Documents, and (b) Collateral Documents in form and substance reasonably satisfactory to the Agents, granting to the European Security Agent a Lien over such European Credit Party’s properties and assets, in each case, to the extent such European Credit Party has, or is required to have, entered into a Guaranty or a Collateral Document with respect to the Obligations of the European Credit Parties, and to the extent such Guaranty or Collateral Document is not prohibited by the law of the jurisdiction of formation of such European Credit Party, and shall cause the pledge of all Stock of such European Credit Party to the Administrative Agent to secure all of the Obligations to the extent only a portion of such Stock was previously pledged to the Administrative Agent to secure the Obligations of the US Credit Parties.

(e) Each European Credit Party, at its cost and expense, shall promptly upon the request of Administrative Agent or European Loan Agent execute and deliver, or cause to be executed and delivered, to the European Security Agent (a) a Guaranty in form and substance satisfactory to the Administrative Agent and the European Loan Agent, guaranteeing the Obligations of the European Borrower hereunder and under the other Loan Documents, and (b) Collateral Documents in form and substance satisfactory to Agents, granting to the European Security Agent a Lien over such European Credit Party’s properties and assets to secure the Obligations of the European Credit Parties, to the extent such Guaranty or Collateral Document is not prohibited by the law of the jurisdiction of formation of such European Credit Party. The Administrative Agent may make any such request (i) after the occurrence and during the continuance of a Default or Event of Default, in its sole and absolute discretion and (ii) so long as no Default or Event of Default has occurred and is continuing, (x) in the exercise of reasonable credit judgment and taking into consideration the costs associated therewith in relation to the value or importance of such Guaranty or Collateral (it being understood that it is the intent of the parties that the Obligations of the European Credit Parties shall be secured by substantially all of the assets and properties of the European Credit Parties) or (y) with respect to any European Credit Party having assets with a fair market value greater than $1,500,000 (or the Equivalent Amount in an Alternative Currency). The security interests required to be granted pursuant to this Section 2.7 shall be valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens, except Permitted Encumbrances. The Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times, and such other actions shall be taken, as are required by law to establish, perfect, preserve and protect the Liens, in favor of the European Security Agent, required to be granted pursuant to such documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the European Credit Parties. At the time of the execution and delivery of the additional documents, the European Credit Parties shall cause to be delivered to the Agents such opinions of counsel, mortgage policies, title surveys, real estate appraisals, certificates of title, stock certificates and other related documents as may be reasonably requested by the Administrative Agent or the European Loan Agent to assure themselves that this Section 2.7 has been complied with.

2.8 Interest Rate Agreement. Borrowers shall maintain Interest Rate Agreements providing for interest rate protection as currently in effect with respect to $60,000,000 of the Term Loans for a term expiring no earlier than March 31, 2006.

2.9 Escrow. All Escrow Material shall be deposited with and at all times held by the Escrow Agent pursuant to the Escrow Agreement.

2.10 Currency Risk Management Policy. Ultimate Holdco will maintain until the Termination Date, a currency risk management policy in accordance with the guidelines set out in Annex F (the “Currency Risk Management Policy”).

SECTION 3.

NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

3.1 Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

(a) the Obligations;

(b) Indebtedness evidenced by the Subordinated Notes Documents in the principal amount not to exceed $150,000,000, in the aggregate at any time outstanding;

(c) Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding secured solely by purchase money Liens or incurred with respect to Capital Leases (other than those permitted under Section 3.1(p)) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, any Agent or any Lender, as determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified;

(d) Existing Indebtedness (including intercompany loans) described in Schedule 3.1 outstanding as of the Closing Date and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, any Agent or any Lender, as determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified;

(e) Indebtedness consisting of intercompany loans and advances made by any US Credit Party to the other US Credit Party; provided that: (i) each US Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; (ii) the obligations of each US Credit Party with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23; and (iii) at the time any such intercompany loan or advance is made, each US Borrower shall be Solvent;

(f) Indebtedness consisting of intercompany loans and advances made by any European Credit Party or Spanish Holdco to any other European Credit Party (other than an Excluded Subsidiary); provided that : (i) each European Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to European Loan Agent; and (ii) the obligations of each European Credit Party with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23;

(g) Indebtedness consisting of intercompany loans and advances made by any US Borrower to European Borrower or Spanish Holdco (other than such intercompany loans and advances permitted under Section 3.1(m)); provided that: (i) each US Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; (ii) the obligations of European Borrower or Spanish Holdco, as applicable, with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23; and (iii) the then aggregate outstanding amount of such intercompany loans or advances made by the US Borrowers to European Borrower or Spanish Holdco, together with the aggregate amount of any capital contributions made by Holdco to Spanish Holdco after the Closing Date shall not exceed $5,000,000 in the aggregate;

(h) Indebtedness consisting of intercompany loans and advances made by European Borrower to either US Borrower; provided that: (i) European Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent and (ii) the obligations of each US Borrower with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23;

(i) Indebtedness under Interest Rate Agreements, Interest Hedge Agreements and Foreign Exchange Agreements entered into in the ordinary course of business; provided that such agreements (i) are designed solely to protect Credit Parties against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(j) unsecured Indebtedness incurred by Credit Parties, not to exceed $50,000,000 in the aggregate outstanding at any time;

(k) [Intentionally Omitted;]

(l) Indebtedness of European Credit Parties (other than European Borrower) to banks arising out of overdrafts of deposit accounts or other similar short-term financing arrangements, which overdrafts or other similar arrangements are supported by Letters of Credit issued pursuant to this Agreement and the amount of which Indebtedness does not exceed the amount of the Letter of Credit issued in support thereof;

(m) Indebtedness consisting of intercompany trade payables from any Credit Party to another Credit Party incurred in the ordinary course of business; and

(n) Indebtedness consisting of intercompany loans and advances of any indemnity or other payments received by Intermediate Holdco pursuant to the Merger Agreement made by (i) Intermediate Holdco, or (ii) any Credit Party to which such indemnity or other payments have been contributed, in each case, to the Credit Party which has incurred the obligation or liability with respect to which such payment has been made under the Merger Agreement;

(o) Indebtedness consisting of intercompany loans and advances made by Spanish Holdco to DF; provided that, (i) DF shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to European Loan Agent, (ii) the obligations of DF with respect to such intercompany loans and advances shall be subordinated to the obligations pursuant to Section 9.23 and (iii) the aggregate amount of such intercompany loans or advances made by Spanish Holdco to DF in any Fiscal Year shall not exceed the amounts of the distributions made in such Fiscal Year pursuant to Section 3.5(h);

(p) Indebtedness not to exceed $100,000,000 in the aggregate principal amount at any time outstanding incurred with respect to IRB Transactions, as long as, prior to the incurrence of such Indebtedness, the Administrative Agent receives evidence, in form and substance reasonably satisfactory to the Administrative Agent, that, immediately following the incurrence of such Indebtedness and taking into account the incurrence of such Indebtedness, the Loans shall continue to be rated “BB-” or better by S&P and “Ba3” or better by Moody’s; and

(q) Indebtedness consisting of intercompany loans and advances made by any European Credit Party to any other European Credit Party in connection with the daily operation of the European Cash Pooling System; provided that: (i) each European Credit Party shall record all such intercompany transactions on its books and records in a manner reasonably satisfactory to European Loan Agent; (ii) the European Borrower shall have complied with the provisions of paragraph 2(e) of Annex G; and (iii) the obligations of each European Credit Party with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23.

3.2 Liens and Related Matters; No Liens. Except as set forth on Schedule 3.2, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except (i) Permitted Encumbrances, (ii) subleases entered into in the ordinary course of business by any Credit Party as lessor with respect to excess or unused real property leased by such Credit Party; (iii) leases entered into in the ordinary course of business by any Credit Party as lessor with respect to any excess or unused real property owned by such Credit Party; and (iv) Liens not otherwise permitted hereunder securing obligations of any Credit Party not exceeding $250,000 in the aggregate at any one time.

(b) No Negative Pledges. Except as set forth on Schedule 3.2, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, except (a) the Subordinated Notes Documents and (b) Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

(c) No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein and as provided in the Subordinated Notes Documents, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by any Borrower or any other Subsidiary; (ii) pay any Indebtedness owed to any Borrower or any other Subsidiary; (iii) make loans or advances to any

Borrower or any other Subsidiary; or (iv) except for restrictions on the transfers of specific assets subject to Capital Leases or other leases or purchase money obligations, transfer any of its property or assets to any Borrower or any other Subsidiary.

3.3 Investments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

(a) Borrowers may make and own Investments in Cash Equivalents subject to a first priority perfected security interest in favor of Administrative Agent or European Security Agent (including pursuant to Control Letters); provided that such Cash Equivalents are not subject to setoff rights;

(b) The Credit Parties may make intercompany loans to other Credit Parties to the extent permitted under Section 3.1;

(c) Credit Parties may make (i) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 to any employee and not to exceed $500,000 in the aggregate at any time outstanding and (ii) the Officer Loans;

(d) US Credit Parties may make capital contributions to other US Credit Parties (and in connection with one or more Permitted Acquisitions, Persons which become US Credit Parties simultaneously with the consummation of the applicable Permitted Acquisitions) as permitted by applicable law;

(e) Spanish Holdco and European Credit Parties may make capital contributions to European Credit Parties (and in connection with one or more Permitted Acquisitions, Persons which become European Credit Parties simultaneously with the consummation of the applicable Permitted Acquisitions) (other than Excluded Subsidiaries) to the extent permitted by applicable law;

(f) Holdco may make capital contributions to Spanish Holdco as long as the aggregate amount thereof made after the Closing Date, together with the aggregate amount of all then outstanding loans or advances made by the US Borrowers to Spanish Holdco or European Borrower, do not to exceed $5,000,000 in the aggregate;

(g) Each Credit Party may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors (excluding Affiliates) to such Credit Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts with such Credit Party in the ordinary course of business;

(h) Each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date;

(i) Other investments not exceeding $10,000,000 in the aggregate at any time outstanding;

(j) Investments existing on the Closing Date, as set forth on Schedule 3.3 and any renewals, amendments and replacements thereof that do not increase the amount thereof;

(k) Investments consisting of securities, promissory notes or other non-cash consideration received as proceeds of Asset Dispositions permitted by Section 3.7(b), (d) and (e);

(l) Investments consisting of loans by Ultimate Holdco to employees of any Credit Party which are used solely by such employees to simultaneously purchase the Stock of Ultimate Holdco;

(m) Investments consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or similar legislation;

(n) Investments consisting of pledges or deposits in connection with the non-delinquent performance of bids, trade contracts or leases, in each case, incurred in the ordinary course of business;

(o) Any indemnity or other payments received by Intermediate Holdco pursuant to the Merger Agreement may be distributed by Intermediate Holdco to the Credit Party which has incurred the obligation or liability with respect to which such payment has been made under the Merger Agreement, which distribution may be made to such Credit Party through successive capital contributions to other Credit Parties or through intercompany loans or advances;

(p) Credit Parties may make Permitted Acquisitions; and

(q) Credit Parties may purchase and own industrial revenue bonds issued to fund or maintain all or any portion of one or more IRB Transactions.

3.4 Contingent Obligations. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

(a) Letter of Credit Obligations;

(b) Those resulting from Interest Rate Agreements entered into by any Borrower pursuant to Section 2.8;

(c) Those resulting from Indebtedness permitted under Section 3.1(i);

(d) Those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(e) Those existing on the Closing Date and described in Schedule 3.4;

(f) Those arising under indemnity agreements to title insurers to cause such title insurers to issue to any Authorized Agent mortgagee title insurance policies;

(g) Those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

(h) Those incurred with respect to Indebtedness permitted by Section 3.1; provided that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations;

(i) Any other Contingent Obligation not expressly permitted by clauses (a) through (h) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $5,000,000;

(j) (A) Contingent Obligations to Dent-A-Med, Inc. pursuant to the Dent-A-Med Facility, (B) Contingent Obligations of Tempur UK, Ltd. to a third-party financial institution under a factoring and/or consumer financing or similar arrangement in form and substance satisfactory to Authorized Agents, and (C) other Contingent Obligations of any Credit Party to a third-party financial institution under a factoring and/or consumer financing or similar arrangement in form and substance satisfactory to Authorized Agents; provided that the amount of such Contingent Obligations described in (A), (B) and (C) in the aggregate do not exceed $15,000,000 in the aggregate outstanding at any time; and

(k) Contingent Obligations arising with respect to the indemnification obligations of TPI under that certain Service and Technology Agreement, dated as of May 27, 2004, by and among the Kentucky Economic Development Finance Authority, TPI and Setzer Investments, LLC.

3.5 Restricted Payments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart (in trust or otherwise) any sum for any Restricted Payment, except that:

(a) Any Domestic Subsidiary may make payments and distributions to Ultimate Holdco that are used by Ultimate Holdco to pay federal and state income taxes then due and owing, franchise taxes and other similar expenses incurred in the ordinary course of business; provided that such Credit Party’s aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Ultimate Holdco shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had such Credit Party not filed a consolidated or combined return with Ultimate Holdco;

(b) (i) Any Credit Party that is a direct Subsidiary of Holdco may pay dividends to Holdco, (ii) TWHS may pay dividends to DF, (iii) DF may pay dividends to Spanish Holdco, (iv) Spanish Holdco may pay dividends to Holdco, (v) Holdco, Tempur France Sarl and Tempur Italia Srl may pay dividends to Intermediate Holdco, and (vi) Intermediate Holdco may pay dividends to Ultimate Holdco, in each case, solely to the extent necessary, either individually or in the aggregate to permit Ultimate Holdco, and Ultimate Holdco may use such dividends to effect the repurchase, redemption, acquisition, cancellation or other retirement for value of the Stock of Ultimate Holdco or to effect the termination of options to purchase Stock of Ultimate Holdco, in each case, held by former managers and employees of Ultimate Holdco or its Subsidiaries (or their Family Members (as defined in the Stockholders Agreement)

or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of any such former managers or employees; provided that (A) the sum of all such Restricted Payments under this Section 3.5(b) shall not exceed $500,000 in any Fiscal Year or $2,000,000 during the term of this Agreement and (B) no Event of Default exists at the time of such Restricted Payment or would occur as a result thereof;

(c) (i) Any Credit Party that is a direct Subsidiary of Holdco may pay dividends to Holdco, (ii) TWHS may pay dividends to DF, (iii) DF may pay dividends to Spanish Holdco, (iv) Spanish Holdco may pay dividends to Holdco, (v) Holdco, Tempur France Sarl and Tempur Italia Srl may pay dividends to Intermediate Holdco, and (vi) Intermediate Holdco may pay dividends to Ultimate Holdco, in each case, solely to the extent necessary to permit (x) Holdco, Intermediate Holdco, Spanish Holdco and/or Ultimate Holdco to pay, and Holdco, Intermediate Holdco, Spanish Holdco and/or Ultimate Holdco may pay, out-of-pocket general administrative costs and expenses incurred in the ordinary course of business, including accounting, legal and other professional fees, reimbursement of reasonable expenses of directors and executive compensation; provided that such dividend payments shall not exceed $5,000,000 in the aggregate in any Fiscal Year for all of the Credit Parties; and (y) Intermediate Holdco to make, and Intermediate Holdco may make, payments under the Employment Agreements and the agreements listed on Schedule 3.21;

(d) Subsidiaries of a Borrower may make Restricted Payments pro rata to the Stockholders of such Subsidiary and Subsidiaries of Tempur Holding GmbH may make Restricted Payments to Tempur Holding GmbH;

(e) Borrowers may make payments in respect of the Subordinated Notes to the extent holders of the Subordinated Notes are permitted to accept such payments by the terms of Article 12 of the Subordinated Notes Indenture;

(f) Any Credit Party may make payments to another Credit Party in the ordinary course of business in respect of the Intercompany Obligations;

(g) Ultimate Holdco may, during any Fiscal Year, following the date on which Ultimate Holdco’s annual audited Financial Statements for the then immediately preceding Fiscal Year are delivered pursuant to Section 4.6(b), (i) pay dividends on its Stock, (ii) effect the repurchase, redemption, acquisition, cancellation or other retirement for value of its Stock or (iii) effect the redemption of any or all of the Subordinated Notes at a price not greater than 110% of the face value of such Subordinated Notes; provided that the sum of all such Restricted Payments in any Fiscal Year under this Section 3.5(g) shall not exceed 50% of the consolidated net income of Ultimate Holdco and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for the then immediately preceding Fiscal Year; provided further that (i) if the aggregate amount of such Restricted Payments under this Section 3.5(g) made during any Fiscal Year is less than the amount permitted in this Section 3.5(g) for such Fiscal Year (before giving effect to any carryover), then 100% of the shortfall may be added to the amount of the Restricted Payments permitted under this Section 3.5(g) for the immediately succeeding (but not any other) Fiscal Year and (ii) in determining whether any amount is available for carryover, the amount expended in any Fiscal Year shall first be deemed to be from the amount allocated to such Fiscal Year before any carryover; provided that, notwithstanding the foregoing, in no event shall the aggregate amount of Restricted Payments made pursuant to this Section 3.5(a) in any Fiscal Year exceed the consolidated net income of Ultimate Holdco and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for the then immediately preceding Fiscal Year; and

(h) TWHS may make distributions to DF, and DF may in turn promptly make distributions to Spanish Holdco, in each case, for the purpose of enabling Spanish Holdco to promptly make the intercompany loans and advances referred to in Section 3.1(p).

3.6 Restriction on Fundamental Changes. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly:

(a) amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, bylaws, partnership agreement or operating agreement in any manner adverse to the rights and benefits of the Agents and Lenders under the Loan Documents or the ability of the Credit Parties to repay the Obligations unless required by law, except (i) upon not less than thirty (30) Business Days prior written notice to Administration Agent, the Credit Parties may change their corporate form provided that each such Credit Party duly executes and delivers, or causes to be duly executed and delivered, Collateral Documents and such further instruments in form and substance satisfactory to the Authorized Agents, and does or causes to be done such further acts including the provision of legal opinions as may be necessary or proper in the opinion of Administrative Agent to evidence, continue, preserve and perfect the guarantees and security for the Obligations provided by the Credit Parties and to carry out more effectively the provisions and purposes of the Credit Agreement or any other Loan Document and (ii) European Borrower may reduce its share capital in one or more consecutive transactions (not to exceed a reduction of 1,500,000 DKK par value shares in the aggregate) solely to the extent necessary to make any Restricted Payments permitted to be made by European Borrower under Section 3.5. In addition, in connection with any capital contribution permitted in Section 3.3, any additional shares or equity interests issued by a Credit Party as a result of such capital contributions may be cancelled and shall not be required to be subject to a pledge or security interest granted in favor of the Administrative Agent, the European Loan Agent, the European Working Capital Loan Agent or the European Security Agent, as applicable; provided that such additional shares or equity interests are cancelled during the same board or shareholder meeting in which such shares or equity interests are authorized and/or issued;

(b) enter into any transaction of merger or consolidation except, upon not less than thirty (30) days prior written notice to Administrative Agent, (i) any US Credit Party existing on the Closing Date (other than Ultimate Holdco) may merge with another US Credit Party; provided that a US Borrower shall be the survivor of any such merger to which a US Borrower is a party, (ii) DF may form directly-owned Subsidiaries organized under the laws of a foreign jurisdiction for the purpose of sales and distribution of products in such jurisdiction; provided that at or prior to formation of such Subsidiary, such Subsidiary shall have executed and delivered a guarantee of the Obligations of the European Credit Parties in favor of the European Security Agent and the European Security Agent shall have been granted a first priority perfected Lien (subject to Permitted Encumbrances) in the assets and Stock of such Subsidiary to secure the Obligations of the European Credit Parties in form and substance satisfactory to the Authorized Agents, and the Credit Parties shall have executed such other documents, certificates and legal opinions and taken such other action as may be required by the Administrative Agent in connection therewith, (iii) any US Borrower may form a direct wholly-owned Domestic Subsidiary to own and to exploit certain trademarks and to sell and distribute products consistent with the description of business on Schedule 3.9; provided that within 10 Business Days of formation of such Subsidiary, such US Borrower and Subsidiary shall have complied with the requirements of Section 2.7(c); (iv) any US Borrower, Holdco or Intermediate Holdco may form one or more direct wholly-owned Domestic Subsidiaries; provided that within 10 Business Days of formation of such a Subsidiary, such US Borrower and Subsidiary shall have complied with the requirements of Section 2.7(c); (v) DF may dissolve Tempur World Holding Sweden AB, (vi) Intermediate Holdco and Holdco may enter into the Holdco Merger, and (vi) any Borrower may establish non-wholly owned subsidiaries and/or joint ventures to the extent that Investments in such non-wholly owned subsidiaries and/or joint ventures is permitted under Section 3.3;

(c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except for any of the Specified Credit Parties; provided that the proceeds from any such liquidation, wind-up or liquidation shall be promptly applied pro rata to the remaining Scheduled Installments of the European Term Loan A; or

(d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, except that TPI may transfer all of the outstanding Stock held by it of any of its Domestic Subsidiaries to Holdco; provided that on or before such transfer each of Tempur Japan Yugen Kaisha and Tempur UK, Ltd., and such Domestic Subsidiary of TPI duly execute and deliver, or cause to be duly executed and delivered, Collateral Documents and such further instruments in form and substance satisfactory to the Authorized Agents, and do or cause to be done such further acts as may be necessary or proper in the opinion of Administrative Agent to evidence, continue, preserve and perfect the guarantees and security for the Obligations provided by the Credit Parties and to carry out more effectively the provisions and purposes of the Credit Agreement or any other Loan Document.

Notwithstanding the foregoing, any Borrower or any Subsidiary thereof (or Ultimate Holdco, Intermediate Holdco or Holdco, so long as contemporaneously therewith, all assets so acquired are transferred to one or more Borrowers), may acquire all or substantially all of the assets or Stock of any Person (the “Target”) (in each case, a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions:

(i) Administrative Agent and, in the case of an acquisition by European Borrower, the European Loan Agent, shall receive at least thirty (30) days’ prior written notice (or such shorter period acceptable to the Administrative Agent or European Loan Agent, as applicable) of the closing of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(ii) such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors;

(iii) the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target) incurred after the Closing Date shall not exceed $100,000,000 in the aggregate;

(iv) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

(v) at or prior to the closing of any Permitted Acquisition, the Credit parties shall have satisfied the requirements of Section 2.7 hereof;

(vi) Concurrently with delivery of the notice referred to in clause (i) above, Borrowers shall have delivered to the Administrative Agent and the European Loan Agent, in form and substance reasonably satisfactory to the Administrative Agent and the European Loan Agent:

(1) a pro forma consolidated balance sheet, income statement and cash flow statement of Ultimate Holdco and its Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Ultimate Holdco and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrowers would have been in compliance with the financial covenants set forth in Section 4 for the four quarter period reflected in the Compliance Certificate most recently delivered to the Administrative Agent prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

(2) updated versions of the most recently delivered Projections covering the 1-year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to the Administrative Agent, taking into account such Permitted Acquisition; and

(3) a certificate of the chief financial officer of Ultimate Holdco and each Borrower to the effect that: (w) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against Ultimate Holdco and each other Subsidiary of Ultimate Holdco) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Ultimate Holdco and Borrowers (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Ultimate Holdco and Borrowers subsequent to the date thereof based upon the historical performance of Ultimate Holdco, Borrowers and the Target and show that Ultimate Holdco and Borrowers shall continue to be in compliance with the financial covenants set forth in Section 4 for the 1-year period thereafter; and (z) Ultimate Holdco and Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to the Administrative Agent and Lenders;

(4) on or prior to the date of such Permitted Acquisition, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent; and

(5) at the time of such Permitted Acquisition and after immediately giving effect thereto, no Default or Event of Default has occurred and is continuing.

3.7 Disposal of Assets or Subsidiary Stock. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease (as lessor), sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business; (b) Asset Dispositions by Borrowers and their Subsidiaries (excluding sales of Accounts and Stock of any of Ultimate Holdco’s Subsidiaries) if all of the following conditions are met (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $1,000,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $5,000,000, (ii) the consideration received is at least equal to the fair market value of such assets, (iii) the sole consideration received is cash, or as otherwise approved by Administrative Agent with not less than 80% of consideration in cash, (iv) the Net Proceeds of such Asset Disposition are applied as required by Section 1.5(c), (v) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement, and (vi) no Default or Event of Default then exists or would result from such Asset Disposition; (c) sales of property (i) by any US Credit Party to any other US Credit Party or (ii) by any European Credit Party to any other Credit Party; (d) Asset Dispositions set forth on Schedule 3.7; provided that the sole consideration received is cash, or as otherwise approved by Administrative Agent with not less than 80% of consideration in cash; (e) sales of assets not otherwise permitted in clauses (a) through (d) above and (f) through (h) below, in an aggregate amount not exceeding $1,000,000 with the prior written consent of Administrative Agent; provided that the sole consideration received is cash, or as otherwise approved by Administrative Agent with not less than 80% of consideration in cash; (f) transfers of the Stock of certain Credit Parties to DF and Holdco permitted under Section 3.6(d); (g) the sale of defaulted consumer accounts receivable that have been repurchased by a US Borrower, a European Borrower or one of its direct Subsidiaries from consumer finance companies pursuant to such Credit Party’s contractual repurchase obligations; (h) the sale of the German Property, (i) dispositions associated with the dissolution by DF of Tempur World Holding Sweden AB, (j) the sale leaseback permitted pursuant to Section 3.17(b) and (k) the licensing of intellectual property rights by any Credit Party in the ordinary course of its business; provided, however, that notwithstanding any of the foregoing, no European Credit Party shall license or otherwise transfer any of its Intellectual Property rights for use in North America nor sell or otherwise transfer any of its Licensed Products for use in North America (or distribution rights in respect thereof) to any Person, without the written consent of Administrative Agent, other than (x) Holdco and the US Borrower, and (y) pursuant to the Canadian Distribution Agreement with respect to Canada.

3.8 Transactions with Affiliates. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on Schedule 3.8; (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate and are fully disclosed to Administrative Agent in advance in the case of any such transaction or series of related transactions that involve the payments, receipts or transfers of assets by any Credit Party in excess of $500,000 in the aggregate; (c) payment of reasonable compensation (including reasonable bonus and other reasonable incentive arrangements) to officers and employees for services actually rendered to any such Credit Party or any of its Subsidiaries; (d) payment of (i) independent director’s fees so long as such fees are reasonable market based fees and (ii) non-independent director’s fees not to exceed $500,000 in the aggregate for any Fiscal Year; (e) Restricted Payments permitted in Section 3.5 and the agreements pursuant to which such Restricted Payments are required to be made; (f) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business; (g) capital contributions permitted by Section 3.3(d) and (e); (h) loans and advances to employees pursuant to Section 3.3(c) and (k) and (i) pursuant to the European Cash Pooling System.

3.9 Conduct of Business. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses of the type described on Schedule 3.9.

3.10 Changes Relating to Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of any of its Indebtedness permitted by Section 3.1(b) if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness (b) change the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness; (c) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party or Lenders; or (g) increase the portion of interest payable in cash with respect to any Indebtedness for which interest is payable by the issuance of payment-in kind notes or is permitted to accrue. This Section 3.10 shall not limit or prohibit any prepayment of Indebtedness permitted under Section 3.19. The Credit Parties shall not designate any Indebtedness other than the Obligations hereunder as Designated Senior Debt under (and as defined in) the Subordinated Notes Indenture.

3.11 Fiscal Year. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective Fiscal Years.

3.12 Press Release; Public Offering Materials. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Credit Party, using the name of either GE Capital, LBI, Nordea, or GE ELF or any of their respective affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to GE Capital, Nordea, or GE ELF, as applicable, and without the prior written consent of GE Capital, LBI, Nordea, or GE ELF, as applicable, unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital, LBI, Nordea, or GE ELF, as applicable, before issuing such press release or other public disclosure. Each Credit Party consents to the publication by any Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Such Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party and each other Agent for review and comment prior to the publication thereof. Each Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

3.13 Subsidiaries. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary other than as permitted by Section 3.6.

3.14 Bank Accounts; Cash Management. The US Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new bank accounts without prior written notice to Administrative Agent and unless Administrative Agent and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Administrative Agent in such bank account, agrees to comply with instructions originated by Administrative Agent directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Administrative Agent. Each European Credit Party shall establish and maintain the cash management systems as described in Annex G. The Credit Parties agree that with respect to banks at which any bank account is maintained which is subject to any such tri-party agreement in favor of any Authorized Agent, such Agent may give notice (an “Activation Notice”) implementing the cash sweep or similar provisions of such agreement at any time at which (1) an Event of Default has occurred and is continuing, (2) such Agent believes in its reasonable credit judgment that based upon information available to it that an Event of Default exists or could reasonably be expected to occur; or (3) Administrative Agent reasonably believes that an event or circumstance that is likely to have a Material Adverse Effect has occurred.

3.15 Hazardous Materials. The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations, Environmental Liabilities or adverse impacts that could not reasonably be expected to have a Material Adverse Effect.

3.16 ERISA. The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

3.17 Sale Leasebacks. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets, except for (a) the leaseback for temporary office space needs of a portion of the property located at Carl-Benz-Strasse 8, D-33803, Steinhagen, Germany by Tempur Deutschland GmbH (the “German Property”) in connection with the sale thereof and (b) the sale and leaseback of the Albuquerque Plant in connection with an IRB Transaction.

3.18 Changes to Material Contracts. No Credit Party shall terminate or change or amend the terms of the Merger Agreement, the Holdco License and Distribution Agreement or the Sub-License and Distribution Agreements without the prior written consent of the Administrative Agent (after consultation with the European Loan Agent). Except as provided in the immediately preceding sentence, no Credit Party shall change or amend, except for inconsequential technical changes, the terms of any Related Transaction Documents (other than the Subordinated Notes Documents), any Non-Competition Agreement or any confidentiality or non-competition provisions of any Employment Agreement without the prior written consent of the Administrative Agent (after consultation with the European Loan Agent), which consent shall not be unreasonably withheld (unless such change or amendment would adversely affect in any respect the Lenders or the Agents or be reasonably likely to cause a Material Adverse Effect, in which case such consent may be given or withheld in the sole discretion of the Administrative Agent). No Credit Party shall change or amend the terms of any Subordinated Notes Document to the extent prohibited by the Subordinated Notes Indenture.

3.19 Prepayments of Other Indebtedness. The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease, prepay or set aside in trust or otherwise any funds for the prepayment of any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations and those Contingent Obligations existing on the Closing Date and set forth on Schedule 3.21; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 3.7(b); (iii) intercompany Indebtedness reflecting amounts owing to Borrowers; (iv) Indebtedness secured by the German Property in connection with the sale of the German Property permitted by Section 3.7(h); (v) Indebtedness described in Schedule 3.1 that is refinanced as permitted by Section 3.1(c) or (d); and (vi) any other Indebtedness under one or more Capital Leases up to $500,000 in the aggregate during the term hereof. Without the prior written consent of Administrative Agent, the Credit Parties shall not forgive principal of, premium, if any, interest or other amount payable in respect of any intercompany Indebtedness other than intercompany Indebtedness consisting of up to $10,000,000 in the aggregate of intercompany payables owed by US Borrowers to DF.

3.20 Real Estate Purchases. The Credit Parties may purchase a fee simple ownership interest in Real Estate as long as (i) the Administrative Agent receives an environmental report relating to such property (in form and substance and from a Person reasonably acceptable to the Administrative Agent), (ii) the Credit Parties provide Administrative Agent with 30 days prior written notice of any such purchase and (iii) the Credit Parties shall comply with the requirements of Section 2.7(b).

3.21 Activities of Ultimate Holdco, Intermediate Holdco, Holdco and Spanish Holdco. Except as set forth on Schedule 3.21, none of Ultimate Holdco, Intermediate Holdco, Holdco or Spanish Holdco shall engage in any business or have any assets or incur any Indebtedness or Contingent Obligation (other than the Obligations) other than (i) owning the stock of Intermediate Holdco, Holdco, Spanish Holdco, DF, TPUSA, TPI, Tempur France Sarl and Tempur Italian Srl in accordance with the terms hereof, (ii) the entering into, and the performance of obligations under, this Agreement, the other Loan Documents to which it is a party and the Related Transaction Documents to which it is a party, (iii) activities associated with expenses and other amounts paid with any distributions paid to Ultimate Holdco, Intermediate Holdco, Holdco or Spanish Holdco which are permitted under Section 3.5, (iv) the guarantee of the Subordinated Notes by Ultimate Holdco, Intermediate Holdco and Holdco, (v) Intermediate Holdco entering into and performing its obligations under the Additional Canadian Distribution Agreement, (vi) Ultimate Holdco’s receipt of proceeds from the exercise, by officers, directors, employees and advisors of the Credit Parties, of stock options pursuant to the Stock Option Plan or any other stock option or bonus plan, (vii) the making of intercompany loans and advances by Ultimate Holdco, Intermediate Holdco, and/or Holdco as permitted pursuant to Section 3.1(e) and (viii) the guarantee of IRB Leases by Ultimate Holdco, Intermediate Holdco and/or Holdco. Notwithstanding the foregoing, each of Ultimate Holdco, Intermediate Holdco, Holdco or Spanish Holdco may engage in activities incidental to (a) the maintenance of its corporate existence in compliance with applicable law, (b) legal, tax and accounting matters in connection with any of the foregoing activities, and (c) the licensing of intellectual property rights by Holdco from the European Credit Parties and the licensing of intellectual property rights by the US Borrowers and 1390658 Ontario, Inc. from Holdco and TWI.

3.22 Change of Corporate Name or Location. No Credit Party shall (a) change its name as it appears in official filings in the jurisdiction of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral (provided, however, that Credit Parties (other than the Borrowers) may move their corporate offices with the consent of the Appropriate Agent), (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its jurisdiction of incorporation or other organization, or (e) change its jurisdiction of incorporation or organization, in each case, without at least 30 days prior written notice, or in the case of a change in warehouses or locations at which Collateral is held or stored, 10 days prior written notice, to Appropriate Agent and with Administrative Agent’s prior written consent (or with respect to any European Credit Party, the consent of Administrative Agent and European Security Agent).

3.23 Holdco Merger. Lenders hereby consent to the merger of Intermediate Holdco with and into Ultimate Holdco (the “Holdco Merger”) at any time following the Closing Date. Upon consummation of the Holdco Merger, all intercompany loans and dividends permitted to be made to Intermediate Holdco may be made to Ultimate Holdco, as its successor, and all capital contributions and transactions permitted to be made or engaged in by Intermediate Holdco may be made or engaged in by Ultimate Holdco, as its successor.

Section 4.

FINANCIAL COVENANTS/REPORTING

The Credit Parties covenant and agree that from and after the date hereof until the Termination Date, Borrowers shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

4.1 Minimum Fixed Charge Coverage Ratio. Ultimate Holdco and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
September 30, 2004	1.05
December 31, 2004	1.05
March 31, 2005	1.10
June 30, 2005	1.10
September 30, 2005	1.10
December 31, 2005	1.10
March 31, 2006	1.10
June 30, 2006	1.15
September 30, 2006	1.15
December 31, 2006	1.15
March 31, 2007	1.15
June 30, 2007	1.15
September 30, 2007	1.15
December 31, 2007	1.15
March 31, 2008	1.15
June 30, 2008	1.15
September 30, 2008 and thereafter	1.15

4.2 Minimum Interest Coverage Ratio. Ultimate Holdco and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter, an Interest Coverage Ratio, for the 12-month period then ended of not less than 3.0.

4.3 Maximum Leverage Ratio. Ultimate Holdco and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

Fiscal Quarter Ending	Maximum Leverage Ratio
September 30, 2004	3.75
December 31, 2004	3.50
March 31, 2005	3.50
June 30, 2005	3.50
September 30, 2005	3.25
December 31, 2005	3.25
March 31, 2006	3.25
June 30, 2006	3.00
September 30, 2006	2.75
December 31, 2006	2.75
March 31, 2007	2.75
June 30, 2007	2.75
September 30, 2007	2.75
December 31, 2007	2.75
March 31, 2008	2.75
June 30, 2008	2.75
September 30, 2008 and thereafter	2.75

4.4 Financial Statements and Other Reports. Ultimate Holdco will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (other than monthly cash flow statements; provided that any accounts reflected in such cash flow statements that are used in calculating compliance with Sections 4.1 through 4.3 shall be prepared in accordance with GAAP) (it being understood that monthly Financial Statements are not required to have footnote disclosures), US Borrower Representative will deliver each of the Financial Statements and other reports described below to each Authorized Agent (and each Lender in the case of the Financial Statements and other reports described in Sections 4.4(a), (b), (d), (e), (g), (h) and (m)).

(a) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month (including the last month of each Fiscal Year), US Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Ultimate Holdco and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Ultimate Holdco to the end of such month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.4(h) and (3) a schedule of the outstanding Indebtedness for borrowed money of Ultimate Holdco and its Subsidiaries (excluding intercompany loans and advances) describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

(b) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, US Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Ultimate Holdco and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Ultimate Holdco and its Subsidiaries (excluding intercompany loans and advances) describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from a firm of certified public accountants selected by Borrowers and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement).

(c) Accountants’ Reports. Promptly upon receipt thereof, US Borrower Representative will deliver copies of all significant reports submitted by Borrowers’ firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Ultimate Holdco or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(d) [Intentionally Omitted].

(e) Management Report. Together with each delivery of Financial Statements of Ultimate Holdco pursuant to Sections 4.4(b), US Borrower Representative will deliver a management report (1) describing the operations and financial condition of Ultimate Holdco and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials) and (2) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Ultimate Holdco to the effect provided under Section 3.02 of the Sarbanes-Oxley Act of 2002 as at the dates and for the periods indicated.

(f) Appraisals. From time to time after the occurrence and during the continuance of an Event of Default, if any Authorized Agent or any Lender determines that obtaining appraisals is necessary in order for such Agent or such Lender to comply with applicable laws or regulations, Administrative Agent will, at Borrowers’ expense, obtain appraisal reports in form and substance and from appraisers satisfactory to Administrative Agent stating the then current fair market values of all or any portion of the Real Estate owned by Credit Parties. In addition to the foregoing, at Borrower’s expense, at any time while and so long as an Event of Default shall have occurred and be continuing, Administrative Agent may obtain appraisal reports in form and substance and from appraisers satisfactory to Administrative Agent stating the then current market values of all or any portion of the Real Estate and personal property owned by any of the Credit Parties.

(g) Projections. To each Agent and Lenders, as soon as available, but not later than sixty (60) days after the end of each Fiscal Year, an annual operating plan for Ultimate Holdco, on a consolidated and consolidating basis, approved by the Board of Directors of Ultimate Holdco, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit and cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(h) SEC Filings and Press Releases. Promptly upon their becoming available, US Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Ultimate Holdco, Borrowers or any of their Subsidiaries to their Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Ultimate Holdco, Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Ultimate Holdco, Borrowers or any of their respective Subsidiaries to the public concerning developments in the business of any such Person.

(i) Events of Default; Etc. Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, US Borrower Representative shall deliver copies of all notices given or received by such Credit Party with respect to any such event or condition and a certificate of US Borrower Representative’s chief executive officer specifying the nature and period of existence of such event or condition and what action Ultimate Holdco, Borrowers or any-of their Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which could reasonably be expected by such officer to result in the occurrence of an Event of Default or Default; (2) any notice that any Person has given to Ultimate Holdco, any Borrower or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (4) any default or event of default with respect to any Indebtedness of any Borrower or any of its Subsidiaries.

(j) Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of (l) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”) not previously disclosed by US Borrower Representative to Administrative Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, US Borrower Representative will promptly give notice thereof to Administrative Agent and provide such other information as may be reasonably available to them to enable Administrative Agent and its counsel to evaluate such matter.

(k) Notice of Corporate and other Changes. US Borrower Representative shall provide prompt written notice of (1) all jurisdictions in which a Credit Party becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party or any amendment to their articles or certificate of incorporation, by laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

(l) Other Information. With reasonable promptness, US Borrower Representative will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by any Authorized Agent.

(m) Compliance Certificate. Together with each delivery of Financial Statements of Ultimate Holdco and its Subsidiaries pursuant to Sections 4.4(a) and (b), US Borrower Representative will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.4(m) (the “Compliance Certificate”) signed by Appropriate Borrower Representative’s chief executive officer or chief financial officer.

(n) Taxes. US Borrower Representative shall provide prompt written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by any Credit Party or any of its Subsidiaries and (ii) any agreement by any Credit Party or any of its Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

4.5 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP Financial statements and other information furnished to Administrative Agent pursuant to Section 4.4 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP (other than monthly cash flow statements; provided that any accounts reflected in such cash flow statements that are used in calculating compliance with Sections 4.1 through 4.3 shall be prepared in accordance with GAAP) as in effect at the time of such preparation; provided that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Borrowers shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). Borrowers shall deliver a certified schedule along with Financial Statements required to be delivered hereunder detailing each difference between such Financial Statements and the basis for calculating financial covenant compliance resulting from any Accounting Change. All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

SECTION 5.

REPRESENTATIONS AND WARRANTIES

To induce Agents and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Borrowers and the other Credit Parties executing this Agreement, jointly and severally, represent, warrant and covenant to each Agent and each Lender that the following statements are and, will remain true, correct and complete until the Termination Date with respect to all Credit Parties:

5.1 Disclosure. No statement, representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to any Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

5.2 No Material Adverse Effect. Since December 31, 2003, there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

5.3 No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries other than any such violations, conflicts, breaches or defaults that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.4 Organization, Powers, Capitalization and Good Standing.

(a) Organization and Powers. Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing (or the equivalent in non-US jurisdictions) under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a). Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

(b) Capitalization. As of the Closing Date: (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Authorized Agents, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties and the percentage of their fully diluted ownership of the Stock of each of the Credit Parties is set forth on Schedule 5.4(b); and (iv) no Stock of any Credit Party or any of their Subsidiaries, other than those described above, are issued and outstanding. Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

(c) Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganizations, moratorium or other laws affecting creditor’s rights generally and the effect of general principles of equity.

5.5 Financial Statements and Projections. All Financial Statements concerning Ultimate Holdco and its Subsidiaries which have been or will hereafter be furnished to Agents and Lenders pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP (other than monthly cash flow statements; provided that any accounts reflected in such cash flow statements that are used in calculating compliance with Sections 4.1 through 4.3 shall be prepared in accordance with GAAP) consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year end adjustments.

(a) The consolidated balance sheets at December 31, 2003 and the related statement of income of Ultimate Holdco and its Subsidiaries, for the Fiscal Year then ended, audited by Ernst & Young LLP.

(b) The unaudited consolidated balance sheet at June 30, 2004 and the related statement of income of Ultimate Holdco and its Subsidiaries for the six (6) months then ended.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.4(g) are based upon estimates and assumptions stated therein, all of which the Credit Parties believe, as of the Closing Date, to be reasonable and fair in light of current conditions and current facts known to the Credit Parties and, as of the Closing Date, reflect the Credit Parties good faith and reasonable estimates of the future financial performance of the Credit Parties and of the other information projected therein, for the periods set forth therein. The Projections constitute a reasonable basis as of the date hereof for the assessment of the future performance of the Credit Parties, on a consolidated basis, during the periods indicated therein (it being recognized by the Agents and the Lenders that the Projections as they relate to future events are not to be viewed as facts and that actual results during the period or periods covered by financial information may vary from the projected results set forth therein by a material amount), and all material assumptions used in the preparation of the Projections are set forth in the notes thereto.

5.6 Intellectual Property. Each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used and sufficient for the conduct of its business as currently conducted that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries and all such Intellectual Property is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. As of the Closing Date, except as disclosed in Schedule 5.6, the use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person. Except as otherwise described in Schedule 5.6, as of the Closing Date no Credit Party is a party to or bound by any agreement or contract (whether written or oral) containing any covenant prohibiting any Credit Party from competing in any business of any kind in any territory or from competing with any Person, or prohibiting any Credit Party from doing any kind of business with any person.

5.7 Investigations, Audits, Etc. As of the Closing Date, except as set forth on Schedule 5.7, to the best knowledge of any Credit Party, no Credit Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any Governmental Authority or any other governmental investigation concerning the violation or possible violation of any law.

5.8 Employee Matters. Except as set forth on Schedule 5.8, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters. As of the Closing Date, except as set forth on Schedule 5.8, neither

Borrower nor any of their respective Subsidiaries is party to an employment contract in which compensation exceeds $100,000 per annum.

5.9 Solvency. Each of the Credit Parties and its Subsidiaries is Solvent.

5.10 Litigation; Adverse Facts. Except as set forth on Schedule 5.10 there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which, in each case or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.

5.11 Use of Proceeds; Margin Regulations

(a) No part of the proceeds of any Loan will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Administrative Agent, each Credit Party will furnish to each Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G 3 or FR Form 0 1, as applicable, referred to in Regulation U.

(b) Borrower shall utilize the proceeds of the Loans made on or after the Closing Date solely for the financing of Borrowers’ ordinary working capital and general corporate needs. Schedule 5.11 contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

5.12 Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Schedule 5.12 constitutes all of the real property owned, leased, subleased, or used (pursuant to any arrangement or agreement, written, oral or tacit) by any Credit Party or any of its Subsidiaries. As of the Closing Date, except with respect to Real Estate having an aggregate fair market value of less than $250,000, each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Schedule 5.12, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Administrative Agent have been delivered to Administrative Agent. Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date. As of the Closing Date, except with respect to personal property having an aggregate fair market value of less than $250,000, each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries. As of the Closing Date, each of the Credit Parties and each of its Subsidiaries has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s or Subsidiary’s right, title and interest in and to all such Real Estate and other properties and assets as of the Closing Date. Schedule 5.12 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party’s or any of its Subsidiaries’ Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

5.13 Environmental Matters

(a) Except as set forth in Schedule 5.13, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to have a Material Adverse Effect; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate other than in compliance with Environmental Laws that could reasonably be expected to have a Material Adverse Effect; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to have a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to have a Material Adverse Effect, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Administrative Agent copies of all existing environmental reports, reviews and audits and all written information that has been provided to any Credit Party pertaining to actual or potential material Environmental Liabilities, in each case relating to any of the Credit Parties or their Subsidiaries. DF does not use, and shall not use, any chlorinated solvents in its business or operations.

(b) Each Credit Party hereby acknowledges and agrees that no Agent (i) is now, nor has ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries, and (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s or its Subsidiaries’ conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

5.14 ERISA

(a) Schedule 5.14 lists as of the Closing Date all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC (or an application for such determinations has been filed with the IRS and there is a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determinations and make any amendments necessary to obtain such determinations), and to the knowledge of any Borrower nothing has occurred that would cause the loss of such qualification or tax exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104 23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA. Neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b) Except as set forth in Schedule 5.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) as of the Closing Date, there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(l) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group”

(within the meaning of Section 4001(a)(l4) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated “AAA” by S&P or an equivalent rating by another nationally recognized rating agency.

(c) With respect to each scheme or arrangement mandated by a government other than the United States providing for post-employment benefits (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Credit Party or any Subsidiary of any Credit Party that is not subject to United States law providing for post-employment benefits (a “Foreign Plan”): (i) all material employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the liability of each Credit Party and each Subsidiary of a Credit Party with respect to a Foreign Plan is reflected in accordance with normal accounting practices on the financial statements of such Credit Party or such Subsidiary, as the case may be; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities unless, in each case, the failure to do so would not be reasonably likely to have a Material Adverse Effect.

5.15 Brokers. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.16 Deposit and Disbursement Accounts. Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any disbursement accounts, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.17 Agreements and Other Documents. On or prior to the Closing Date, to the extent requested, each Credit Party has provided to Administrative Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Schedule 5.17: supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $250,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $100,000 per annum; licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Contingent Obligation, in excess of $50,000 in the aggregate, of such Credit Party and any Lien granted by such Credit Party with respect thereto; instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit

Party; any distribution agreements or other agreements providing for the distribution of the Credit Parties’ products; and any other Material Contracts (as defined in the Merger Agreement).

5.18 Insurance. Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

5.19 Government Regulation. No Credit Party is an “investment company” or “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act.

5.20 Subordinated Notes Documents. As of the Closing Date, Borrowers have delivered to Administrative Agent a complete and correct copy of the Subordinated Notes Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party is in default in the performance or compliance with any provisions thereof.

5.21 Taxes. All Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority.

5.22 Collateral Documents. Attached hereto as Schedule 5.22 are true, correct and complete copies of each of the schedules to each of the Collateral Documents updated to, and true, correct and complete as of the Closing Date.

SECTION 6.

DEFAULT, RIGHTS AND REMEDIES

6.1 Event of Default. “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a) Payment. (1) Failure to pay any installment or other payment of principal of any Loan when due, or to repay the Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding, or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or to repay the European Working Capital Loans to reduce their balances to the maximum amount of European Working Capital Loans then permitted to be outstanding or (2) failure to pay, within five (5) Business Days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

(b) Default in Other Agreements. (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations having a principal amount in excess of $5,000,000 or (2) breach or default of any Credit Party or any of its Subsidiaries (which breach or default is not waived or cured), or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of $5,000,000 to become or be declared due prior to their stated maturity; or

(c) Breach of Certain Provisions. Failure of any Credit Party to perform or comply with any term or condition contained in that portion of Section 2.2 relating to the Credit Parties’ obligation to maintain insurance, Section 2.3, Section 3 or Section 4; or

(d) Breach of Warranty. Any representation, warranty, certification or other statement made by any Credit Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant to or in connection with any Loan Document is false in any material respect (without duplication of materiality qualifiers contained therein) on the date made; or

(e) Other Defaults Under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by any Borrower Representative of notice from any Authorized Agent or Requisite Lenders of such default or (2) actual knowledge of any Borrower or any other Credit Party of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or similar law, which decree or order is not stayed or other similar relief is not granted under any applicable federal, state or foreign law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, examiner, administrator, administrative receiver, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, liquidator, examiner, administrator, administrative receiver, sequestrator, trustee or other custodian (or similar official) is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) any Credit Party commences a voluntary case under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or similar law, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian (or similar official) for all or a substantial part of its property; or (2) any Credit Party makes any assignment, or otherwise enters into a scheme, reorganization or other arrangement, for the benefit of creditors; or (3) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

(h) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving an amount in the aggregate at any time in excess of $5,000,000 (in either case to the extent not adequately covered by insurance in Authorized Agent’s sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains unsatisfied, undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(i) Dissolution. Any order, judgment or decree is entered against any Credit Party (other than a Specified Credit Party) decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

(j) Solvency. Any Credit Party ceases to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; provided that any Specified Credit Party may cease to be Solvent for any consecutive twelve-month period; or

(k) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(l) Change of Control. A Change of Control occurs; or

(m) Subordinated Indebtedness. The failure of any Credit Party or any creditor of any Borrower or any of its Subsidiaries to comply with the terms of the Subordinated Notes Indenture or any other subordination or intercreditor agreement or any subordination provisions of any note or other document running to the benefit of any Agent or Lenders, or any party subject to or bound by such agreement challenges the enforceability thereof; or

(n) License Agreements. Any material default or breach (after giving effect to any applicable cure periods) by any Borrower occurs and is continuing under any of the following agreements or any of the following agreements shall be terminated for any reason: (i) the Holdco License and Distribution Agreement or (ii) the Sub-License and Distribution Agreements; or

(o) Collateral Documents . Any default by any Credit Party in the observance or performance of any covenant or agreement contained or incorporated by reference in any Collateral Document and such default shall continue beyond the grace period, if any, provided in such Collateral Document; or

(p) Environmental Liabilities. Any Credit Party shall incur Environmental Liabilities which could reasonably be expected to exceed $5,000,000 (net of any insurance proceeds paid to such Credit Party in connection with such Environmental Liabilities and environmental indemnity proceeds paid to such Credit Party pursuant to Section 9.02 of the Merger Agreement and, in each case, applied to such Environmental Liabilities) in any consecutive twelve-month period with respect to any Release or threatened Release (or any reasonably related Release or Releases) or presence of Hazardous Material at any single location; or any litigation is commenced against any Credit Party that seeks Environmental Liabilities which could reasonably be expected to exceed $5,000,000 (net of any insurance proceeds paid to such Credit Party in connection with such Environmental Liabilities and environmental indemnity proceeds paid to such Credit Party pursuant to Section 9.02 of the Merger Agreement and, in each case, applied to such Environmental Liabilities) in any consecutive twelve-month period with respect to any Release or threatened Release (or any reasonably related Release or Releases) or presence of Hazardous Material at any single location and such Litigation is not, within 60 days after the commencement thereof, discharged or dismissed; or

(q) ERISA and Foreign Plans. Any Credit Party (i) shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect; (ii) shall cause or permit an event that could result in the imposition of a Lien with respect to any Foreign Plan; or (iii) shall cause or permit the fair market value of the assets of any funded Foreign Plan, the liability of each insurer for such Foreign Plan funded through insurance or the book reserve established for such Foreign Plan, together with any accrued contributions, to become insufficient to satisfy all the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with generally accepted accounting principles to the extent such underfunding could reasonably be expected to have a Material Adverse Effect.

6.2 Suspension or Termination of Commitments. Upon the occurrence of any Default or Event of Default, Administrative Agent may, and at the request of Requisite Lenders, Administrative Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders’ obligations to make additional Revolving Credit Advances or issue or cause to be issued Letters of Credit under the Revolving Loan Commitments or European Working Capital Lender’s obligations to make additional European Working Capital Credit Advances; provided that if the subject condition or event is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitments and European Working Capital Loan Commitments shall be reinstated.

6.3 Acceleration and other Remedies. Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(e) the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans and the European Working Capital Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and at the request of the Requisite Lenders, Administrative Agent shall, by written notice to each Borrower Representative (a) reduce the aggregate amount of the Commitments from time to time, (b) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (c) terminate all or any portion of the obligations of Authorized Agents, L/C Issuers and Lenders to make Revolving Credit Advances and European Working Capital Credit Advances and issue Letters of Credit, (d) demand that Borrowers immediately deliver cash to Appropriate Agent for the benefit of L/C Issuers (and Borrowers shall then immediately so deliver) in an amount equal to 103% of the aggregate outstanding Letter of Credit Obligations and (e) exercise any other remedies which may be available under the Loan Documents or applicable law. US Borrowers hereby grant to Administrative Agent, for the benefit of US L/C Issuers and each Lender with a participation in any US Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the US Letter of Credit Obligations. Any such cash collateral shall be made available by Administrative Agent to US L/C Issuers to reimburse US L/C Issuers for payments of drafts drawn under such US Letters of Credit and any Fees, Charges and expenses of US L/C Issuers with respect to such US Letters of Credit and the unused portion thereof, after all such US Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations. After all such US Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to US Borrowers. European Borrower hereby grants to European Security Agent, for the benefit of European L/C Issuers and each Lender with a participation in any European Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the European Letter of Credit Obligations. Any such cash collateral shall be made available by European Security Agent to European L/C Issuers to reimburse European L/C Issuers for payments of drafts drawn under such European Letters of Credit and any Fees, Charges and expenses of European L/C Issuers with respect to such European Letters of Credit and the unused portion thereof, after all such European Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations of the European Credit Parties. After all such European Letters of Credit shall have expired or been fully drawn upon and all Obligations of the European Credit Parties shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to European Borrower. Borrowers shall from time to time execute and deliver to Appropriate Agent such further documents and instruments as such Agent may request with respect to such cash collateral. If any Event of Default has occurred and is continuing, European Loan Agent and European Security Agent may (with the prior written consent the Administrative Agent) and, at the written request of the Requisite Lenders or the Administrative Agent, shall, exercise any rights and remedies provided to the European Loan Agent and European Security Agent under the Loan Documents or at law or equity. If any Event of Default has occurred and is continuing, and the Obligations have been declared to be or otherwise become immediately due and payable, Administrative Agent may (and at the written request of the Requisite Lenders, shall), cause the Escrow Agent to release the Escrow Materials to it pursuant to the terms of the Escrow Agreement (it being understood that Agents and Lenders may not cause the Escrow Materials to be so released except as provided in this sentence).

6.4 Performance by Agent. If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, any Authorized Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein. In such event, such Credit Party shall, at the request of any Authorized Agent, promptly pay any amount reasonably expended by any Authorized Agent in such performance or attempted performance to such Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.2(d) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that no Agent shall have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

6.5 Application of Proceeds and Payments.

(a) So long as no Default or Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments of Revolving Loans and European Working Capital Loans shall be applied as determined by Appropriate Borrower Representative and voluntary prepayments of Term Loans shall be applied as in accordance with Section 1.5(a); and (iii) mandatory prepayments shall be applied as set forth in Section 1.5(c); provided that prior to application of any funds to any payments or prepayments of principal of any Loan the Appropriate Agent, in its discretion, may (provided that European Loan Agent and European Working Capital Loan Agent shall first consult with the Administrative Agent), apply such funds to Fees and any expenses of the Agents then reimbursable hereunder and to interest then due on the Loans, ratably in proportion to the interest accrued as to each Loan; provided further that no payments from any European Credit Party shall be applied to principal of the US Term Loans or US Revolving Loan or any interest thereon or any Fees payable with respect thereto. All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. Except as otherwise provided in Sections 6.5(b) and (c), as to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to direct Appropriate Agent to apply any and all such payments against the Obligations of Borrowers as Administrative Agent may deem advisable notwithstanding any previous entry by Appropriate Agent in the Loan Account or any other books and records; provided that no payments from any European Credit Party shall be applied to principal of the US Term Loans or US Revolving Loan or any interest thereon or any Fees payable with respect thereto. In the absence of a specific determination by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to each Agent’s expenses and Fees reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Section 6.3, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 1.3(d).

(b) Upon the exercise of any rights and remedies by any Authorized Agent under any of the Loan Documents with respect to Collateral pledged by any US Credit Party to secure the Obligations of the US Credit Parties after an Event of Default shall have occurred and be continuing, any and all Proceeds received by any Authorized Agent pursuant to any of the Loan Documents with respect to such Collateral shall be applied and distributed by such Agent in the following order: (1) to expenses of the Administrative Agent and Fees reimbursable hereunder; (2) to interest on the US Revolving Loan and the US Term Loans ratably in proportion to the interest accrued thereon; (3) to principal of the US Revolving Loan and the US Term Loans ratably in proportion to the outstanding principal amounts thereof; (4) to all other Obligations of the US Lenders to the extent reimbursable under Section 1.3(f), ratably in proportion to the unpaid amount thereof; (5) to fees and expenses of the European Loan Agent, the European Funding Agent, the European Working Capital Loan Agent and the European Security Agent; (6) to interest on the European Revolving Credit Loan, the European Working Capital Loan and the European Term Loan A ratably in proportion to interest accrued thereon; (7) to principal of the European Revolving Credit Advances, the European Working Capital Credit Advances and the European Term Loan A ratably in proportion to the outstanding principal amounts thereof; (8) to all other Obligations of the European Lenders to the extent reimbursable under Section 1.3(f), ratably in proportion to the unpaid amount thereof; and (9) to the US Borrowers or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c) Upon the exercise of any rights and remedies by European Loan Agent, European Funding Agent, the European Working Capital Loan Agent or European Security Agent under any of the Loan Documents with respect to Collateral pledged by any European Credit Party to secure the Obligations of the European Credit Parties after an Event of Default shall have occurred and be continuing, any and all Proceeds received by European Loan Agent, the European Funding Agent, the European Working Capital Loan Agent or the European Security Agent pursuant to any of the Loan Documents with respect to such Collateral shall be applied and distributed by European Loan Agent, European Funding Agent, the European Working Capital Loan Agent or European Security Agent in the following order: (1) to Fees and expenses of the European Loan Agent, European Funding Agent, the European Working Capital Loan Agent or European Security Agent reimbursable hereunder; (2) to interest on the European Revolving Loan, the European Working Capital Loan and the European Term Loan A ratably in proportion to the interest accrued thereon; (3) to principal of the European Revolving Credit Advances. the European Working Capital Credit Advances and the European Term Loan A ratably in proportion to the outstanding principal amounts thereof; (4) to all other Obligations of the European Lenders to the extent reimbursable under Section 1.3(f) ratably in proportion to the unpaid amount thereof; and (5) to the European Borrower or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

6.6 Loss Sharing. On the first day on which any Bankruptcy Event shall occur in respect of any Credit Party or upon the date of acceleration of all or part of the Obligations in accordance with Section 6.2 (collectively, the “Reallocation Date”), the Lenders shall automatically and without further act be deemed to have purchased participations in the Loans such that as a result of such deemed purchases, such Lender shall hold an interest in every one of the Loans (including principal, interest and fee obligations of each Borrower in respect of each such Loan), whether or not such Lender shall previously have participated therein, equal to such Lender’s Reallocation Percentage thereof. Simultaneously with any Reallocation Exchange, as to each US Lender that has notified Administrative Agent and US Borrower Representatives prior to the Reallocation Date that it has elected to have this sentence applied to it, the interests in Loans denominated in Alternative Currencies to be received by such US Lender shall automatically and with no further action required, be converted into the Equivalent Amount in Dollars and after the Reallocation Date all amounts accruing and owing to such US Lender in respect of such Obligations shall accrue and be payable in Dollars. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 8.1, each Borrower and each other Credit Party hereby consents to the Reallocation Exchange.

SECTION 7.

CONDITIONS TO LOANS

The obligations of Lenders and L/C Issuers to make or continue Loans and to issue or cause to be issued or continue Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

7.1 Conditions to Initial Loans. The obligations of Lenders and L/C Issuers to make or continue the Loans and to issue or cause to be issued or continue Letters of Credit on the Closing Date are in addition to the conditions precedent specified in Section 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Authorized Agents and Lenders. In addition, on the Closing Date, the following conditions must be satisfied in form and substance satisfactory to Authorized Agents and Lenders:

(a) The EBITDA of Ultimate Holdco and its Subsidiaries, on a consolidated basis determined in accordance with GAAP, for the twelve month period ending on June 30, 2004 is at least $130,000,000;

(b) Immediately following funding or continuation of the Loans and the Letters of Credit on the Closing Date, the outstanding Obligations (including all loans and Letters of Credit to the extent drawn upon) shall be equal to or less than $215,000,000; and

(c) The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that the European Borrowers (as defined in the Existing Credit Agreement) have merged and that the surviving entity has been renamed Dan-Foam ApS.

7.2 Conditions to All Loans. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the “Funding Date”):

(a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, and Administrative Agent or Requisite Lenders have determined not to make such advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation),

and Administrative Agent or Requisite Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding amount of the Revolving Loan would exceed the aggregate US Revolving Loan Commitments or European Revolving Loan Commitments, as applicable or the outstanding amount of the European Working Capital Loan would exceed the aggregate European Working Capital Loan Commitment (except as provided in Section 1.l(b)(i) or (ii), or Section 1.1(e) as applicable).

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, an LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 7.2 have been satisfied and (ii) a reaffirmation by Borrowers of their guaranties and of the granting and continuance of Authorized Agents’ Liens, on behalf of themselves and Lenders, pursuant to the Collateral Documents.

SECTION 8.

ASSIGNMENT AND PARTICIPATION

8.1 Assignment and Participations. (a) Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee or a Related Fund of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and the Commitments or any portion thereof or interest therein, including such Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) with respect to the Revolving Loans, the European Working Capital Loan, the US Term Loan A, the European Term Loan A, the Letter of Credit Obligations and the related Loan Documents, require the consent of US Borrower Representative (which consent shall not be unreasonably withheld or delayed); provided that US Borrower Representative’s consent shall not be necessary with respect to any assignment made (1) to any assignee who is then a Lender or an Affiliate of a Lender or a Related Fund or (2) during the existence of an Event of Default; (ii) require the consent of: (1) with respect to the US Revolving Loan, the US Term Loan A, the US Letter of Credit Obligations, the US Revolving Loan Commitments, the US Term Loan A Commitments and the related Loan Documents, Administrative Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee), and (2) with respect to the European Revolving Loan, the European Working Capital Loan, the European Term Loan A, the European Letter of Credit Obligations, the European Revolving Loan Commitments, the European Working Capital Loan Commitments, the European Term Loan Commitments and the related Loan Documents, notice to each of the European Loan Agent, European Working Capital Loan Agent and the European Funding Agent and the consent of Administrative Agent and the European Loan Agent (which consent, in each case, shall not be unreasonably withheld or delayed with respect to a Qualified Assignee); provided that Administrative Agent’s, European Working Capital Loan Agent’s and European Loan Agent’s consent shall not be necessary with respect to any assignment made to any assignee who is then a Lender or an Affiliate of a Lender or a Related Fund; (iii) be conditioned on such assignee Lender representing to the assigning Lender and the Agents that it is purchasing the applicable portions of the Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof;

(iv) after giving effect to any such partial assignment, (1) in the case of any assignment of Revolving Loans, European Working Capital Loans, US Term Loan A or European Term Loan A, the assignee Lender shall have a Commitment with respect to any such Loan assigned of at least $2,500,000 and the assigning Lender shall have retained a Commitment (unless the assigning Lender shall have assigned its entire Commitment) in respect of such Loan in an amount at least equal to $2,500,000 (or such lesser amount as agreed to by US Borrower Representative and Administrative Agent) and (2) in the case of US Term Loan B, the assignee Lender and its Affiliates and Related Funds shall have Commitments of at least $1,000,000 in the aggregate and the assigning Lender and its Affiliates and Related Funds shall have Commitments (unless the assigning Lender shall have assigned its entire Commitment) of at least $1,000,000 in the aggregate (or such lesser amount as agreed to by US Borrower Representative and Administrative Agent); (v) with respect to the assignment of any US Lender’s US Revolving Loan Commitment and/or US Term Loan Commitment require a payment to Administrative Agent of an assignment fee of $3,500 and with respect to the assignment of any European Lender’s European Revolving Loan Commitment, European Working Capital Loan Commitment and/or European Term Loan Commitment require a payment to European Funding Agent of an assignment fee of $1,500; provided that such assignment fee shall not be payable for any assignment to any assignee who is then a Lender or a Related Fund or an Affiliate of a Lender or any assignment to or from GE Capital, LCPI or LBI; and (vi) shall require the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Administrative Agent). Notwithstanding the above, Administrative Agent may in its sole and absolute discretion permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees. An assignment or sale of participation interests in US Term Loan B shall not require the consent of any Borrower or any Agent. In the case of an assignment by a Lender under this Section 8.1(a), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. In addition, any assignment by a European Lender of its Loans and Commitments shall only be made as an integrated part of (and any such assignment shall be deemed to be and constitute evidence of) an assignment on a proportionate basis of such Lender’s rights and interest under the Collateral Documents to which it is a party and in the Collateral created or granted thereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender.” In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event any Lender assigns or otherwise transfers all or any part of the Obligations, such Lender shall so notify the Borrower Representatives and Borrowers shall, upon the request of such Lender, execute new Notes in exchange for the Notes, if any, being assigned. The assignee Lender shall notify the Borrower Representatives of its notice address pursuant to Section 9.3. Any assignee Lender which fails to so notify the Borrower Representatives of its notice address shall not be entitled to any notices, reports or other information required to be delivered to any Lender by any Credit Party hereunder until such time as such assignee Lender provides Borrower Representatives with its notice address. Notwithstanding the foregoing provisions of this Section 8.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign, in whole or in part, the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to a trustee for the benefit of its investors and (c) any Lender may assign the Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

(b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Any participation by a Lender shall be subject, after giving effect to any partial participation, to the same minimum principal and/or Commitment amount requirements as any partial assignment, as set forth in Section 8.1(a). Solely for purposes of Sections 1.8, 1.9, 8.3 and 9.1. Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender.” Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant. No Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c) Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or any Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d) Each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a timetable established by any Agent in its sole discretion. Each Credit Party executing this Agreement shall certify’ the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs, in all material respects, contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 5.5. Administrative Agent shall maintain, on behalf of Borrowers, in its offices located at 500 West Monroe Street, Chicago, Illinois 60661 a “register” for recording the name, address and commitment of each Lender. The entries in such register shall be presumptive evidence of the amounts due and owing to each

Lender in the absence of manifest error. Borrowers, Agents and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The register described herein shall be available for inspection by the Borrowers and any Lender and any Authorized Agent, at any reasonable time upon reasonable prior notice.

(e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees, pledgees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees, pledgees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

(f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.8(a), increased costs or an inability to fund LIBOR Loans under Section 1.8(b), or withholding taxes in accordance with Section 1.9.

8.2 Agents.

(a) Appointment. Each Lender hereby designates and appoints GE Capital as Administrative Agent, GE ELF as European Loan Agent, HSBC as European Funding Agent and Nordea as European Working Capital Loan Agent and European Security Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes each Authorized Agent to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Except with respect to provisions of Sections 8.2(g)(ii), and 8.2(h)(ii), the provisions of this Section 8.2 are solely for the benefit of Agents and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party or any other Person. Each Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees. No Agent shall have any duties or responsibilities except as set forth in this Agreement and the other Loan Documents.

(b) Nature of Duties. The duties of each Agent shall be mechanical and administrative in nature. No Agent shall have or be deemed to have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents or otherwise, express or implied, is intended to or shall be construed to impose upon any Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. For the avoidance of doubt and without limitation, neither European Loan Agent nor European Funding Agent shall have any obligations, duties or liabilities express or implied, under any of the Loan Documents under or in connection with the

European Working Capital Loan Agent, the European Working Capital Lenders or any European Working Capital Loans. Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party, and no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If any Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

(c) Rights, Exculpation; Etc. No Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. No Agent shall be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall any Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, each Agent shall exercise the same care which it would in dealing with loans for its own account, but no Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party. No Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default. Each Agent may at any time request instructions from Requisite Lenders or all affected Lenders with respect to all actions or approvals which by the terms of this Agreement or of any of the Loan Documents such Agent is permitted or required to take or to grant. If such instructions are promptly requested, such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders or all affected Lenders, as applicable, no Agent shall have any obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by such Agent or exposes such Agent to any liability for which it has not received satisfactory indemnification in accordance with Section 8.2(e). Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the Financial Statements referred to in Section 5.5 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(d) Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Each Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Agent in its sole discretion.

(e) Indemnification. Lenders will reimburse and indemnify each Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted to be taken by such Agent under this Agreement or any of the Loan Documents, in proportion to each Lender’s Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Credit Parties; provided however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of Lenders under this Section 8.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) GE Capital, Nordea and GE ELF Individually. With respect to its Commitments hereunder, each of GE Capital, Nordea and GE ELF shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders,” “Requisite Lenders,” or any similar terms shall, unless the context clearly otherwise indicates, include each of GE Capital, Nordea and GE ELF (to the extent applicable) in its individual capacity as a Lender or one of the Requisite Lenders. Each of GE Capital, Nordea and GE ELF, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if it were not acting as an Agent pursuant hereto and without any duty to account therefor to Lenders. Each of GE Capital, Nordea and GE ELF, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital, Nordea and GE ELF (to the extent applicable) as Lenders holding disproportionate interests in the Loans and each of GE Capital, Nordea and GE ELF as Agents.

(g) Successor Agent.

(i) Resignation. Any Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to European Borrower, US Borrower Representative and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below. Syndication Agent may resign at any time upon notice to Administrative Agent.

(ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers; provided that the consent of the Administrative Agent shall also be required to appoint a successor European Loan Agent, successor European Funding Agent, successor European Working Capital Loan Agent or successor European Security Agent. No successor to Syndication Agent shall be appointed. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent, upon notice to Borrower Representatives, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

(iii) Successor Agent. Upon the acceptance of any appointment as an Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation as an Agent, the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as an Agent.

(h) Collateral Matters.

(i) Release of Collateral. Lenders hereby irrevocably authorize each Authorized Agent to release any Lien granted to or held by such Agent upon any Collateral (x) upon the occurrence of the Termination Date or (y) constituting property being sold or disposed of if Borrowers (or any of them) certify to such Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and such Agent may rely in good faith conclusively on any such certificate, without further inquiry).

(ii) Confirmation of Authority: Execution of Releases. Without in any manner limiting any Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(h)(i)), each Lender agrees to confirm in writing, upon request by any Authorized Agent or any Borrower Representative, the authority to release any Collateral conferred upon such Agent under clauses (x) and (y) of Section 8.2(h)(i). Upon receipt by any Authorized Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days’ prior written request by Appropriate Borrower Representative, such Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to such Agent upon such Collateral; provided, however, that (x) such Agent shall not be required to execute any such document on terms which, in such Agent’s opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(iii) Absence of Duty. No Agent shall have any obligation whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrowers or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to any Authorized Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to such Agent in this Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, such Agent may act in any manner it may deem appropriate, in its discretion, given such Agent’s own interest in property covered by the Collateral Documents as one of the Lenders and that such Agent shall have no duty or liability whatsoever to any of the other Lenders; provided that such Agent shall exercise the same care which it would in dealing with loans for its own account.

(i) Agency for Perfection. Each Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting such Agent’s security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Administrative Agent, European Security Agent, European Funding Agent, European Working Capital Loan Agent, or European Loan Agent) obtain possession or control of any such assets, such Lender shall notify Appropriate Agent thereof, and, promptly upon such Agent’s request therefor, shall deliver such assets to such Agent or in accordance with such Agent’s instructions or transfer control to such Agent in accordance with such Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Administrative Agent in writing (or with respect to the European Revolving Loan, European Working Capital Loan and the European Term Loan A, Administrative Agent, European Working Capital Loan Agent, and European Loan Agent), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent or European Loan Agent (which shall include any such exercise by Agents at the request of Requisite Lenders pursuant to Section 6.3).

(j) Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to such Agent for the account of Lenders, unless such Agent shall have received written notice from a Lender or any Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Each Agent will use reasonable efforts to notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case such Agent will notify each Lender of its receipt of such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

(k) Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against any Borrower or any Credit Party hereunder or under the other Loan Documents or against any of the Real Estate encumbered by Mortgages without the consent of the Requisite Lenders. With respect to any action by Administrative Agent, European Security Agent, European Funding Agent, European Working Capital Loan Agent or European Loan Agent at the direction of Administrative Agent, to enforce the rights and remedies of Agents and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

(l) The Syndication Agent shall not have any duties or responsibilities, and shall incur no liability under this Agreement and the other Loan Documents. Each Lender expressly acknowledges that neither Syndication Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by Syndication Agent hereafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by Syndication Agent to any Lender. Each Lender represents to the Syndication Agent that it has, independently and without reliance upon Syndication Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Syndication Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Syndication Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any affiliate of a Credit Party that may come into the possession of Syndication Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.3 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Appropriate Borrower Representative (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to any Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent (or with respect to European Borrower, Administrative Agent, European Working Capital Loan Agent and European Loan Agent). Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Appropriate Agent for the benefit of all Lenders in accordance with their Pro Rata Shares. To the extent permitted under applicable law, any Lender which receives a payment through the exercise of rights under this Section 8.3 shall use reasonable efforts to forward such payment to Appropriate Agent for distribution to Lenders in accordance with the provisions hereof. The parties hereto agree that the provisions of this Section shall apply with respect to any and all set offs or off sets made pursuant to this Section or pursuant to applicable law or otherwise (including, without limitation, any set offs or off sets made pursuant to or in connection with the European Cash Pooling System).

8.4 Disbursement of Funds. Appropriate Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Appropriate Agent on demand for all funds disbursed on its behalf by such Agent, or if such Agent so requests, each Lender will remit to such Agent its Pro Rata Share of any Loan before such Agent disburses same to Borrowers. If either Appropriate Agent elects to require that each Lender make funds available to such Agent prior to a disbursement by such Agent to Borrowers, such Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of the Loan requested by Appropriate Borrower Representative (i) with respect to any Index Rate Loan and any N Bor Loan, no later than 1:00 p.m. (Local Time) on the Funding Date applicable thereto, and (ii) with respect to any LIBOR Loan, no later than 2:00 p.m. (Local Time) on the third Business Day prior to the Funding Date applicable thereto. Each Lender shall pay such Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to such Agent’s account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after such Agent’s demand, such Agent shall promptly notify’ Appropriate Borrower Representative, and the applicable Borrowers shall immediately repay such amount to such Agent. Any repayment required pursuant to this Section 8.4 shall be without premium or penalty. Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5 shall be deemed to require either Appropriate Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that such Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

8.5 Disbursements of Advances; Payment.

(a) Advances; Payments.

(i) US Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(d). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Administrative Agent shall notify US Revolving Lenders, promptly after receipt of a Notice of US Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of a US Revolving Credit Advance is received, by fax, telephone or other similar form of transmission. European Loan Agent shall notify European Revolving Lenders promptly after receipt of a Notice of European Revolving Credit Advance and in any event prior to 1:00 p.m. (London time) on the date such Notice of European Revolving Credit Advance is received, by fax, telephone or similar form of transmission. Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of any Revolving Credit Advance available to Appropriate Agent in same day funds in Dollars, or the Equivalent Amount in the requested Alternative Currency, as applicable, by wire transfer to Appropriate Agent’s account as set forth in Section 1.1(i) not later than 11:00 a.m. (Local Time) on the requested Funding Date. European Working Capital Loan Agent shall notify European Working Capital Lenders promptly after receipt of a Notice of European Working Capital Credit Advance on the date such Notice of European Working Capital Credit Advance is received, by fax, telephone or similar form of transmission. The European Working Capital Lender shall make the amount of such European Working Capital Credit Advance available to European Working Capital Loan Agent in same day funds in Dollars, or the Equivalent Amount in the requested Alternative Currency, as applicable, by wire transfer to European Working Capital Loan Agent’s account as set forth in Section 1.1(i) not later than 1:00 p.m. (Local Time) on the requested Funding Date. After receipt of such wire transfers (or, in Appropriate Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Appropriate Agent shall make the requested Revolving Credit Advance to Borrowers as designated by Appropriate Borrower Representative in the Notice of US Revolving Credit Advance, Notice of European Revolving Credit Advance or Notice of European Working Capital Credit Advance, as applicable. All payments by each Revolving Lender and European Working Capital Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) No later than the second Business Day after receipt of principal, interest and Fees (each, a “Settlement Date”), the Appropriate Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lender with respect to the applicable Loans. Provided that each Lender has funded all payments and Revolving Credit Advances and European Working Capital Credit Advances (if applicable) required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, the Appropriate Agent shall pay or cause to be paid to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex E, the signature pages hereof, or the applicable Assignment Agreement) not later than 2:00 p.m. (Local time) on the next Business Day following each Settlement Date. To the extent that any Revolving Lender (a “Non Funding Lender”) has failed to fund all such payments and Revolving Credit Advances or failed to fund the purchase of all such participations, the Appropriate Agent shall be entitled to set off the funding shortfall against that Non Funding Lender’s Pro Rata Share of all payments otherwise payable to that Non Funding Lender.

(b) Availability of Lender’s Pro Rata Share. Appropriate Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance and European Working Capital Credit Advance available to Appropriate Agent on each Funding Date. If such Pro Rata Share is not, in fact, paid to Appropriate Agent by such Revolving Lender or European Working Capital Lender when due, Appropriate Agent will be entitled to recover such amount on demand from such Revolving Lender or European Working Capital Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender or European Working Capital Lender fails to pay the amount of its Pro Rata Share forthwith upon Appropriate Agent’s demand, Appropriate Agent shall promptly notify Appropriate Borrower Representative and Borrowers shall immediately repay such amount to Appropriate Agent. Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require either Appropriate Agent to advance funds on behalf of any Revolving Lender or European Working Capital Lender or to relieve any Revolving Lender or European Working Capital Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender or European Working Capital Lender as a result of any default by such Revolving Lender or European Working Capital Lender hereunder. To the extent that either Appropriate Agent advances funds to Borrowers on behalf of any Revolving Lender or European Working Capital Lender and is not reimbursed therefor on the same Business Day as such Advance is made, such Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c) Return of Payments.

(i) If either Appropriate Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such Agent from Borrowers and such related payment is not received by such Agent, then such Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If either Appropriate Agent determines at any time that any amount received by such Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, such Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to such Agent on demand any portion of such amount that such Agent has distributed to such Lender, together with interest at such rate, if any, as such Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d) Non-Funding Lenders. The failure of any Non Funding Lender to make any Revolving Credit Advance or European Working Capital Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance, make any other payment or purchase such participation on such date, but neither any Other Lender nor any Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, make any other payment or purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” a “US Lender”, a “European Lender”, a US Revolving Lender”, a “European Revolving Lender”, a “European Working Capital Lender”, a “US Term Lender” or a “European Term A Lender” (or be included in the calculation of “Requisite Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.

(e) Dissemination of Information. Each Authorized Agent shall use reasonable efforts to provide Lenders and the other Agents with any notice of Default or Event of Default received by such Agent from, or delivered by such Agent to, any Credit Party, with notice of any Event of Default of which such Agent has actually become aware and with notice of any action taken by such Agent following any Event of Default, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case such Agent will notify each Lender of its receipt of such notice; provided that, in each case, such Agent shall not be liable to any Lender or the other Agent for any failure to do so.

(f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender, European Loan Agent and European Working Capital Loan Agent hereby agrees with each other Lender and Agent that no Lender, European Loan Agent nor European Working Capital Loan Agent shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent or Requisite Lenders, except as specifically provided herein with respect to actions by European Loan Agent. Administrative Agent is authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any Subordinated Debt.

8.6 Swiss and German Power of Attorney. Each European Lender hereby authorizes and empowers the European Security Agent with the right of delegation and substitution and under relief from any restrictions (including but not limited to restrictions of Section 181 German Civil Code) to execute on its sole signature on behalf of such European Lender any and all agreements, sub powers-of-attorney to third persons or other instruments and take such actions, make all statements and accept all declarations deemed necessary or useful in order to effect any Collateral on behalf of such European Lender.

SECTION 9.

MISCELLANEOUS

9.1 Indemnities. Credit Parties agree, jointly and severally, to indemnify, pay, and hold each Agent, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, trustees and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitees as a result of such Indemnitees’ being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions (including any LIBOR Breakage Fee or any other loss sustained in converting between any Alternative Currency and Dollars); provided, that Credit Parties shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Credit Parties agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

9.2 Amendments and Waivers.

(a) Except for actions expressly permitted in this Agreement or the other Loan Documents to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, Borrowers, and by Requisite Lenders or all affected Lenders, as applicable (or with respect to Collateral Documents executed by any European Credit Party, by European Loan Agent, European Working Capital Loan Agent or European Security Agent, as applicable, with the consent of Administrative Agent). Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b) No amendment, modification, termination or waiver shall, unless in writing and signed by Administrative Agent and each Lender directly and adversely affected thereby: (i) except as contemplated by Section 1.1(e) increase the principal amount of any Lender’s Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on (other than any determination or waiver to charge or not charge interest at the Default Rate) or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) except as otherwise permitted in Section 3.7, release substantially any Guarantor or release substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) amend or change Section 6.5(b); (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for

Lenders or any of them to take any action hereunder; and (viii) amend or waive this Section 9.2 or the definitions of the terms “Requisite Lenders” insofar as such definition affects the substance of this Section 9.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of any Agent or L/C Issuers under this Agreement or any other Loan Document shall be effective unless in writing and signed by such Agent or L/C Issuers, as the case may be, in addition to Lenders required hereinabove to take such action. Notwithstanding clause (i) above, the Commitments may be increased to provide for the Additional LC Facility hereunder, and this Agreement may be amended in accordance therewith with the consent only of Administrative Agent and those Lenders, if any, whose Commitments are increased. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for any Authorized Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No-notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

9.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Local Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, three (3) Business Days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to any Credit Party:	c/o Tempur-Pedic, Inc. 1713 Jaggie Fox Way Lexington, Kentucky 40511 Attention: Robert Trussell and Dale Williams Telecopier No.: 859-514-4422 Telephone No.: 859-514-4757

With a copy to:	Bingham McCutchen LLP 399 Park Avenue New York, New York 10022 ATTN: Frederick F. Eisenbiegler, Esq. Fax: (212) 702-3646

TA Associates, Inc. High Street Tower 125 High Street, Suite 2500 Boston, Massachusetts 02110 ATTN: P. Andrews McLane Fax: (617) 574-6728

Friedman Fleischer & Lowe, LLC One Maritime Plaza, 10th Floor San Francisco, California 94111 ATTN: Christopher A. Masto Fax: (415) 402-2111

If to Administrative Agent or GE Capital:	GENERAL ELECTRIC CAPITAL CORPORATION 500 West Monroe Street Chicago, Illinois 60661 ATTN: Tempur Pedic Account Manager Fax: (312) 441-7678

With a copy to:	GENERAL ELECTRIC CAPITAL CORPORATION 201 High Ridge Road Stamford, Connecticut 06927-5100 ATTN: Corporate Counsel Commercial Finance – Global Sponsor Finance Fax: (203)316-7899 and

GENERAL ELECTRIC CAPITAL CORPORATION 500 West Monroe Street Chicago, Illinois 60661 ATTN: Corporate Counsel Commercial Finance – Global Sponsor Finance Fax: (312) 441-6876

If to European Loan Agent or GE ELF:	GE European Leveraged Finance Limited Clarges House 6-12 Clarges House London W1 8DH England Attention: Tempur World Account Manager Telecopier No.: Telephone No.: +44 (0) 20 7302 6000

If to European Funding Agent or HSBC:	HSBC Bank Plc Level 17 8 Canada Square London E14 5HQ England Attention: Ingram Lyons Debt Finance Support and Agency Services Telecopier No.: 44 020 7991 4348 Telephone No.: 44 020 7991 6233

If to European Security Agent, European Working Capital Loan Agent or Nordea:	Nordea Bank Danmark A/S P.O. Box 850 DK-0900 Copenhagen C Attention: 6929 International Loan Administration - Tine Scharling Telecopier No.: +45 3333 5820 Telephone No.: +45 3333 5309

If to a Lender:	To the address set forth on the signature page hereto or in the applicable Assignment Agreement

9.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5 Marshaling; Payments Set Aside. No Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrowers make payment(s) or any Agent enforces its Liens or any Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

9.7 Lenders’ Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by any Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9 Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of all Lenders; provided that any assignment by a Lender shall be made in accordance with Section 8.1 hereof.

9.11 No Fiduciary Relationship Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrowers by any Agent or any Lender. Borrowers agree that no Agent nor any Lender shall have liability to Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. No Agent nor any Lender shall have any liability with respect to, and Borrowers hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.12 Construction. Each Agent, each Lender, Borrowers and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by each Agent, each Lender, Borrowers and each other Credit Party.

9.13 Confidentiality. Each Agent and each Lender agree to exercise its best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrowers and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by an Agent, a Lender or a Lender’s assignees or participants that has agreed to comply with the covenant contained in this Section 9.13 including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services. The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required to be made by any Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrowers. The obligations of Agents and Lenders under this Section 9.13 shall supersede and replace the obligations of Agents and Lenders under any confidentiality agreement in respect of this financing executed and delivered by any Agent or any Lender prior to the date hereof. Each Agent agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Agent, using the name of any Credit Party or their affiliates without at least two (2) Business Days’ prior notice to US Borrower Representative, and without the prior written consent of US Borrower Representative, not to be unreasonably withheld, unless (and only to the extent that) such Agent or Affiliate is required to do so under law and then, in any event, such Agent or Affiliate will consult with US Borrower Representative before issuing such press release or other public disclosure.

9.14 CONSENT TO JURISDICTION. BORROWERS AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS. BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO APPROPRIATE BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWERS, CREDIT PARTIES OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF

BORROWERS OR SUCH CREDIT PARTIES FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWERS AND CREDIT PARTIES AGREE THAT ANY AGENT’S OR ANY LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS- EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWERS AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY ANY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OR EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY NOTE.

9.15 WAIVER OF JURY TRIAL. BORROWERS, CREDIT PARTIES, EACH AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BORROWERS CREDIT PARTIES, EACH AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, CREDIT PARTIES, EACH AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(f), 1.8, 1.9 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19 Replacement of Lenders.

(a) Within twenty (20) days after receipt by Appropriate Borrower Representative of written notice and demand from any Lender for payment pursuant to Section 1.8 or 1.9 or, as provided in this Section 9.19, in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an “Affected Lender”), Borrowers may, at their option, notify each Agent and such Affected Lender of its intention to do one of the following:

(i) Borrowers may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory (notice of such satisfaction not to be unreasonably withheld or delayed) to Administrative Agent (or with respect to (A) any European Lender, Administrative Agent and European Loan Agent and (B) the European Working Capital Lenders, Administrative Agent, European Loan Agent and European Working Capital Loan Agent). In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within thirty (30) days following notice of Borrowers’ intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1; provided that Borrowers have reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.8 or 1.9, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.8 or 1.9 through the date of such sale and assignment; or

(ii) Borrowers may, with Administrative Agent’s consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Pro Rata Share of the Revolving Loan Commitment, Pro Rata Share of the Term Loan Commitment and Pro Rata Share of the European Working Capital Loan Commitment, in which case the Revolving Loan Commitment, Term Loan Commitment and European Working Capital Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Revolving Loan Commitment, Term Loan Commitment and European Working Capital Loan Commitment.

(b) In the case of a Non-Funding Lender pursuant to Section 8.5(a), at US Borrower Representative’s request, Administrative Agent, in its sole discretion, or a Person acceptable to Administrative Agent shall have the right (but shall have no obligation) with the Administrative Agent’s consent (which consent shall not be unreasonably withheld in the case of a Qualified Assignee) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Administrative Agent’s request, sell and assign to Administrative Agent or such Person, all of the Loans and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(c) If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a “Proposed Change”) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.19(c) being referred to as a “Non-Consenting Lender”), then, so long as Administrative Agent is not a Non-Consenting Lender, at US Borrower Representative’s request Administrative Agent in its sole discretion, or a Person reasonably acceptable to Administrative Agent, shall have the right (but shall have no obligation) with the Administrative Agent’s consent (which consent shall not be unreasonably withheld in the case of a Qualified Assignee) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent’s request, sell and assign to Administrative Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non- Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

9.20 Delivery of Termination Statements and Mortgage Releases. On the Termination Date, and so long as no suits, actions proceedings, or claims are pending or, in the reasonable judgment of Administrative Agent, threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, each Authorized Agent shall deliver to Appropriate Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations. Notwithstanding the foregoing, each Authorized Agent agrees to deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations notwithstanding that a suit, action, proceeding or claim is pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities; provided that the Borrowers provide a letter of credit, surety bond or other collateral that is sufficient to secure such Indemnified Liabilities, and which is satisfactory, including, but not limited to, in form and amount, to the Administrative Agent in its reasonable discretion.

9.21 Judgment Currency.

(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”) the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 A.M., Local Time, on the second Business Day preceding that on which final judgment is given.

(b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or any Agent hereunder or under the Notes held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or such Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or such Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or such Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or such Agent (as the case may be) in the Original Currency, such Lender or such Agent (as the case may be) agrees to remit to such Borrower such excess.

9.22 European Monetary Union. If any currency ceases to be the lawful currency of the nation issuing the same and is replaced by the European Union Euro, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such currency to the Euro at the fixed conversion rate for such currency in Euros on the date of such event. Prior to the occurrence of the foregoing event, each amount payable hereunder in any currency will continue to be payable in only in that currency. Each Borrower agrees, at the request of the Required Lenders, at the time of or any time following such event, to enter into an agreement amending this Agreement in such manner as the Required Lenders shall reasonably request in order to avoid any unfair burden or disadvantage resulting from the cessation of such currency as the lawful currency of the nation issuing the same and to place the parties hereto in the position they would have been m had such event not occurred, the intent being that neither party will be adversely affected economically as a result of such event and that reasonable provisions may be adopted to govern the Advances and, maintenance and repayment of Loans denominated in any Alternative Currency after the occurrence of the event described in the preceding sentence.

9.23 Subordination.

(a) Each Credit Party executing this Agreement covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Credit Party), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any other Credit Party to such Credit Party, including any intercompany trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 9.23, to the prior payment in full of all Obligations (herein, the “Senior Obligations”) and that the subordination is for the benefit of the Agents and Lenders, and Administrative Agent may enforce such provisions directly.

(b) Each Credit Party executing this Agreement hereby (i) authorizes Administrative Agent to demand specific performance of the terms of this Section 9.23 whether or not any other Credit Party shall have complied with any of the provisions hereof applicable to it, at any time when such Credit Party shall have failed to comply with any provisions of this Section 9.23 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c) Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) The Agents and Lenders shall first be entitled to receive payment in full in cash of the Senior Obligations before any Credit Party is entitled to receive any payment on account of the Intercompany Obligations.

(ii) Any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of Section 9.23, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Administrative Agent, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Agents and Lenders.

(iii) In the event that notwithstanding the foregoing provisions of Section 9.23, any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of the Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Administrative Agent for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the Agents and Lenders.

(d) No right of the Agents and Lenders or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Credit Party with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

[Signature Page Follows]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

TEMPUR-PEDIC, INC., as a Borrower

By:	/s/ DALE E. WILLIAMS
Name:	Dale E. Williams
Title:	CFO

TEMPUR PRODUCTION USA, INC., as a Borrower

By:	/s/ DALE E. WILLIAMS
Name:	Dale E. Williams
Title:	CFO

DAN-FOAM ApS, as a Borrower

By:	/s/ DALE E. WILLIAMS
Name:	Dale E. Williams
Title:	CFO

[Signature Page to Third Amended and Restated Credit Agreement]

Credit Parties: TEMPUR PEDIC INTERNATIONAL INC.

By:	/S/ WILLIAM H. POCHE
Name:	William H. Poche
Title:	Assistant Treasurer

TEMPUR WORLD, LLC

By:	/S/ WILLIAM H. POCHE
Name:	William H. Poche
Title:	Assistant Treasurer

TEMPUR WORLD HOLDINGS, LLC

By:	/S/ WILLIAM H. POCHE
Name:	William H. Poche
Title:	Assistant Treasurer

TEMPUR WORLD HOLDINGS, S.L.

By:	/S/ DALE E. WILLIAMS
Name:	Dale E. Williams
Title:	Director

TEMPUR-PEDIC MEDICAL, INC.

By:	/S/ JASON P. BROYLES
Name:	Jason P. Broyles
Title:	CFO

[Signature Page to Third Amended and Restated Credit Agreement]

TEMPUR-PEDIC, DIRECT RESPONSE, INC.

By:	/S/ JASON P. BROYLES
Name:	Jason P. Broyles
Title:	Secretary

TEMPUR WORLD HOLDING SWEDEN AB

By:	/S/ MATHIAS INGVARSSON
Name:	Mathias Ingvarsson
Title:	Board Member

TEMPUR DANMARK A/S

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Director

TEMPUR UK, LTD.

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Director

TEMPUR JAPAN YUGEN KAISHA

By:	/S/ PAER ROLAND SILJEDAHL
Name:	Paer Roland Siljedahl
Title:	Country Manager

[Signature Page to Third Amended and Restated Credit Agreement]

TEMPUR INTERNATIONAL LIMITED

By:	/s/ DALE E. WILLIAMS
Name:	Dale E. Williams
Title:	Director

TEMPUR SVERIGE AB

By:	/s/ MATHIAS INGVARSSON
Name:	Mathias Ingvarsson
Title:	Board Member

TEMPUR NORGE AS

By:	/s/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Director

TEMPUR SUOMI OY

By:	/S/ ARTO MELANKO
Name:	Arto Melanko
Title:	Managing Director

TEMPUR SCHWEIZ AG

By:	/S/ BEAT LUCY
Name:	Beat Lucy
Title:	Managing Director

[Signature Page to Third Amended and Restated Credit Agreement]

TEMPUR HOLDING GMBH

By:	/S/ DAVID MONTGOMERY
Name:	David Montgomery
Title:	Director

TEMPUR DEUTSCHLAND GMBH

By:	/S/ DAVID MONTGOMERY
Name:	David Montgomery
Title:	Director

TEMPUR PEDIC ESPANA SA

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Director

TEMPUR FRANCE SARL

By:	/S/ DAVID MONTGOMERY
Name:	David Montgomery
Title:	Director

TEMPUR SINGAPORE PTE LTD.

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Director

[Signature Page to Third Amended and Restated Credit Agreement]

TEMPUR ITALIA SRL

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Director

TEMPUR BENELUX B.V.

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Director

TEMPUR SOUTH AFRICA PTY. LTD.

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	Director

KRUSE INNOVATION & DESIGN GMBH

By:	/S/ DAVID MONTGOMERY
Name:	David Montgomery
Title:	Director

TEMPUR SLEEP CENTER GMBH

By:	/S/ DAVID MONTGOMERY
Name:	David Montgomery
Title:	Director

[Signature Page to Third Amended and Restated Credit Agreement]

DAWN SLEEP TECHNOLOGIES, INC.

By:	/S/ DALE E. WILLIAMS
Name:	Dale E. Williams
Title:	CFO

TEMPUR-PEDIC RETAIL, INC.

By:	/S/ JASON P. BROYLES
Name:	Jason P. Broyles
Title:	CFO

TEMPUR-PEDIC PROFESSIONAL, INC.

By:	/S/ JASON P. BROYLES
Name:	Jason P. Broyles
Title:	CFO

[Signature Page to Third Amended and Restated Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, a US L/C Issuer and a Lender

By:	/S/ PAMELA ESKRA

LEHMAN COMMERCIAL PAPER INC., as Syndication Agent and a Lender

By:	/S/ FRANK P. TURNER
Vice President

GE EUROPEAN LEVERAGED FINANCE LIMITED, as European Loan Agent

By:	/s/ JOHN BEAUCHAMP
Vice President

HSBC BANK PLC, as European Funding Agent

By:	/S/ K. A. RAJA

NORDEA BANK DANMARK A/S, as European Security Agent, European Working Capital Loan Agent and a Lender

By:	/S/ HANS CHRISTIANSEN
Head of Corporate

ANTARES CAPITAL CORPORATION, as a Lender

By:	/S/ DAVID BRACKET
Managing Director

FIFTH THIRD BANK (LEXINGTON), as a Lender

By:	/s/ WILLIAM CRAYCRAFT

[Signature Page to Third Amended and Restated Credit Agreement]

GE LEVERAGED LOANS LIMITED, as a Lender

By:	/s/ JOHN BEAUCHAMP
Vice President

ON BEHALF OF ING CAPITAL MANAGEMENT, LTD., AS COLLATERAL MANAGER FOR COPERNICUS EURO CDO-I B.V., as a Lender

By:	/S/ HERMAN GUELOVANI

ON BEHALF OF ING CAPITAL MANAGEMENT, LTD., AS INVESTMENT ADVISOR TO COPERNICUS EURO CDO-II B.V., as a Lender

By:	/S/ HERMAN GUELOVANI

INVESCO EUROPEAN CDO I S.A., as a Lender

By:	/s/ SCOTT BASKIND
Authorized Signatory

[Signature Page to Third Amended and Restated Credit Agreement]

Columbus Loan Funding Ltd.
By: Travelers Asset Management International Company LLC

By:	/s/ John A. Krob
John A. Krob
Managing Director

Citigroup Investment Corporate Loan Fund Inc.
By: Travelers Asset Management International Company LLC

By:	/s/ John A. Krob
John A. Krob
Managing Director

ARCHIMEDES FUNDING III, LTD.

BY:	ING Capital Advisors LLC, as Collateral Manager

BY:	/s/ Cheryl A. Wasilewski
Name:	CHERYL A. WASILEWSKI
Title:	DIRECTOR

ARCHIMEDES FUNDING IV (CAYMAN), LTD.

BY:	ING Capital Advisors LLC, as Collateral Manager

BY:	/s/ Cheryl A. Wasilewski
Name:	CHERYL A. WASILEWSKI
Title:	DIRECTOR

BALANCED HIGH-YIELD FUND II, LTD.

BY:	ING Capital Advisors LLC, as Asset Manager

BY:	/s/ Cheryl A. Wasilewski
Name:	CHERYL A. WASILEWSKI
Title:	DIRECTOR

ENDURANCE CLO I, LTD.

c/o:	ING Capital Advisors LLC, as Collateral Manager

BY:	/s/ Cheryl A. Wasilewski
Name:	CHERYL A. WASILEWSKI
Title:	DIRECTOR

ORYX CLO, LTD.

BY:	ING Capital Advisors LLC, as Collateral Manager

BY:	/s/ Cheryl A. Wasilewski
Name:	CHERYL A. WASILEWSKI
Title:	DIRECTOR

NEMEAN CLO, LTD.

BY:	ING Capital Advisors LLC, as Investment Manager

BY:	/s/ Cheryl A. Wasilewski
Name:	CHERYL A. WASILEWSKI
Title:	DIRECTOR

SEQUILS-ING I (HBDGM), LTD.

BY:	ING Capital Advisors LLC, as Collateral Manager

BY:	/s/ Cheryl A. Wasilewski
Name:	CHERYL A. WASILEWSKI
Title:	DIRECTOR

Morgan Stanley Prime Income Trust, as a US Term B Lender

By:	/s/ Elizabeth Bodisch
Title: Authorized Signatory

Mariner CDO 2002, LTD., as a US Term A Lender

By:	/s/ TYLER LINDBLAD
Tyler Lindblad

Antares Funding, L.P., as a US Term A Lender

By:	/s/ LESLIE HUNDLEY
Leslie Hundley

Stanfield Quattro CLO, Ltd.

By:	Stanfield Capital Partners LLC As its Collateral Manager, as a US Term B Lender

By:	/s/ Christopher E. Jansen
Christopher E. Jansen
Managing Partner

Stanfield Arbitrage CDO, Ltd.

By:	Stanfield Capital Partners LLC as its Collateral Manager, as a US Term B Lender

By:	/s/ Christopher E. Jansen
Christopher E. Jansen
Managing Partner

Stanfield Carrera CLO, Ltd.

By:	Stanfield Capital Partners LLC as its Asset Manager, as a US Term B Lender

By:	/s/ Christopher E. Jansen
Christopher E. Jansen
Managing Partner

1888 FUND, LTD., as a US Term B Lender

By:	/s/ Kaitlin Trinh
KAITLIN TRINH
VICE PRESIDENT

SENIOR DEBT PORTFOLIO

By:	Boston Management and Research, as Investment Advisor, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

EATON VANCE SENIOR INCOME TRUST

BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

GRAYSON & CO

BY:	BOSTON MANAGEMENT AND RESEARCH AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

EATON VANCE SENIOR FLOATING-RATE TRUST

BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

EATON VANCE CDO III, LTD.

BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

COSTANTINUS EATON VANCE CDO V, LTD.

BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

EATON VANCE CDO VI LTD.

BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

EATON VANCE
LIMITED DURATION INCOME FUND

BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

TOLLI & CO.

BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR, as a US Term B Lender

By:	/s/ Michael B. Botthof
Michael B. Botthof
Vice President

GoldenTree Loan Opportunities I, Limited

By:	GoldenTree Asset Management, LP, as a US Term B Lender

By:	/s/ Thomas O’Shea

BlackRock Limited Duration Income Trust
Magnetite V CLO, Limited, as a US Term B Lenders

By:	/s/ Tom Colwell
Tom Colwell
Auth. Signatory

Union Square CDO Ltd.

By:	Blackstone Debt Advisors L.P. As Collateral Manager, as a US Term B Lender

By:	/s/ Dean Criaros
Name: Dean Criaros
Title: Managing Director

Landmark III CDO Limited

By:	/s/ Alex Baldwin
	Name:	Alex Baldwin
	Title:	Authorized Signatory

AERIES II FINANCE LTD., as a Lender

By:	Patriarch Partners X, LLC
Its Managing Agent

By:	/s/ Lynn Tilton
	Name:	Lynn Tilton
	Title:	Manager

AMARA I FINANCE LTD., as a Lender

By:	Patriarch Partners XI, LLC
Its Managing Agent

By:	/s/ Lynn Tilton
	Name:	Lynn Tilton
	Title:	Manager

AMARA 2 FINANCE, LTD., as a Lender

By:	Patriarch Partners XII, LLC
Its Managing Agent

By:	/s/ Lynn Tilton
	Name:	Lynn Tilton
	Title:	Manager

OASIS COLLATERALIZED HIGH INCOME PORTFOLIO-I, LTD., as a Lender

By:	Patriarch Partners XIII, LLC
Its Managing Agent

By:	/s/ Lynn Tilton
	Name:	Lynn Tilton
	Title:	Manager

[Signature Page to Third Amended and Restated Credit Agreement]

PINEHURST TRADING, INC.,
as a US Term B Lender

By:	/s/ Meredith J. Koslick
MEREDITH J. KOSLICK ASSISTANT VICE PRESIDENT

LONG LANE MASTER TRUST II,
as a US Term B Lender

By:	/s/ Diana M. Himes
DIANA M. HIMES AUTHORIZED AGENT

Longhorn CDO (Cayman) LTD

By:	Merrill Lynch Investment Managers, L.P. as Investment Advisor

By:	/s/ Matthew Wallack
Matthew Wallack Authorized Signatory

Longhorn CDO II, LTD.

By:	Merrill Lynch Investment Managers, L.P. as Investment Advisor

By:	/s/ Matthew Wallack
Matthew Wallack Authorized Signatory

Longhorn CDO III, LTD.

By:	Merrill Lynch Investment Managers, L.P. as Investment Advisor

By:	/s/ Matthew Wallack
Matthew Wallack Authorized Signatory

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO I, LTD., or an affiliate, as a US Term B Lender

By:	/s/ John P. Thacker
JOHN P. THACKER CHIEF CREDIT OFFICER

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO II, LTD., or an affiliate, as a US Term B Lender

By:	/s/ John P. Thacker
JOHN P. THACKER CHIEF CREDIT OFFICER

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO III, LTD., or an affiliate, as a US Term B Lender

By:	/s/ John P. Thacker
JOHN P. THACKER
CHIEF CREDIT OFFICER

PPM SHADOW CREEK FUNDING LLC, as a US Term B Lender

By:	/s/ Meredith J. Koslick
MEREDITH J. KOSLICK
ASSISTANT VICE PRESIDENT

PPM SPYGLASS FUNDING TRUST, as a US Term B Lender

By:	/s/ Diana M. Himes
DIANA M. HIMES
AUTHORIZED AGENT

New Alliance Global CDO, Limited

By:	Alliance Capital Management L.P.,
as Sub-advisor

By:	Alliance Capital Management
Corporation, as General Partner

By:	/s/ Joel Serebransky
	Name:	Joel Serebransky
	Title:	Senior Vice President

Franklin Floating Rate Daily Access Fund Franklin Floating Rate Master Series Franklin CLO IV, Limited, as a US Term B Lender

By:	/s/ Tyler Chan
TYLER CHAN
ASST. VICE PRESIDENT

Navigator CDO 2003, Ltd

By:	Antares Asset Management Inc.,
as Collateral Manager
, as a US
Term B Lender

By:	/s/ JOHN G. MARTIN
John G. Martin

ANNEX A

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” means: (a) changes in accounting principles required by GAAP and implemented by Ultimate Holdco or any of its Subsidiaries; (b) changes in accounting principles recommended by Borrowers’ certified public accountants and implemented by any Borrower; and (c) changes in carrying value of any Borrower’s or any of its Subsidiaries’ assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16, A.P.B. 17, SFAS 141, SEAS 142 and/or various BITE consensus relating to business combinations such as, but not limited to, EITF 87-1l, EITE 88-16, BITE 90-6, EITF 95-3 and BITE 97-8, and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in. the Pro Forma.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acquisition Pro Forma” has the meaning ascribed to it in Section 3.6.

“Acquisition Projections” has the meaning ascribed to it in Section 3.6.

“Activation Notice” has the meaning ascribed to it in Section 3.14.

“Additional Canadian Distribution Agreement” means that certain Exclusive Distribution Agreement dated April 24, 2003 by and among TPUSA, Intermediate Holdco and 1390658 Ontario Inc., as the same may be amended, restated, modified or supplemented and in effect from time to time.

“Additional LC Facility” means an additional letter of credit facility hereunder made available to the US Borrowers after the Closing Date which (i) would provide for the issuance of one or more letters of credit hereunder which would be issued to provide liquidity and credit support for notes issued by one or more industrial revenue agencies (or similar authorities) as a portion of an IRB Transaction, (ii) may (a) have pricing that is different than the pricing under the Credit Agreement as in effect on the Closing Date, (b) expire on a date other than the Commitment Termination Date and (c) have letters of credit issued by a Person other than the US L/C Issuer, (iii) is unsecured or secured solely by the Albuquerque Plant and the related contract rights and (iv) is subject to the receipt of commitments from existing or additional Lenders sufficient provide such Additional LC Facility (it being agreed and understood that no Lender shall have any such commitment as of the Closing Date but that Persons who are Lenders prior to the time that the Additional LC Facility is implemented shall be provided the right to participate in such Additional LC Facility on terms available from other Persons prior to any other Person becoming a Lender with a commitment with respect to such Additional LC Facility). The aggregate amount of such Additional LC Facility shall not exceed $ 100,000,000.

“Adjusted Quarterly Financial Statements” has the meaning ascribed to it in Section 1.2(a).

“Administrative Agent” means GE Capital in its capacity as Administrative Agent for Lenders or its successor appointed pursuant to Section 8.2.

“Advances” means any US Revolving Credit Advance, Swing Line Advance, European Revolving Credit Advance or European Working Capital Credit Advance as the context may require.

“Affected Lender” has the meaning ascribed to it in Section 9.19(a).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock (on a fully diluted basis) having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person and (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude each Agent and each Lender.

“Affiliate IP Agreement” means that certain Acknowledgement and Agreement with respect to certain Intellectual Property dated as of September 25, 2001, by and among

Borrowers, Fagerdala World Foams AB, Ashfield Consultancy Ltd., Dag Landvik, Mikael Magnusson and Administrative Agent.

“Agent” means the Administrative Agent, European Security Agent, European Funding Agent, European Working Capital Loan Agent or the European Loan Agent, as the context may require, and “Agents” means the Administrative Agent, European Security Agent, European Funding Agent, European Working Capital Loan Agent and the European Loan Agent.

“Agreement” means this Second Amended and Restated Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Albuquerque Plant” means the real property owned as of the Closing Date by TPUSA (and manufacturing plant to be built thereon) located in Westland Business Park in Bernalillo County, New Mexico.

“Alternative Currency” means Danish kroner, Swedish kronor, British pounds, Swiss francs, Japanese yen, Euros, Norwegian kroner, South African rand, Singapore dollars or such other currency as European Funding Agent approves; provided that no currency shall be an Alternative Currency if it is not freely transferable and freely convertible into Dollars in the London foreign exchange market as determined by European Funding Agent.

“Applicable Commission Fee Margin” has the meaning ascribed to it in Section 1.3(d).

“Applicable Margins” means collectively the Applicable Revolver Index Margin, the Applicable Term Loan A Index Margin, the Applicable Term Loan B Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Term Loan A LIBOR Margin and the Applicable Term Loan B LIBOR Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan and the European Working Capital Loan, as determined by reference to Section 1.2(a).

“Applicable Term Loan A LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the US Term Loan A as determined by reference to Section 1.2(a).

“Applicable Term Loan A Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the US Term Loan A and the European Term Loan A, as determined by reference to Section 1.2(a).

“Applicable Term Loan B LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the US Term Loan B, as determined by reference to Section 1.2(a).

“Applicable Term Loan B Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan B, as determined by reference to Section 1.2(a).

“Applicable Unused Line Fee Margin” has the meaning ascribed to it in Section 1.3(b).

“Appropriate Agent” means, at any time, (a) with respect to matters relating to advances and payments with respect to the US Revolving Loan facility or the US Term Loans, the Administrative Agent, (b) with respect to matters relating to advances and payments with respect to the European Revolving Loan facility or the European Term Loan A, the European Loan Agent and (c) with respect to matters relating to advances and payments with respect to the European Working Capital Loan facility, the European Working Capital Loan Agent.

“Appropriate Borrower Representative” means, at any time, (a) with respect to matters relating to the US Term Loan or the US Revolving Loan facility, the US Borrower Representative and (b) with respect to matter relating to the European Term Loan A, the European Revolving Loan Facility or the European Working Capital Loan Facility, the European Borrower.

“Asset Disposition” means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following: (a) any of the Stock or other equity or ownership interest of any of Ultimate Holdco’s Subsidiaries or (b) any or all of the assets of Ultimate Holdco or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

“Assignment Agreement” has the meaning ascribed to it in Section 8.1 (a).

“Authorized Agents” has the meaning ascribed to it in Section 2.3.

“Average Revolving Loan Balance” means, as of any date of determination, the quotient derived with (a) the numerator equal to the sum of the daily closing balance of the Revolving Loans and the European Working Capital Loan (including, without duplication, the outstanding balance of Letter of Credit Obligations) during the immediately preceding 365 day period measured from such date and including such date; provided, however, that in the event that a Revolving Loan or European Working Capital Loan is requested on such date, the amount of such requested Revolving Loan shall be added to the amount of the closing balance of the Revolving Loans and European Working Capital Loans as of such date, and (b) the denominator equal to 365.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

“Bankruptcy Event” means each of the events described in Sections 6.1(f) and (g).

“Borrower” and “Borrowers” have the respective meanings ascribed to them in the preamble to the Agreement.

“Borrower Representative” means either the US Borrower Representative or the European Borrower, as the context may require.

“Business Day” means (a) any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, (b) in reference to the European Revolving Loan, the European Working Capital Loan or the European Term Loan A, any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in London, England, (c) in reference to LIBOR Loans, any day that is also an LIBOR Business Day, and (d) if the applicable Business Day relates to any Loan in a currency other than Dollars, any day on which banks are not required or authorized to close in the city of the jurisdiction of such currency where the European Funding Agent’s account for such currency is located.

“Canadian Distribution Agreement” means that certain Exclusive Distribution Agreement dated October 16, 2000 by and among DF, Holdco and 1390658 Ontario, Inc., as amended by that certain Amendment to Exclusive Distribution Agreement dated as of August 15, 2003 by and among DF, Intermediate Holdco, Holdco and 1390658 Ontario, Inc.

“Capital Expenditures” has the meaning ascribed to it in Section 4.1 of Schedule 1 to Exhibit 4.4(m).

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear as a liability on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such State or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least “A1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least “A1” from S&P or at least “P-1” from Moody’s; (iv) time deposits, certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier-1 capital (as defined in such regulations) of not less than $250,000,000, maturing within one year after issuance or acceptance thereof with respect to certificates of depositor bankers’ acceptances, or more than 30 days from the date of creation thereof with respect to time deposits; (v) shares of any money market, mutual or similar fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody’s; and (vi) in the case of any European Credit Party (A) direct obligations of the sovereign nation (or agency thereof) in which such European Credit Party is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), and (B) investments of the type and maturity described in clause (i) through (v) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“Certificate of Exemption” has the meaning ascribed to it in Section 1.9(c).

“Change of Control” means any event, transaction or occurrence as a result of which (a) any person or group (within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than Permitted Holders or their Affiliates, becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act; provided that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the issued and outstanding Stock of Ultimate Holdco having the right to vote, measured by voting power rather than number of shares, (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Ultimate Holdco (together with any new directors whose election by the board of directors of Ultimate Holdco or whose nomination for election by the holders of Stock of Ultimate Holdco was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (c) except as permitted by Section 3.24, Ultimate Holdco ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Intermediate Holdco, (d) except as permitted by Section 3.24, Intermediate Holdco ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Holdco, (e) Holdco ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of TPI, TPUSA and Spanish Holdco, (f) Spanish Holdco ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of DF, (g) except as permitted by the terms of this Agreement, any Borrower ceases to own and control all of the economic and voting rights owned as of the Closing Date associated with all of the outstanding capital Stock of any of its Subsidiaries (other than a de minimus amount of the Stock of certain Subsidiaries of DF held by certain managers or directors in accordance with applicable law and set forth on Schedule 5.4(b), and (iii) as permitted by Section 3.7(f), (h) except as permitted by the terms of this Agreement, Intermediate Holdco and DF cease to own and control all of the economic and voting rights owned on the Closing Date associated with all of the outstanding

Stock of Tempur France Sarl and Tempur Italia Srl, (i) any Disposition Event (other than a Qualified Public Offering (as such terms are defined in the Ultimate Holdco Charter)) shall occur, or (j) any “Change of Control” as such term is defined in the Subordinated Notes Indenture shall occur.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental premiums and other amounts (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, is. claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Class A Common Stock” means the Class A Common Stock of Ultimate Holdco with a par value of $0.01 per share.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

“Closing Date” means August 26, 2004.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Authorized Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of any Authorized Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof.

“Collateral Documents” means the US Security Agreement, the European Security Agreements, the Pledge Agreements, the Guaranties, the Mortgages, the US Intellectual Property Security Agreement, the European Intellectual Property Security Agreements, the Escrow Agreement, the Escrow Certification Agreement, the IP License Agreement, the Affiliate

IP Agreement, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Commitment Termination Date” means the earliest of (a) November 1, 2008, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 6.3, and (c) the date of (i) prepayment in full by Borrowers of the Loans, (ii) the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 6.3, and (iii) the permanent reduction of the Commitments to zero dollars ($0).

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s US Revolving Loan Commitment, European Revolving Loan Commitment, US Term Loan Commitment, European Working Capital Loan Commitment and European Term Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments, European Revolving Loan Commitments, US Term Loan Commitments, European Working Capital Loan Commitment and European Term Loan Commitments, which aggregate commitment shall be TWO HUNDRED EIGHTEEN MILLION SEVEN HUNDRED SEVENTY NINE THOUSAND SEVEN HUNDRED SEVENTY TWO DOLLARS AND THIRTY NINE CENTS ($218,779,772.39) plus TWENTY MILLION SIXTY TWO THOUSAND NINETY AND 51/100 EUROS (€20,062,090.51) on the Closing Date, in each case, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Section 4.4(m).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to guaranteeing or otherwise providing credit enhancement or support for any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement (including Interest Rate Agreements) or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property, securities or services constituting security therefor, to provide funds for the payment or discharge of such obligation, to maintain working capital or equity capital of another or to maintain the solvency, financial condition or any balance sheet item or level of income of another, (vii) to protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business), or (viii) to indemnify the owner of such obligation against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the stated or determinable amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof

“Continuing Holders” means Robert B. Trussell, Jr., David C. Fogg, H. Thomas Bryant, Jeffrey P. Heath and Mrs. R.B. Trussell, Jr.

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.

“Contribution Agreement” means that certain Contribution Agreement dated as of October 4, 2002, by and among Ultimate Holdco, the Continuing Holders and Permitted Holders.

“Control Letter” means a letter agreement between any of the Credit Parties and any Authorized Agent and (a) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (c) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of such Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of such Agent without further consent by the affected Credit Party.

“Copyright License” means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof and, all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means Ultimate Holdco, Intermediate Holdco, Holdco, Borrowers, and each of their respective Subsidiaries and each other Person who executes this Agreement as a “Credit Party” or a Guaranty or who grants a Lien on all or part of its assets to secure all of part of the Obligations.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

“Current Liabilities” means, with respect to any Person as of any date of determination, all liabilities that should, in accordance with GAAP, be classified as current liabilities (excluding intercompany payables), and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the aggregate outstanding principal balances of the Revolving Loan, the European Working Capital Loan and the Swing Line Loan.

“Deemed Notice” has the meaning as ascribed to it in Section 1.1.(e).

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.2(d).

“Dent-A-Med Facility” means the consumer finance facility pursuant to the Provider Agreement dated August 27, 2001, as amended, among Intermediate Holdco, Tempur-Pedic Direct Response, Inc. and Dent-A-Med, Inc.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Designated European Credit Party” means any European Credit Party located in or organized under the laws of the United Kingdom or Germany.

“Designated US Cash Management Credit Parties” means Tempur Japan Yugen Kaisha and Tempur Singapore Pte Ltd.

“DF” has the meaning ascribed to it in the preamble to the Agreement.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Schedules 3.1 through 5.23 in the index to the Agreement.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person

(including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains (including non-cash gains relating to foreign currency) that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes and sales and use taxes, (ii) Interest Expense, (iii) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities); (iv) loss from extraordinary items for such period, (v) the amount of non-cash charges (including depreciation and amortization and non-cash losses relating to foreign currency) for such period, (vi) amortized debt discount for such period, (vii) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (viii) Transaction Expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary and (10) non-recurring gains, losses, income or expenses that would be permitted to be added to EBITDA as non-recurring items pursuant to Item 10(e)(ii)(B) of Regulation S-K, adopted by the Securities and Exchange Commission; provided, that with respect to any non-recurring loss or expenses, the Borrowers shall deliver to Administrative Agent officers’ certificates specifying and quantifying each item thereof and such amounts shall not exceed $3,000,000 in the aggregate per annum.

“Employment Agreements” means, collectively, each of the employment agreements of Robert B. Trussell, Jr., David Fogg, Tom Bryant and Dale Williams, in form and substance satisfactory to Authorized Agents.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, health and safety laws or regulations, toxic tort laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property arising from or in any way related to the operation of such Person’s business or ownership or operation of Real Property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Equivalent Amount” means (a) whenever this Agreement requires or permits a determination on any date of the equivalent in Dollars of an amount expressed in an Alternative

Currency, the equivalent amount in Dollars of such amount expressed in an Alternative Currency as determined by the Administrative Agent (or with respect to matters relating to the European Revolving Loan, the European Funding Agent and with respect to matters relating to the European Working Capital Loan, the European Working Capital Loan Agent) on such date on the basis of the Spot Rate for the purchase of Dollars with such Alternative Currency on such date; or (b) whenever this Agreement requires or permits a determination on any date of the equivalent amount in an Alternative Currency of such amount expressed in Dollars, the equivalent amount in such Alternative Currency of such amount expressed in Dollars as determined by the Administrative Agent (or with respect to matters relating to the European Revolving Loan, the European Funding Agent and with respect to matters relating to the European Working Capital Loan, the European Working Capital Loan Agent) on such date on the basis of the Spot Rate for the purchase of such Alternative Currency with Dollars on such date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 400l(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due contributions to a Title IV Plan required to avoid the imposition of a lien under Section 302(f)(l) of ERISA unless such failure is cured within 30 days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 404lA of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“Escrow Agent” means U.S. Bank, N.A., a national banking association.

“Escrow Agreement” means that certain Amended and Restated Escrow Agreement dated as of November 1, 2002, by and among Administrative Agent and the US Credit Parties.

“Escrow Certificates” means those certain certificates executed by Jeffrey P. Heath, Robert B. Trussell, Jr., Paul Key, Rick Peak, Kenneth E. Mitchell, Jr., Lars Mànsson, Knud Erik Hansen and Lars Hansen pursuant to the Escrow Certification Agreement.

“Escrow Certification Agreement” means that certain Agreement to Certify and Escrow Certain Intellectual Property, dated as of September 25, 2001, by and among Intermediate Holdco, Holdco, Borrowers and Administrative Agent.

“Escrow Material” means the “Deposit Material” as defined in the Escrow Certification Agreement.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 497S(e)(7) of the IRC.

“European Borrower” has the meaning ascribed thereto in the preamble to the Agreement.

“European Cash Pooling System” shall have the meaning set forth in Annex G.

“European Credit Party” means each of DF and its Subsidiaries.

“European Funding Agent” means HSBC, in its capacity as European Funding Agent, or its successor, appointed pursuant to Section 8.2.

“European Intellectual Property Security Agreements” means each of the intellectual property security agreements made in favor of European Security Agent by each applicable European Credit Party, as listed on Schedules 2 and 6 of Annex C attached hereto.

“European IP License Agreement” means that certain European Intellectual Property License Agreement dated as of September 25, 2001 by and among European Borrower and European Security Agent.

“European L/C Issuer” means Nordea or a bank or other legally authorized Person selected by or acceptable to European Loan Agent in its sole discretion, in such Person’s capacity as an issuer of European Letters of Credit hereunder.

“European L/C Sublimit” has the meaning ascribed to it in Section 1.1(g)(i).

“European Lenders” means European Revolving Lenders, the European Working Capital Lenders and European Term A Lenders.

“European Letter of Credit Obligations” means all outstanding obligations incurred by European Loan Agent and European Lenders at the request of European Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or continuance of European Letters of Credit by European Loan Agent or another European L/C Issuer or the purchase of a participation as set forth in Section 1.1(g) with respect to any European Letter of Credit. The amount of such European Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by

European Funding Agent, European Loan Agent or European Lenders thereupon or pursuant thereto.

“European Letters of Credit” means documentary or standby letters of credit issued or continued for the account of European Borrower by any European L/C Issuer, or bank guaranties by any European L/C Issuer executed for the benefit of European Borrower, and bankers’ acceptances issued by European Borrower, for which European L/C Issuer and European Lenders have incurred European Letter of Credit Obligations.

“European Letter of Credit Fee” has the meaning ascribed to it in Section 1.3(c)(ii).

“European Loan Agent” means GE ELF, in its capacity as European Loan Agent for Lenders, or its successor, appointed pursuant to Section 8.2.

“European Maximum Amount” means, collectively, the European Revolving Maximum Amount and the European Working Capital Maximum Amount.

“European Revolving Disbursement Account” has the meaning ascribed to it in Section 1.l(i)(ii).

“European Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(b)(ii).

“European Revolving Lenders” means, as of any date of determination, Lenders having an European Revolving Loan Commitment.

“European Revolving Loan Commitment” means (a) as to any European Revolving Lender, the aggregate commitment of such European Revolving Lender to make or continue its Pro Rata share of European Revolving Credit Advances or incur its Pro Rata share of European Letter of Credit Obligations as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such European Revolving Lender and (b) as to all European Revolving Lenders, the aggregate commitment of all European Revolving Lenders to make European Revolving Credit Advances or incur European Letter of Credit Obligations, which aggregate commitment shall be FIFTEEN MILLION DOLLARS ($15,000,000) (including the Equivalent Amount in Dollars of any amounts drawn or utilized in Alternative Currencies) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“European Revolving Loan Outstandings” and “European Revolving Loan” means, as of any date of determination, the aggregate principal amount of all European Revolving Credit Advances in Dollars and of the Equivalent Amount of all European Revolving Credit Advances in Alternative Currencies, in each case, outstanding on such date of determination plus the aggregate European Letter of Credit Obligations in Dollars and of the Equivalent Amount of all European Letter of Credit Obligations in Alternative Currencies incurred on behalf of European Borrower, in each case, outstanding on such date of determination. Unless the context otherwise requires, references to the outstanding principal balance of the European Revolving Loan shall include the outstanding balance of European Letter of Credit Obligations.

“European Revolving Maximum Amount” means, as of any date of determination, an amount equal to the European Revolving Loan Commitment of all European Revolving Lenders as of that date.

“European Revolving Note” has the meaning ascribed to it in Section 1.1(b)(ii).

“European Security Agent” means Nordea, in its capacity as European Security Agent for Lenders or its successor appointed pursuant to Section 8.2.

“European Security Agreements” means each of the security agreements, fixed charges, floating charges or similar agreements made in favor of the European Security Agent, by each applicable European Credit Party, as listed on Schedules 2 and 6 of Annex C attached hereto, and any other agreement delivered on or after the Closing Date (including by way of supplement to the foregoing) by any Person granting a Lien on the assets of such Person (including without limitation, any Lien on bank accounts of such Person) to secure all or any part of the Obligations, in each case as amended, supplemented or modified from time to time in accordance with its terms.

“European Term A Lenders” means those Lenders having European Term Loan Commitments.

“European Term Loan A” has the meaning ascribed to it in Section 1.1 (a)(ii).

“European Term Loan Commitment” means (a) as to any European Term A Lender, the commitment of such European Term A Lender to make or continue its Pro Rata Share of the European Term Loan A as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such European Term A Lender, and (b) as to all European Term A Lenders with an European Term Loan Commitment, the aggregate commitment of all European Term A Lenders to make or continue the European Term Loan A, which aggregate commitment was THIRTY FIVE MILLION FIVE HUNDRED SIXTY EIGHT THOUSAND DOLLARS ($35,568,000.00) plus TWENTY MILLION SIXTY TWO THOUSAND NINETY AND 51/100 EUROS (€20,062,090.51) on the Closing Date. The European Term Loan Commitment with respect to the European Term Loan A shall reduce automatically by the amount prepaid or repaid in respect of such Term Loan (but solely by the amount of such prepayment or repayment allocable to a European Lender, for purposes of clause (a) of this definition).

“European Term Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“European Working Capital Credit Advance” has the meaning ascribed to it in Section 1.1(e).

“European Working Capital Disbursement Account” has the meaning ascribed to it in Section 1.l(i)(iii).

“European Working Capital Lender” means, as of any date of determination, each Lender, having an European Working Capital Loan Commitment.

“European Working Capital Loan Agent” means Nordea, in its capacity as European Working Capital Loan Agent for European Working Capital Lenders, or its successor, appointed pursuant to Section 8.2.

“European Working Capital Loan Commitment” means (a) as to any European Working Capital Lender, the aggregate commitment to make or continue its European Working Capital Credit Advances as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such European Working Capital Lender and (b) as to all European Working Capital Lenders, the aggregate commitment of all European Working Capital Lenders to make European Working Capital Advances, which aggregate commitment shall be FIVE MILLION DOLLARS ($5,000,000) (including the Equivalent Amount in Dollars of any amounts drawn or utilized in Alternative Currencies) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“European Working Capital Loan Outstandings” and “European Working Capital Loan” means, as of any date of determination, the aggregate principal amount of all European Working Capital Credit Advances in Dollars and of the Equivalent Amount of all European Working Capital Credit Advances in Alternative Currencies, in each case, outstanding on such date of determination.

“European Working Capital Maximum Amount” means, as of any date of determination, an amount equal to the European Working Capital Loan Commitment of all European Working Capital Lenders as of that date.

“European Working Capital Note” has the meaning ascribed to it in Section 1.1(e).

“Euros” means European Union Euros.

“Event of Default” has the meaning ascribed to it in Section 6.1.

“Excess Cash Flow” has the meaning ascribed to it in Schedule 2 to Exhibit 4.4(m).

“Excluded Subsidiaries” means each of Tempur Japan Yagen Kaisha, Tempur Singapore Pte Ltd. and Tempur South Africa Pty. Ltd. and each European Credit Party which has not fully guaranteed the Obligations of European Borrower and granted in favor of the European Security Agent a Lien on such European Credit Party’s assets to secure such Obligations.

“Existing Credit Agreement” has the meaning ascribed to it in the recitals to the Agreement.

“Existing Lenders” has the meaning ascribed to it in the recitals to the Agreement.

“Fagerdala Agreement” means the Administrative Services Agreement dated as of October 4, 2002, by and among Intermediate Holdco, Tempur Norge AS, Tempur UK, Ltd., Tempur Sverige AB, Tempur Suomi Oy, Tempur Singapore Pte. Ltd., Tempur Deutschland GmbH, Fagerdala Industri AB, Fagerdala Industri AIS, Fagerdala (UK) Ltd., Fagerdala World Foams AB, Fagerdala Tuotanto Oy, Fagerdala Singapore Pte. Ltd. and Fagerdala Deutschland GmbH.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not published for any day which is a Business Day, the average of quotations for the day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letters” means the GE Capital Fee Letter, the LBI Fee Letter and the Nordea Fee Letter.

“Fees” means any and all fees payable to any Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Ultimate Holdco, Borrowers and their Subsidiaries delivered in accordance with Section 4.4.

“Fiscal Month” means any of the monthly accounting periods of Ultimate Holdco.

“Fiscal Quarter” means any of the quarterly accounting periods of Ultimate Holdco, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Ultimate Holdco ending on December 31 of each year.

“Fixed Charges” has the meaning ascribed to it in Section 4.1 of Schedule 1 to Exhibit 4.4(m).

“Fixed Charges Coverage Ratio” has the meaning ascribed to it in Section 4.1 of Schedule 1 to Exhibit 4.4(m).

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Exchange Agreement” means a foreign currency exchange hedging product providing foreign currency exchange protection.

“Foreign Government Scheme or Arrangement” shall have the meaning ascribed to it in Section 5.14(c).

“Foreign Plan” shall have the meaning ascribed to it in Section 5.14(c).

“Funded Debt” means, as of any date of determination, with respect to any Person, without duplication, the principal amount of all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations (including Letter of Credit Obligations) and, without duplication, Contingent Obligations consisting of guaranties of Funded Debt of other Persons, net of any (i) unrestricted cash-on-hand then owned by one or more Credit Parties, (ii) unrestricted Cash Equivalents then owned by one or more Credit Parties, and (iii) the aggregate principal amount of the IRBs then owned by one or more Credit Parties, in each case on such date of determination. For purposes of calculating compliance with Section 4.3 for any twelve-month period, “Funded Debt” shall include Contingent Obligations arising under consumer finance or factoring arrangements permitted under Section 3.4(j), if the aggregate amount charged back, deemed uncollectible, or arising out of any other recourse exercised by the provider of such consumer finance or factoring arrangements during such twelve-month period exceeds $250,000 (excluding any discount applied to any sale of Accounts or any payments from reserves established by such provider at the time of creation of or sale of Accounts under such consumer finance or factoring arrangements).

“Funding Date” has the meaning ascribed to it in Section 7.2.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GE Capital” has the meaning ascribed to it in the preamble to the Agreement.

“GE Capital Fee Letter” has the meaning ascribed to it in Section 1.3(a).

“GE ELF” has the meaning ascribed to it in the preamble to the Agreement.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“General Terms” means Nordea’s from time to time current general terms and conditions applying to corporate customers.

“German Property” has the meaning ascribed to it in Section 3.17.

“Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranties” means the US Guaranty and the guaranty agreements, guaranty and indemnity deeds, and other similar agreements delivered on or prior to the Closing Date and listed on Schedule 2 of Annex C hereof, guaranteeing or providing an indemnity for some or all of the Obligations and any other agreement delivered after the Closing Date (including by way of supplement, joinder or amendment to any guaranty or indemnity agreement) by any Person providing an indemnity or guaranty of all or part of the Obligations, in each case as amended, supplemented or modified from time to time in accordance with its terms.

“Guarantors” means each US Credit Party and each the European Credit Parties which delivers a Guaranty described on Schedule 2 of Annex C hereof, and each other Person that delivers a Guaranty at any time hereafter.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material “ “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Holdco” has the meaning ascribed to in the preamble to the Agreement.

“Holdco License and Distribution Agreement” means that certain License and Distribution Agreement dated as of September 25, 2001 by and between DF and Holdco and that certain side letter dated September 25, 2001 by and between DF and Holdco.

“Holdco Merger” has the meaning ascribed to it in Section 3.23.

“HSBC” has the meaning ascribed to it in the preamble to the Agreement.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all net payment obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all net payment obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap (including Interest Rate Agreements), cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however, that all such Indebtedness which is limited in recourse to such property or assets shall be included in Indebtedness only to the extent of the lesser of the (i) the amount of such Indebtedness secured by such Lien or (ii) the fair market value of such property or asset, as the case may be, (i) “earnouts” and similar payment obligations, excluding bonus or other similar compensation payment obligations owed to employees or officers incurred in the ordinary course of business, and (j) the Obligations.

“Indemnitees” has the meaning ascribed to it in Section 9.1.

“Index Rate” means, for any day, a floating rate equal to the higher of (a) the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (b) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof denominated in Dollars bearing interest by reference to the Index Rate.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks, and all confidential information, trade secrets, secret processes, manufacturing process, formulas, know-how and other rights relating to the design, technology, manufacture and function of the Credit Parties’ products, including those relating to visco-elastic foam used in such products.

“Intercompany Markup” has the meaning ascribed to it in the definition of “Value.”

“Intercompany Obligations” has the meaning ascribed to it in Section 9.23.

“Interest Coverage Ratio” has the meaning ascribed to it in Section 4.2 of Schedule 1 to Exhibit 4.4(m).

“Interest Expense” has the meaning ascribed to it in Section 4.1 of Schedule 1 to Exhibit 4.4(m).

“Interest Hedge Agreements” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Payment Date” means (a) as to any Index Rate Loan or any N Bor Rate Loan, the first Business Day of each April, July, October and January to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; provided further that, in addition to the foregoing, each of (i) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (ii) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrowers against fluctuations in interest rates entered into between Borrowers and any Lender pursuant to Section 2.8.

“Intermediate Holdco” means Tempur World, Inc., a Delaware corporation.

“Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means (a) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of any Stock, or other ownership interest in, any other Person, and (b) any direct or indirect loan, advance or capital contribution by Borrowers or any of their Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Credit Party; (d) all commodity contracts of any Credit Party; and (e) all commodity accounts held by any Credit Party.

“IP License Agreements” means the European IP License Agreement and the US IP License Agreement.

“IRB” means an industrial revenue or development bond, note or similar instrument issued by an IRB Issuer, as long as the proceeds thereof are used to (i) fund the construction of the Albuquerque Plant and/or payments made to one or more US Credit Parties as consideration for the transfer of the Albuquerque Plant and related assets as a part of one or more IRB Transactions or (ii) refund or refinance one or more of such industrial revenue or development bonds, notes or similar instruments previously issued.

“IRB Issuer” means the City of Albuquerque, New Mexico, the County of Bernalillo, New Mexico or an industrial development agency (or similar entity).

“IRB Lease” has the meaning set forth in the definition of IRB Transactions.

“IRB Transactions” means one or more transactions pursuant to which one or more US Credit Parties transfers the Albuquerque Plant and related assets to one or more IRB Issuers and, pursuant to one or more capital leases (each, an “IRB Lease”), leases such transferred assets back from the applicable IRB Issuer, in each case pursuant to documentation reasonably acceptable to the Administrative Agent.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“LBI” means Lehman Brothers Inc., a Delaware corporation.

“LBI Fee Letter” has the meaning ascribed to it in Section 1.3(a).

“LCPI” has the meaning ascribed to it in the preamble to the Agreement.

“L/C Issuer” a European L/C Issuer or a US L/C Issuer, as the context may require.

“L/C Sublimit” means the European L/C Sublimit or the US L/C Sublimit, as the context may require.

“Lenders” means the Lenders named on the signature pages of the Agreement (and all other Persons which become a Lender hereto), and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

“Letter of Credit Obligations” means either the US Letter of Credit Obligations or the European Letter of Credit Obligations, as the context may require.

“Letters of Credit” means either the US Letters of Credit or the European Letters of Credit, as the context may require.

“Letter of Credit Fees” means either the US Letter of Credit Fees and/or the European Letter of Credit Fees, as the context may require.

“Letter-of-Credit Rights” means letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“Leverage Ratio” has the meaning ascribed to it in Section 4.3 of Schedule 1 to Exhibit 4.4(m).

“LIBOR Breakage Fee” means an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, lost opportunity costs in connection with the re-employment of such funds) that any Lender may sustain as a result of (a) any default by any Borrower in making any borrowing of, Conversion into or continuation of any LIBOR Loan following Appropriate Borrower Representative’s delivery to Appropriate Agent of any LIBOR Loan request in respect thereof or (b) any payment of an LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise). For purposes of calculating amounts payable to a Lender under Section 1.3(e), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(e).

“LIBOR Business Day” means (a) with respect to the US Revolving Loan and the US Term Loans, a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions, and (b) with respect to the European Revolving Loan and the European Term Loan A, a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means any Revolving Credit Advance or Term Loan or any portion thereof denominated in Dollars or an Alternative Currency bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on an LIBOR Business Day selected by Appropriate Borrower Representative pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Appropriate Borrower Representative’s irrevocable notice to Appropriate Agent as set forth in Section 1.2(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not an LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) Appropriate Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during an LIBOR Period for such Loan;

(e) Borrower Representatives shall select LIBOR Periods so that there shall be no more than eight (8) separate LIBOR Loans in existence at any one time; and

(f) no LIBOR Period may be selected for any portion of any Term Loans if a Scheduled Installment for such Term Loan is payable during such LIBOR Period and the portion of such Term Loan which constitutes an Index Rate Loan does not equal or exceed the amount of such Scheduled Installment.

“LIBOR Rate” means, for each LIBOR Period, a rate of interest determined by the Appropriate Agent equal to: (a) in the case of Dollars or any Alternative Currency either (i) the rate per annum for deposits in such currency that appears on page 3750 or other appropriate page of the Telerate Plus Service (or any other page that may replace any such page on such service or is applicable to any other currency, in the judgment of Appropriate Agent), or (ii) if a rate cannot be determined pursuant to clause (i) above, a rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in such currency are available to three prime banks in the interbank market, as selected by the Appropriate Agent, at 11:00 A.M. (London time), two (2) Business Days before the first day of such Interest Period and for a period equal to such Interest Period, in the case of U.S. Loans advanced directly or indirectly by the U.S. Lenders, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System. If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Appropriate Agent.

“License” means any Copyright License, Patent License, Trademark License or other license of Intellectual Property rights or interests now held or hereafter acquired by any Credit Party.

“Licensed Products” shall have the meaning ascribed to it in the IP License Agreements.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 4.4(k).

“Loan Account” has the meaning ascribed to it in Section 1.7.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Fee Letters and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to and for the benefit or in favor of, any Agent or any Lenders (other than the Subordinated Notes Documents) and including all other instruments, documents and agreements now or hereafter executed by or on behalf of any Credit Party, and delivered to any Agent or any Lender in connection with the Loans or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means (a) the Revolving Loan, the European Working Capital Loan, the Swing Line Loan and the Term Loans, (b) as to any Lender, its Pro Rata Share of the Revolving Loan, the European Working Capital Loan, the Swing Line Loan and the Term Loans.

“Local Time” means, (a) with respect to matters relating to the US Revolving Loan facility and/or the US Term Loans, New York time, (b) with respect to matters relating to the European Revolving Loan Facility, the European Working Capital Loan facility and/or the European Term Loan A, London time.

“Mandatory Cost” means the percentage ratio per annum calculated by the European Funding Agent in accordance with Annex H.

“Master Documentary Agreement” means the Escrow Amended and Restated Master Agreement for Documentary Letters of Credit dated as of August 15, 2003 among TPI, as Applicant, and GE Capital.

“Master Standby Agreement” means the Escrow Amended and Restated Master Agreement for Standby Letters of Credit dated as of August 15, 2003 among TPI, as Applicant, and GE Capital.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial or other condition of any of the US Credit Parties, the European Credit Parties or the Credit Parties, in each case, considered as a whole, (b) any Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or any Authorized Agent’s Liens on the Collateral or the priority of such Liens, or (d) any Authorized Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 1.2(f).

“Merger” means the merger of Merger Co. with and into Intermediate Holdco pursuant to the Merger Agreement, the payments to the shareholders of Intermediate Holdco pursuant to the Merger Agreement and the other transactions contemplated thereby.

“Merger Agreement” means that certain Agreement and Plan of Merger dated October 4, 2002, by and among Fagerdala Holding B.V., Fagerdala Industri A.B., Chesterfield

Properties Limited, Viking Investments S.a.r.l., Robert B. Trussell, Jr., David Fogg, Jeffrey P. Heath, Thomas Bryant, Ultimate Holdco, Merger Co. and Intermediate Holdco.

“Merger Co.” means TWI Acquisition Corp., a Delaware corporation.

“Mezzanine Debt” means the Indebtedness in an aggregate principal amount of $50,000,000, and all interest and prepayment premiums thereon evidenced by the Senior Subordinated Loan Agreement dated as of November 1, 2002, by and among the lenders, Ultimate Holdco, Intermediate Holdco, Holdco, Spanish Holdco, TPUSA and DF, any guaranties of the subordinated notes issued thereunder made by any Credit Party, and such other agreements, instruments, documents and certificates executed in connection with any of the foregoing.

“Moody’s” means Moody’s Investor’s Services, Inc.

“Mortgaged Properties” has the meaning ascribed to it in paragraph Q of Annex C.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to the Administrative Agent (or with respect to real property of any European Credit Party, the European Security Agent) on behalf of itself and Lenders with respect to the Mortgaged Properties or any other Real Estate, all in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“N Bor Rate” means, for any date, a rate of interest determined by the European Working Capital Loan Agent equal to the overnight rate per annum for deposits equal to funding and deposits in short-term money markets that appears on Unitel.

“N Bor Loan” means any European Working Capital Credit Advance or any portion thereof denominated in Dollars or an Alternative Currency bearing interest by reference to the N Bor Rate.

“Net Proceeds” means (a) cash proceeds received by Ultimate Holdco or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such Asset Disposition (including taxes attributable to such sale, lease or transfer and any commissions and other customary transaction fees, costs and expenses) and any cash proceeds of business interruption insurance, (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed of, and (iii) any amounts required to be held in escrow until such amounts are released from escrow, whereupon such amounts shall be considered Net Proceeds, and (b) cash proceeds attributable to any working capital, earnings, balance sheet or similar adjustment or return of any escrowed amount (excluding any indemnity or other payments received by any Credit Party pursuant to the Merger Agreement).

“Non-Competition Agreements” means, collectively, each of the confidentiality and noncompetition agreements of Dag Landvik, Mikael Magnusson, Ken Mitchell, Rick Peak, Paul Key, Knud Erik Hansen, Lars Hansen and Lars Mànsson, in form and substance satisfactory to Agents.

“Non-Consenting Lender” has the meaning ascribed to it in Section 9.19(c).

“Non-Funding Lender” has the meaning ascribed to it in Section 8.5(a)(ii).

“Notes” means, collectively, the US Revolving Notes, the Swing Line Note, the European Revolving Notes, the European Working Capital Notes, the US Term Notes and the European Term Notes.

“Nordea” means Nordea Bank Danmark A/S (formerly known as Nordea Unibank A/S (Unibank AIS)).

“Nordea Fee Letter” has the meaning ascribed to it in Section 1.3(a).

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.2(e).

“Notice of European Revolving Credit Advance” has the meaning ascribed to it in Section 1.l(b)(ii).

“Notice of European Working Capital Credit Advance” has the meaning ascribed to it in Section 1.l(e).

“Notice of US Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(b)(i).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including obligations pursuant to Interest Rate Agreements and Letter of Credit Obligations, owing by any Credit Party to any Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

“Officer Loans” means those certain loans made by Ultimate Holdco to each of Robert B. Trussell, Jr., David C. Fogg and H. Thomas Bryant (collectively, the “Officers”) in the aggregate amount of $76,982.79, in return for those certain Stockholder Notes dated November 1, 2002, executed by the Officers in favor of Ultimate Holdco, as required by Section 2.1(c) of the Contribution Agreement.

“Original Closing Date” means September 25, 2001.

“Other Lender” has the meaning ascribed to it in Section 8.5(d).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Authorized Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations in part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA excluding, however, any Multiemployer Plan.

“Permitted Acquisitions” has the meaning ascribed to it in Section 3.6.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been rendered in conformity with GAAP; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing past due liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 6.1; (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of any Authorized Agent, on behalf of

Lenders; (j) Liens existing on the date hereof and renewals and extensions thereof which Liens are set forth on Schedule 3.2; (k) arising from precautionary UCC-1 financing statement filings regarding leases entered into by any Credit Party in the ordinary course of business or otherwise expressly permitted hereunder; (l) Liens securing Indebtedness permitted by clause (c) of Section 3.1; provided that the Liens attach only to the assets financed by such Indebtedness, and (m) Liens expressly permitted under clauses (ii), (iii) and (iv) of Section 3.2(a).

“Permitted Holder Affiliates” means Persons directly or indirectly controlled by or under direct or indirect common control with a Permitted Holder. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Permitted Holders” means TA IX L.P., TA/Atlantic and Pacific IV L.P., Friedman Fleischer & Lowe Capital Partners, LP, FFL Executive Partners, LP, TA Strategic Partners Fund B, L.P., TA Strategic Partners Fund A, L.P., TA/Advent VIII L.P., TA Investors LLC, TA Subordinated Debt Fund, LP.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party, excluding, however, any Multiemployer Plan.

“Pledge Agreements” means the US Pledge Agreement, any pledge or similar agreement delivered on or before the Closing Date listed on Schedule 2 of Annex C hereto, granting a Lien on Stock in favor of the Administrative Agent and the European Security Agent, and any other agreement delivered after the Closing Date (including by way of supplement to any pledge agreement) by any Person granting a Lien on any Stock owned by such Person, in each case as amended, supplemented or modified from time to time in accordance with its terms.

“Pledgors” means each of the US Credit Parties which is a pledgor under the US Pledge Agreement and each of the Persons which delivers a Pledge Agreement listed on Schedule 2 of Annex C hereof, and each other Person that at any time hereafter pledges any of its assets (including Stock of any of its Subsidiaries) to secure the Obligations or any part thereof.

“Preferred Stock” means the Series A Convertible Preferred Stock with a par value of $0.01 per share of Ultimate Holdco.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Pro Forma” means the unaudited consolidated and consolidating balance sheet of Ultimate Holdco prepared in accordance with GAAP as of the Closing Date. The Pro Forma is annexed hereto as Annex D.

“Pro Rata Share” means with respect to all matters relating to any Lender, (a) with respect to the US Revolving Loan, the percentage obtained by dividing (i) the US Revolving Loan Commitment of that Lender by (ii) the aggregate US Revolving Loan Commitments of all US Revolving Lenders, (b) with respect to the European Revolving Loan, the percentage obtained by dividing (i) the European Revolving Loan Commitment of that Lender by (ii) the aggregate European Revolving Loan Commitments of all European Revolving Lenders, (c) with respect to the European Working Capital Loan, the percentage obtained by dividing (i) the European Working Capital Loan Commitments of that European Working Capital Lender by (ii) the aggregate European Working Capital Loan Commitments of all European Working Capital Lenders, (d) with respect to the US Term Loan A, the percentage obtained by dividing (i) the US Term Loan A Commitment of that Lender by (ii) the aggregate US Term Loan A Commitments of all Lenders, (e) with respect to the US Term Loan B, the percentage obtained by dividing (i) the US Term Loan B Commitment of that Lender by (ii) the aggregate US Term Loan B Commitments of all Lenders, (f) with respect to the European Term Loan A, the percentage obtained by dividing (i) the European Term Loan Commitment of that Lender by (ii) the aggregate European Term Loan Commitments of all Lenders, in each case in (a) through (f), as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, and (g) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) aggregate Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1; provided that with respect to the US Revolving Loan, the European Revolving Loan, the European Working Capital Loan, the US Term Loans, the European Term Loan A or all Loans, on and after the Commitment Termination Date, the percentage referenced above shall be obtained by dividing (A) the aggregate outstanding principal balance of the applicable Loan or all Loans held by that Lender, by (B) the outstanding principal balance of the applicable Loan or all Loans held by all Lenders.

“Projections” means Ultimate Holdco’s forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d)

capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis (other than those delivered on or before the Closing Date), if applicable, and otherwise consistent with the historical Financial Statements of Ultimate Holdco, together with appropriate supporting details and a statement of underlying assumptions, and based upon estimates and assumptions stated therein, all of which the Credit Parties believe, as of the date provided, to be reasonable and fair in light of current conditions and current facts known to the Credit Parties and, as of the date provided, reflect the Credit Parties good faith and reasonable estimates of the future financial performance of the Credit Parties and of the other information projected therein for the periods set forth therein.

“Proposed Change” has the meaning ascribed to it in Section 9.19(c).

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of “BBB” or higher from S&P and a rating of “Baa2” or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Administrative Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender immediately prior to the proposed assignment) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Public Offering” has the meaning ascribed thereto in the Ultimate Holdco Charter.

“Real Estate” has the meaning ascribed to it in Section 5.12.

“Reallocation Date” has the meaning ascribed to it in Section 6.6.

“Reallocation Exchange” means the participations purchased by the Lenders pursuant to Section 6.6.

“Reallocation Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Obligations owed to such Lender immediately prior to the date that any Bankruptcy Event or any acceleration of all or part of the Obligations in accordance with Section 6.2 occurs, and (b) the denominator shall be the aggregate Obligations owed to all of the Lenders immediately prior to such date. For purposes of computing each Lender’s Reallocation Percentage, all Obligations which are denominated in an

Alternative Currency shall be the Equivalent Amount thereof in Dollars, determined as of the date such Bankruptcy Event occurs.

“Recapitalization Dividend” means a dividend funded on the Closing Date or within 30 days thereafter not to exceed $165 million to be paid by Ultimate Holdco to its stockholders and warrantholders.

“Refinancing Premium” means, in connection with any prepayment or repayment of all or any portion of the Loans as a result of the receipt of proceeds of one or more IRB Transactions or with the proceeds of one or more debt financings, an amount equal to 1.00% of the outstanding principal amount of the Loans being prepaid or repaid.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(d)(iii).

“Related Fund” with respect to any Lender, any fund that (a) invests in commercial loans and (b) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

“Related Transactions” means the borrowing of Loans hereunder, the Recapitalization Dividend, the repayment of the Mezzanine Debt, the issuance of the Subordinated Noted, payment of all Fees, costs and expenses associated with all of the foregoing and the execution and delivery of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents, the Subordinated Notes Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” has the meaning ascribed to it in Section 9.19(a)(i).

“Requisite Lenders” means Lenders having (a) more than 51% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 51% of the aggregate outstanding amount of the Loans.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium; if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party and other than loans to employees permitted under Section 3.1; and (g) any payment of out-of-pocket expenses by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or applicable state insurance laws and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” means either a US Revolving Credit Advance or a European Revolving Credit Advance, as the context may require.

“Revolving Lenders” means, as of any date of determination, the US Revolving Lenders and the European Revolving Lenders.

“Revolving Loans” means, collectively, the US Revolving Loan and the European Revolving Loan.

“Revolving Loan Commitment” means either the US Revolving Loan Commitment and/or the European Revolving Loan Commitment, as the context may require.

“Revolving Notes” means the US Revolving Notes and/or the European Revolving Loan Notes, as the context may require.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Scheduled Installments” has the meaning ascribed to it in Section 1.1(a)(ii).

“Senior Obligations” has the meaning ascribed to it in Section 9.23(a).

“Settlement Date” has the meaning ascribed to it in Section 8.5(a)(ii).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities,

including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Spanish Holdco” has the meaning ascribed to it in the preamble to this Agreement.

“Specified Credit Parties” means, collectively, each of Tempur South Africa Pty. Ltd., Kruse Polstermöbel System GmbH, Kruse Innovation & Design GmbH, Tempur Singapore Pte Ltd., Tempur Suomi Oy, Tempur Norge AS and Tempur Danmark A/S.

“Spot Rate” for a currency means the rate quoted by the Administrative Agent (or with respect to matters relating to the European Revolving Loan, the European Funding Agent and with respect to matters relating to the European Working Capital Loan, the European Working Capital Loan Agent) as the spot rate for the purchase by such Agent of such currency with the specified other currency through its foreign exchange office at approximately 11:00 a.m. Local Time on the date three Business Days prior to the date as of which the foreign exchange computation is made.

“Statement” has the meaning ascribed to it in Section 4.4(b).

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3al1-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stock Option Plan” means the employee stock option plan of Ultimate Holdco as in effect on the Closing Date providing for the issuance of options to purchase up to 10%, in the aggregate and on a fully diluted basis of Ultimate Holdco’s common Stock by its officers, directors and employees.

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Stockholders Agreement” means the Stockholders Agreement dated as of November 1, 2002, among Ultimate Holdco, the Permitted Holders and certain of the other Stockholders of Ultimate Holdco.

“Sub-License and Distribution Agreements” means that certain Sublicense and Distribution Agreement (TPUSA) dated as of September 25, 2001, by and among Intermediate Holdco, Holdco, TPUSA and DF, and that certain Sublicense of License and Distribution Agreement (TPI) dated as of September 25, 2001, by and among Intermediate Holdco, Holdco, TPI and DF.

“Subordinated Debt” means the Indebtedness evidenced by the Subordinated Note Documents and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Administrative Agent and Requisite Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subordinated Noteholders” means Persons from time to time holding the Subordinated Notes.

“Subordinated Notes” means unsecured notes issued on or before the Closing Date pursuant to the Subordinated Note Indenture not to exceed the aggregate original principal amount of $150,000,000 issued by TPI and TPUSA, as co-issuers, and guaranteed by the other US Credit Parties.

“Subordinated Notes Documents” means the Subordinated Notes, the Additional Subordinated Notes, the Subordinated Notes Indenture, any guaranties of the Subordinated Notes or the Additional Subordinated Notes, made by any Credit Party, and such other agreements, instruments, documents and certificates executed in connection with any of the foregoing, in each case, other than the Additional Subordinated Notes, dated as of August 15, 2003.

“Subordinated Notes Indenture” means that certain Indenture dated as of August 15, 2003, by and among the Wells Fargo Bank Minnesota, National Association, as trustee, Ultimate Holdco, Intermediate Holdco, Holdco, TPI and TPUSA.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an aggregate interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person or any Subsidiary of such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(d)(i).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(d)(i).

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex B to the Agreement, which commitment constitutes a subfacility of the US Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means at any time, the aggregate amount of Swing Line Advances outstanding to US Borrowers.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(d)(ii).

“Target” has the meaning ascribed to it in Section 3.6.

“Termination Date” means the date on which (a) the Loans have been repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (other than contingent indemnification obligations to the extent no claim has been asserted), (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in Section 6.3, cancelled or backed by standby letters of credit acceptable to the Administrative Agent and L/C Issuers and (d) no Borrower shall have any further right to borrow any monies under the Agreement.

“Term Lenders” means the US Term Lenders and the European Term A Lenders.

“Term Loan Commitment” means, collectively, the US Term Loan Commitments and the European Term Loan Commitments.

“Term Loans” has the meaning ascribed to it in Section 1.1(a)(ii).

“Term Notes” means the US Term Notes or the European Term Notes, as the context may require.

“TIL” means Tempur International Limited, a company incorporated under the laws of England and Wales.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“TPI” has the meaning ascribed to it in the preamble to the Agreement.

“TPUSA” has the meaning ascribed to it in the preamble to the Agreement.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Trademark Security Agreement” means the Trademark Security Agreement made in favor of Authorized Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Transaction Expenses” means expenses arising in connection with the Existing Credit Agreement and the Related Transactions (as defined in the Existing Credit Agreement); provided that (a) such expenses arise from legal, consulting, underwriting and closing fees and expenses, (b) such expenses do not exceed $12,000,000, in the case of expenses arising in connection with the Related Transactions under the Existing Credit Agreement, (c) such expenses do not exceed $1,000,000, in the case of expenses arising in connection with any secondary Stock offering and (d) such expenses have been deducted from net income.

“TWHS” means Tempur World Holding Sweden AB, a company organized under the laws of Sweden.

“Ultimate Holdco” has the meaning ascribed thereto in the preamble to the Agreement.

“Ultimate Holdco Charter” means the Certificate of Incorporation of TWI Holdings, Inc. dated September 17, 2002, as amended by the certificate of Amendment to the Certificate of Incorporation of TWI Holdings, Inc. dated as of October 31, 2002.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“US” shall mean the United States of America.

“US Agent” shall mean GE Capital.

“US Borrower Representative” means TPI in its capacity as Borrower Representative with respect to the US Revolving Loan Outstandings and the US Term Loans pursuant to the provisions of Section 1.11.

“US Borrowers” has the meaning ascribed thereto in the preamble to the Agreement.

“US Credit Party” means Ultimate Holdco, Intermediate Holdco, Holdco, each US Borrower and their respective Domestic Subsidiaries.

“US Disbursement Account” has the meaning ascribed to it in Section l.1(h)(i).

“US Guaranty” means the Amended and Restated Guaranty of even date herewith executed by each US Credit Party in favor of Administrative Agent and Lenders.

“US Intellectual Property Security Agreement” means the Patent Security Agreement and the Trademark Security Agreement.

“US IP License Agreement” means that certain US Intellectual Property License Agreement dated as of September 25, 2001 by and among US Credit Parties and Administrative Agent.

“US L/C Issuer” means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Administrative Agent in its sole discretion, in such Person’s capacity as an issuer of US Letters of Credit hereunder.

“US L/C Sublimit” has the meaning ascribed to it in Section 1.1(f)(i).

“US Lenders” means US Revolving Lenders and US Term Lenders.

“US Letter of Credit Obligations” means all outstanding obligations incurred by Administrative Agent and US Lenders at the request of US Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or continuance of US Letters of Credit by Administrative Agent or another US L/C Issuer or the purchase of a participation as set forth in Section 1.1(f) with respect to any US Letter of Credit. The amount of such US Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Administrative Agent or US Lenders thereupon or pursuant thereto.

“US Letters of Credit” means documentary or standby letters of credit issued or continued for the account of any US Borrower by any US L/C Issuer, or bank guaranties by any US L/C Issuer executed for the benefit of any US Borrower, and bankers’ acceptances issued by any US Borrower, for which Administrative Agent and US Lenders have incurred US Letter of Credit Obligations.

“US Letter of Credit Fee” has the meaning ascribed to it in Section 1.3(c)(i).

“US Maximum Amount” means, as of any date of determination, an amount equal to the US Revolving Loan Commitment of all US Revolving Lenders as of that date.

“US Pledge Agreement” means the Amended and Restated Pledge Agreement of even date herewith executed by the US Credit Parties in favor of the Administrative Agent pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

“US Revolving Credit Advance” has the meaning ascribed to it in Section 1.l(b)(i).

“US Revolving Lenders” means, as of any date of determination, Lenders having a US Revolving Loan Commitment.

“US Revolving Loan Commitment” means (a) as to any US Revolving Lender, the aggregate commitment of such US Revolving Lender to make or continue its Pro Rata Share of US Revolving Credit Advances or incur its Pro Rata Share of US Letter of Credit Obligations (including, in the ease of Swing Line Lender, its commitment to make Swing Line Advances as a portion of the US Revolving Loan Commitment) as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such US Revolving Lender and (b) as to all US Revolving Lenders, the aggregate commitment of all US Revolving Lenders to make US Revolving Credit Advances (including, in the case of a Swing Line Lender, Swing Line Advances) or incur US Letter of Credit Obligations, which aggregate commitment shall be TWENTY MILLION DOLLARS ($20,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“US Revolving Loan Outstandings” and “US Revolving Loan” means, as of any date of determination, the aggregate principal amount of all US Revolving Credit Advances and Swing Line Advances, plus the aggregate US Letter of Credit Obligations incurred on behalf of US Borrowers, in each case, outstanding on such date of determination. Unless the context otherwise requires, references to the outstanding principal balance of the US Revolving Loan shall include the outstanding balance of US Letter of Credit Obligations.

“US Revolving Note” has the meaning ascribed to it in Section 1.l(b)(i).

“US Security Agreement” means the Amended and Restated Security Agreement dated as of November 1, 2002 entered into by and among Administrative Agent and each Credit Party that is a signatory thereto.

“US Term A Lender” means those Lenders having US Term Loan A Commitments.

“US Term B Lender” means those Lenders having US Term Loan B Commitments.

“US Term Lenders” means the US Term A Lenders and the US Term B Lenders.

“US Term Loan A” has the meaning ascribed to it in Section 1.1(a)(i).

“US Term Loan B” has the meaning ascribed to it in Section 1.1(a)(i).

“US Term Loan” has the meaning ascribed to it in Section 1.1(a)(i).

“US Term Loan A Commitment” means (a) as to any US Term A Lender, the commitment of such US Term A Lender to make or continue its Pro Rata Share of the US Term Loan A as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such US Term A Lender, and (b) as to all US Term A Lenders, the aggregate commitment of all US Term Lenders to make or continue the US Term Loan A, which aggregate commitment shall be NINE MILLION FIVE HUNDRED SIXTY ONE THOUSAND SEVEN HUNDRED SEVENTY TWO DOLLARS AND THIRTY NINE CENTS ($9,561,772.39) on the Closing Date. The US Term Loan A Commitment with respect to the US Term Loan A shall reduce automatically by the amount prepaid or repaid in respect of such Term Loan A (but solely by the amount of such prepayment or repayment allocable to a US Lender, for purposes of clause (a) of this definition).

“US Term Loan B Commitment” means (a) as to any US Term B Lender, the commitment of such US Term B Lender to make its Pro Rata Share of the US Term Loan B as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such US Term B Lender, and (b) as to all US Term B Lenders, the aggregate commitment of all US Term Lenders to make or continue the US Term Loan B, which aggregate commitment shall be ONE HUNDRED THIRTY THREE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($133,650,000.00) on the Closing Date. The US Term Loan B Commitment with respect to the US Term Loan B shall reduce automatically by the amount prepaid or repaid in respect of such Term Loan B (but solely by the amount of such prepayment or repayment allocable to a US Lender, for purposes of clause (a) of this definition).

“US Term Loan Commitment” means the US Term Loan A Commitment and the US Term Loan B Commitment.

“US Term Note” has the meaning ascribed to it in Section 1.1 (a)(ii).

“US Term Note A” has the meaning ascribed to it in Section 1.1(a)(ii).

“US Term Note B” has the meaning ascribed to it in Section 1.1(a)(ii).

“Welfare Plan” means a Plan described in Section 3(l) of ERISA.

“Value” means, with respect to any Inventory, the lower of cost (determined on a first-in, first-out basis) or market; provided, however, in no event shall Value consist of any markup or profit (“Intercompany Markup”) to any Affiliate of such Credit Party included in the purchase price of any Inventory purchased from such Affiliate.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the

Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof’ and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.